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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
LASER RECORDING SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock
	(2)	Aggregate number of securities to which transaction applies: 76,000,000
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$0.43 (based on the average high and low prices as reported on the OTCBB on February 11, 2004).

	(4)	Proposed maximum aggregate value of transaction: $32,680,000
	(5)	Total fee paid: $4,140.55
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

LASER RECORDING SYSTEMS, INC.
1395 New York Avenue
Huntington Station, New York 11746

Notice of Special Meeting of Shareholders
To Be Held on June 10, 2004

To the Shareholders of
Laser Recording Systems, Inc.

        Notice is hereby given that a special meeting of shareholders of Laser Recording Systems, Inc. will be held on June 10, 2004, at 10:00 a.m. Eastern Time, at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, 23rd Floor, New York, New York, for the following purposes:

  1.
  To consider and vote upon a proposal to approve the Share Exchange Agreement dated as of May 20, 2003 and amended on November 30, 2003 and further amended on March 31, 2004, by and among Laser Recording Systems, Inc. ("Laser") and SCL Ventures, Ltd. ("SCL"), and certain shareholders of Laser and SCL (the "Exchange Agreement").

  2.
  To amend our certificate of incorporation to change our name to Weida Communications, Inc.

  3.
  To elect three directors to the Board of Directors, to serve until the next annual meeting of shareholders.

  4.
  To appoint Deloitte Touche Tohmatsu as our independent public accountants for the fiscal year ending June 30, 2004 (Laser intends to change its fiscal year-end to June 30 upon the consummation of the exchange).

  5.
  To transact other business as may properly be presented at the special meeting or any adjournments of the meeting.

        Laser will not complete the exchange unless its shareholders approve all of the above proposals. In this regard, Laser shareholders owning approximately 67% of Laser's outstanding common stock have agreed to vote for these proposals, which is greater than the vote necessary for their approval. Laser shareholders who dissent from the exchange have appraisal rights under certain circumstances in connection with the exchange.

        Even if the share exchange is consummated, there are substantial closing conditions that must be met prior to consummating the Master Agreement with Weida Communications Technology Company Limited and converting Weida into the Weida EJV in which SCL, and thus Laser, will own and control an equity interest, as described elsewhere in this proxy statement. These conditions, which must be satisfied before SCL or Laser can acquire an interest in the Weida EJV, include:

  (1)
  SCL (or Laser) obtaining the additional financing required to fund the remaining $15 million cash portion of the purchase price payable to the Weida shareholders (which will be due within 30 days of satisfaction or waiver of the other conditions to the transaction), which financing of SCL or Laser has not been obtained and is not assured;

  (2)
  SCL (or Laser) using best efforts to provide or arrange for working capital for the Weida EJV up to an aggregate amount of approximately $159.2 million;

  (3)
  the issuance of a business license for the Weida EJV showing SCL's equity ownership in the Weida EJV;

  (4)
  the Weida shareholders entering into appropriate employment agreements with Weida acceptable to SCL; and

  (5)
  satisfying all applicable local legal requirements for the transaction.

        Shareholders should note that SCL does not currently have and has not yet obtained the necessary funding to fulfill the $15 million cash payment obligation, although it has had discussions with various private sources of financing. There is no assurance that such financing can or will be obtained on terms acceptable to SCL or Laser, or at all. Therefore, it is possible that the acquisition of an interest in Weida may never be consummated, in which instance your interest in Laser common stock will have been substantially diluted and your shares are likely to have substantially lesser value than they currently have, or no value at all.

        Only shareholders of record at the close of business on May 12, 2004 (the "Record Date"), are entitled to vote at the meeting and any adjournments or postponements thereof. This notice and proxy statement are first being mailed to shareholders of record on or about May 14, 2004.

By Order of the Board of Directors,
Carl Lanzisera Chief Executive Officer

Huntington Station, New York
May 14, 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE AND THE SPECIAL MEETING	1
SUMMARY INFORMATION	5
The Companies	5
Laser Recording Systems, Inc.	5
SCL Ventures, Ltd.	5
The Proposed Exchange	5
What SCL shareholders will receive	6
The Special Meeting	6
Voting Arrangements; Lock Up Arrangements	8
Directors and senior management of the Combined Company following the exchange	9
Laser Board recommendations	9
Interests of current Laser officers and directors in the exchange that differ from your interests	9
Listing of common stock after exchange	9
Regulatory approval	10
Dissenters' Rights	10
The Exchange Agreement and Relevant Terms	11
Conditions to the exchange	11
Termination rights	12
Other Information	13
Summary Per Share Financial Data	13
Accounting treatment	14
Market price information	14
Material federal income tax considerations	14
Appraisal and dissenters' rights	14
SELECTED PRO FORMA FINANCIAL INFORMATION	15
THE PARTIES TO THE EXCHANGE	16
LASER RECORDING SYSTEMS, INC.	16
Business Overview	16
Historical Selected Financial Data of Laser	16
Management's Discussion and Analysis of Financial Condition and Results of Operations of Laser	16
Exchange Agreement	17
Legal Proceedings	17
Market for Laser's Common Stock and Related Shareholder Matters	17
SCL VENTURES LTD.	17
SCL's Business	17
Weida Business	18
Selected Financial Data of SCL	22
Management's Discussion and Analysis of Financial Condition and Results of Operations of SCL	22
Selected Financial Data of Weida	23
Management's Discussion and Analysis of Financial Condition and Results of Operations of Weida	24
The SCL Management Team	28
The Weida Management Team	28
SCL Agreement with Weida	30
Legal Proceedings	32
Market for SCL's Common Stock and Related Shareholder Matters	32
BACKGROUND AND REASONS FOR THE EXCHANGE	33
Background	33

i

Interests of Laser Affiliates in the Exchange that differ from your interests	34
Reasons for the Exchange; Recommendations of the Board	34
Matters concerning a beneficial holder of SCL Shares	36
RISK FACTORS ASSOCIATED WITH THE EXCHANGE	37
Financial Risks	37
Risks Relating to Operating in China	38
Risks Related to the Exchange	40
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS	43
Periods Covered	43
THE EXCHANGE AGREEMENT	47
Primary Terms of the Exchange Agreement	47
Other Provisions of the Exchange Agreement	47
Voting Arrangements	52
Lock-Up Arrangements	52
Standstill Arrangements	53
APPRAISAL AND DISSENTERS' RIGHTS	54
Laser Shareholders	54
Summary of Procedures	54
FEDERAL INCOME TAX CONSEQUENCES	56
Tax Consequences to the Laser Shareholders who do not Exercise Appraisal Rights	57
Tax Consequence to Laser Shareholders who Exercise Appraisal Rights	57
FEDERAL SECURITIES LAW CONSEQUENCES	57
OTHER PROPOSALS TO BE PRESENTED AT THE LASER SPECIAL MEETING	58
Proposal No. 2—Approval of a Change of Laser's Name to Weida Communications, Inc.	58
Vote Required	58
Proposal No. 3—Election of Directors to Serve Until the Next Annual Meeting of Shareholders	58
Information Concerning the Nominees	59
Meetings of the Board; Committees of the Board	59
Current Beneficial Ownership	59
Pro Forma Beneficial Ownership	60
Management	62
Performance Graph	63
Compliance with Section 16(a) of the Securities Exchange Act	63
Vote Required	63
Proposal No. 4—Appointment of Deloitte Touche Tohmatsu as Our Auditors for the Fiscal Year Ending June 30, 2004	63
Vote Required	63
AUDITOR INFORMATION	64
Independent Auditors	64
Audit Fees	64
All Other Fees	64
FINANCIAL INFORMATION	64
REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION	64
FORWARD-LOOKING STATEMENTS	65
SHAREHOLDER PROPOSALS	65
MISCELLANEOUS INFORMATION	65
FINANCIAL STATEMENTS	F-1
ANNEX A—SHARE EXCHANGE AGREEMENT	A-1
ANNEX B—ADDITIONAL FINANCIAL INFORMATION	B-1
ANNEX C—APPRAISAL AND DISSENTERS' RIGHTS	C-1
ANNEX D—MASTER AGREEMENT	D-1
ANNEX E—AMENDMENT TO CERTIFICATE OF INCORPORATION	E-1
FORM OF PROXY

ii

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE AND THE SPECIAL MEETING

        Below are brief answers to frequently asked questions concerning the exchange and the special meeting. These questions and answers do not, and are not intended to, address all the information that may be important to you. You should read the summary and the remainder of this proxy statement, including all annexes, carefully.

Q:    When and where is the shareholders' meeting?

  A:
  Laser's special meeting of shareholders will take place on June 10, 2004 at 10:00 a.m. Eastern Time, at the offices of SCL's U.S. counsel, Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, 23rd Floor, New York, New York.

Q:    What will happen at the Laser shareholders' meeting?

  A:
  At the Laser special shareholders' meeting, the Laser shareholders will vote on whether to approve the Exchange Agreement, the exchange and the other proposals. We cannot complete the exchange unless a majority of the Laser common shareholders vote to approve the Exchange Agreement and the exchange as well as the other proposals. Shareholders holding 6,676,593 shares (or approximately 67%) of Laser's outstanding shares of common stock as of the Record Date have executed the Exchange Agreement, which requires them to vote their shares of Laser common stock in favor of the Exchange Agreement and the other proposals. The votes represented by these shares are sufficient to approve the proposed transactions.

Q:    What will happen in the exchange?

  A:
  In the exchange, SCL will survive as a wholly owned subsidiary of Laser. SCL common shareholders will become shareholders of Laser and will own approximately 95% of the shares of Laser common stock that are outstanding after the exchange, or approximately 79.2 million shares of the 83.3 million shares that will be outstanding immediately after the exchange. Current Laser shareholders will own 3% of Laser's common stock after the exchange and finders and consultants to SCL will own 2%. Laser shareholders should also note that under SCL's agreement with Guangzhou Weida Communications Co., Ltd (a/k/a Weida Communications Technology Company Limited), a communications service company organized under the laws of the Peoples Republic of China ("Weida"), Laser will be required to issue after the exchange 16,296,296 shares of its common stock, representing 16.92% of its common stock after such issuance, subject to Weida achieving certain financial performance goals, as partial payment of the purchase price for Weida.

Q:    Will completion of the share exchange result in Laser acquiring an interest in Weida?

  A:
  No, not necessarily. Even if and when the share exchange is consummated, there are substantial closing conditions that must be met prior to consummating the Master Agreement with Weida and converting Weida into the Weida EJV in which SCL, and thus Laser, will own and control an equity interest, as described elsewhere in this proxy statement. These conditions, which must be satisfied before SCL or Laser can acquire an interest in the Weida EJV, include:

  (1)
  SCL (or Laser) obtaining the additional financing required to fund the remaining $15 million cash portion of the purchase price payable to the Weida shareholders, which financing of SCL or Laser has not been obtained and is not assured;

  (2)
  SCL (or Laser) using best efforts to provide or arrange for working capital for the Weida EJV up to an aggregate amount of approximately $159.2 million;

  (3)
  the issuance of a business license for the Weida EJV showing SCL's equity ownership in the Weida EJV;

    (4)
    the Weida shareholders entering into appropriate employment agreements with Weida acceptable to SCL; and

    (5)
    satisfying all applicable local legal requirements for the transaction.

    The $15 million cash payment will be due within 30 days of satisfaction or waiver of the other conditions to the transaction. SCL does not currently have and has not yet obtained the necessary funding to fulfill the $15 million cash payment obligation, although it has had discussions with various private sources of financing. There is no assurance that such financing can or will be obtained on terms acceptable to SCL or Laser, or at all. Therefore, it is possible that the acquisition of an interest in Weida may never be consummated, in which instance your interest in Laser common stock will have been substantially diluted and your shares are likely to have substantially lesser value than they currently have, or no value at all.

Q:    Why is Laser proposing the exchange?

  A:
  The board of directors of Laser believes that the exchange will provide Laser shareholders with the possibility of increased value through ownership of an operating company. The board of directors also believes that after the acquisition of SCL, it will also have greater access to capital than currently exists, and this greater access to capital will enhance shareholder value. The primary business activity of Laser after the exchange will be to engage in the telecommunications business in China through SCL. For a discussion of the factors considered by the Board, see "Background and Reasons for the Exchange" beginning on page 33 of this proxy statement.

Q:    After the exchange, what will the surviving entities be called and where will they be headquartered?

  A:
  After the exchange, Laser will be called Weida Communications, Inc. SCL will continue to be called SCL Ventures, Ltd., and will be a wholly owned subsidiary of Laser. The headquarters of Laser will be relocated to Fort Lauderdale, Florida. As all business of SCL is conducted outside of the United States, Laser intends in the future to reincorporate outside the United States. However, no such proposal is being submitted for shareholder approval at this time. Laser also intends to change its fiscal year-end to June 30 upon the consummation of the exchange.

Q:    What will happen to SCL shares in the exchange?

  A:
  Under the Exchange Agreement, each share of SCL common stock outstanding immediately before the effective time of the exchange will be converted into one share of Laser common stock after giving effect to Laser's previously authorized one-for-four reverse stock split. The shares of SCL common stock to be received by Laser in the exchange, and the shares of Laser common stock to be received by the shareholders of SCL in the exchange, will not be registered under the Securities Act of 1933 or applicable blue sky laws and may not be offered, resold, pledged, hypothecated or otherwise transferred unless registered under the Securities Act of 1933 and applicable blue sky laws, or exempt from such registration.

Q:    How were the relative post-exchange ownership percentages determined?

  A:
  The Board of Directors of Laser did not rely on any specific quantitative factors in assigning the relative post-exchange ownership percentages. Instead, the Board took into account the factors set forth in the discussion of "Background and Reasons for the Exchange" on page 33 of this proxy statement in assigning relative ownership percentages, without giving specific quantitative weight to any one or more of the factors.

Q:    What will happen to shares of Laser common stock in the exchange?

  A:
  As previously noted, in connection with the exchange, Laser is required to implement a previously approved reverse stock split so that for every four shares of common stock of Laser owned prior to the exchange, you will receive one share of Laser common stock. As all business of SCL is conducted outside of the United States, Laser intends in the future to reincorporate outside the United States. In the event of such reincorporation, you will receive an equity interest in such reincorporated non-U.S. entity in exchange for your shares of Laser common stock. However, no such proposal is being submitted for shareholder approval at this time.

Q:    Are there risks associated with the exchange that I should consider in deciding how to vote?

  A:
  Yes. There are risks associated with all business combinations, including this exchange. In particular, you should be aware that the conversion ratio determining the number of Laser shares that SCL shareholders will receive is fixed and will not change as the market price of shares of Laser common stock fluctuates in the period before the exchange. There are also a number of other risks that are discussed in this proxy statement, including the cash requirements to complete SCL's obligations in connection with the acquisition and operation of Weida. Please read with particular care the more detailed description of the risks associated with the exchange under "Risk Factors Associated with the Exchange" starting on page 37 of this proxy statement.

Q:    What do I need to do to vote?

  A:
  Mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. In order to assure that we obtain your vote, please follow the voting instructions on your proxy card even if you currently plan to attend the special meeting in person. The Laser Board of Directors recommends that Laser's shareholders vote

•
"FOR" the Exchange Agreement;

•
"FOR" the change in corporate name to Weida Communications, Inc.;

•
"FOR" the nominees to the Board of Directors; and

•
"FOR" the appointment of Deloitte Touche Tohmatsu as the Company's independent public accountants for the year ending June 30, 2004.

Q:    How do I vote if my shares are held in "street name"?

  A:
  Your broker will only be permitted to vote your shares if you provide instructions to your broker on how to vote. You should follow the procedures provided by your broker regarding the voting of your shares and be sure to provide your broker with instructions on how to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote against adopting Exchange Agreement, the exchange and the other proposals set forth in this proxy statement.

Q:    May I change my vote even after returning a proxy card?

  A:
  Yes. If you are a Laser shareholder and want to change your vote, you may do so at any time before the Laser special meeting by sending a proxy with a later date or a written revocation to Laser Recording Systems, Inc., North American Transfer Company, 147 West Merrick Road, Freeport, NY 11520, Attention: Secretary. Alternatively, you may revoke your proxy by voting in person at the Laser special meeting. If you have instructed your broker to vote your shares, you must follow the directions received from your broker to change those voting instructions.

Q:    What happens if I do not send in my proxy, if I do not instruct my broker to vote my shares or if I abstain from voting?

  A:
  If you do not send in your proxy or do not instruct your broker to vote your shares, or if you abstain from voting, it will have the same effect as if you voted against adoption of the Exchange Agreement, the exchange and the other proposals set forth in this proxy statement.

Q:    Should I send in my Laser stock certificates now?

  A:
  No. After the exchange is completed, we will send written instructions to Laser shareholders that explain how, if desired, to exchange your stock certificates for new certificates reflecting your reduced number of shares by reason of the previously approved reverse stock split. We will also send a letter of transmittal that must be executed by Laser shareholders in order to obtain new stock certificates. You are not required, however, to exchange your certificate since the transfer agent will be maintaining two shareholder lists and will reflect your reduced share ownership in its records independent of your submission of your old certificate for a new certificate. Please do not send in any stock certificates until you receive these written instructions and the letter of transmittal.

Q:    When do you expect to complete the exchange?

  A:
  We anticipate completing the exchange no later than July 31, 2004 unless otherwise extended by the parties, at which time it is anticipated that all of the conditions to the exchange will have been completed.

Q:    Do I have any rights if I am against the exchange?

  A:
  Yes. Under New Jersey law, Laser shareholders who do not vote in favor of the exchange are eligible for appraisal rights if they follow certain procedure as outlined in this proxy statement. In such event, they will be entitled to be paid the fair value in cash for their shares. Fair value is determined prior to completion of the exchange. Shareholders should be aware that in the event holders of more than 10% of Laser's outstanding common stock exercise appraisal rights, SCL will not be obligated to complete the exchange. For a further discussion of appraisal rights see "Appraisal and Dissenters' Rights" beginning on page 54 of this proxy statement. A copy of the New Jersey statutory appraisal rights is attached to this proxy statement as Annex C. Please read it carefully.

Q:    Where can I find more information about the Company?

  A:
  Laser files periodic reports and other information with the Securities and Exchange Commission, or the SEC. You may read and copy this information at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the Internet site maintained by the SEC at http://www.sec.gov. For a more detailed description of the information available about Laser, see "Reports Filed with the Securities and Exchange Commission" beginning on page 64 of this proxy statement.

Q:    Whom should I call if I have questions or want additional copies of documents?

  A:
  If you have any questions about the exchange or this proxy statement or you would like additional copies of this proxy statement or the proxy card, you should call North American Transfer Company at (516) 379-8501.

SUMMARY INFORMATION

        This summary, together with the preceding question and answer section, highlights important information discussed in greater detail elsewhere in this proxy statement. This summary may not contain all of the information that is important to you. To more fully understand the exchange and related transactions, and for a more detailed description of the legal terms, you should carefully read this entire proxy statement and all of its annexes, including the Exchange Agreement, as amended, which is attached as Annex A, before voting on the matters discussed herein.

        The term "Combined Company" generally refers to Laser, as it will exist following the exchange, together with SCL.

The Companies

Laser Recording Systems, Inc. 1395 New York Avenue Huntington Station, NY 11746 800-786-1352	Laser Recording Systems, Inc. is a New Jersey corporation that is not currently engaged in any significant business operations. Following the proposed exchange, Laser will be called Weida Communications, Inc. Laser's common stock trades on the OTCBB under the symbol "LRSY." We intend to apply to have the symbol changed to "WPRC" after completion of the exchange.
SCL Ventures, Ltd. 515 East Las Olas Boulevard Suite 1350 Fort Lauderdale, FL 33301 954-828-1911
SCL Ventures, Ltd., a British Virgin Islands corporation, was organized to acquire interests in telecommunications and related service entities in Asia and is currently in the process of acquiring control and an economic interest in Guangzhou Weida Communications Co., Ltd (a/k/a Weida Communications Technology Company Limited), a communications service company organized under the laws of the Peoples Republic of China ("Weida"), as more fully described on page 18 of this proxy statement.

The Proposed Exchange

        Laser is proposing the exchange of its common stock with SCL common stock. After the exchange, SCL will be a wholly owned subsidiary of Weida Communications, Inc., which will be the new name of Laser after the exchange. Weida Communications, Inc. will remain a publicly traded company. These transactions and the reasons for the exchange are discussed under the caption "Background and Reasons for the Exchange" beginning on page 33 of this proxy statement. Neither Laser nor SCL has obtained an opinion from an investment banking firm or other entity assessing the fairness of the exchange to its shareholders.

What SCL shareholders will receive
The number of shares of Laser common stock to be issued for each share of SCL common stock is fixed, with the ratio being one share of Laser common stock for each share of SCL common stock. Based on the number of shares of Laser common stock and SCL common stock outstanding after the exchange, SCL shareholders would receive approximately 79.2 million shares, or 95%, of the outstanding shares of Laser, and Laser shareholders will own 3%. Finders and consultants to SCL are expected to own 2% of the outstanding shares of Laser common stock after the exchange. This reduction in ownership of current Laser shareholders to 3% was contingent upon delivery of at least $6 million to SCL in equity investments prior to closing of the exchange. This condition has already been met.
The Special Meeting
Date, Time and Place. The special meeting will take place on June 10, 2004, at 10:00 a.m., Eastern Time, at the offices of SCL's U.S. counsel, Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, 23rd Floor, New York, New York.
The Proposals. At the special meeting, you will be asked to consider and vote upon each of the following:
• to approve the Exchange Agreement;
• to amend our certificate of incorporation to change our name to Weida Communications, Inc.;
• to elect 3 directors to the board of directors, to serve until the next annual meeting of shareholders; and
• to appoint Deloitte Touche Tohmatsu as our independent public accountants for the fiscal year ended June 30, 2004.
Record Date. The Record Date for determining the holders of shares of our capital stock entitled to notice of, and to vote at, the special meeting is May 12, 2004.

Voting Rights; Quorum. Each holder of Laser common stock will be entitled to one vote per share. At the close of business on the Record Date, the number of votes entitled to be cast at the special meeting was 10,000,000.

A quorum of shareholders is necessary to hold a valid meeting. The presence in person or by proxy at the special meeting of holders of a majority of the shares of Laser common stock entitled to vote at the special meeting is a quorum. Abstentions and broker "non-votes" count as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction has been given

Votes Required. (1) Approval of the exchange and the Exchange Agreement requires the affirmative vote of a majority of the votes cast at the meeting on this proposal. (2) Approval of the change of Laser's name to Weida Communications, Inc. requires the affirmative vote of a majority of the votes cast at the meeting on this proposal. (3) Election of three directors to serve until the next annual meeting of shareholders requires the affirmative vote of a plurality of the votes of the holders of shares present in person or by proxy at the meeting. (4) Approval of the appointment of Deloitte Touche Tohmatsu requires the affirmative vote of a majority of the votes cast at the meeting on this proposal.
Special Meeting Costs. SCL will bear the cost of preparing, assembling and mailing the Notice of Special Meeting of Shareholders, this proxy statement and proxies to Laser's shareholders.

Voting in Person If you plan to attend the special meeting and wish to vote in person, we will give you a ballot to vote at the special meeting. However, if you are a Laser shareholder and your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on the Record Date.

Other Business; Adjournments. We are not aware of any other business to be acted upon at the special meeting. If, however, other matters are properly brought before the special meeting, or any adjourned meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn such meeting. Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournments may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, whether or not a quorum exists, without further notice other than by an announcement made at the meeting. Laser does not currently intend to seek an adjournment of its special meeting.

Voting of Proxies; Revocability of Proxies. If you are a Laser shareholder entitled to vote at the special meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon a possible. Your shares will then be voted at the special meeting in accordance with your instructions. You may change your vote at any time before the special meeting by sending a proxy with a later date or a written revocation to Laser Recording Systems, Inc., North American Transfer Company, 147 West Merrick Road, Freeport, NY 11520, Attention: Secretary. Alternatively, you may revoke your proxy by voting in person at the special meeting.
Voting Arrangements; Lock Up Arrangements and Related Limited Preemptive Rights	Certain Laser shareholders, who together hold approximately 67% of our outstanding common stock prior to the exchange, have executed the Exchange Agreement and have agreed:
	•	to vote their shares of Laser common stock in favor of the exchange; and
	•	not to sell or otherwise transfer shares of Laser common stock held by them for a period of one year following the closing of the exchange (the "Lock Up"), except as follows:
		•	they may participate in any bona fide third party offer accepted by Mitchell Sepaniak for the purchase of Laser common stock on the same terms and conditions as Mitchell Sepaniak; and
		•	the Lock Up expires in the event that Laser enters into any transaction for the sale of common stock providing for a valuation of Laser of less than $10 million.

The Laser shareholders who are subject to the Lock Up will receive a limited preemptive right to maintain their percentage interest ownership in Laser, at the level that will exist immediately following the share exchange, but only with respect to any future issuances of Laser equity securities to affiliates of Laser at prices below the average closing sales price of Laser common stock for the thirty (30) days prior to any such issuance, and only if they are then subject to the Lock Up and those Laser shareholders' designees no longer comprise a majority of Laser's directors.
Directors and senior management of the Combined Company following the exchange
Carl Lanzisera, Carrie Niemiera and Harvey Kash are current directors of Laser. Carl Lanzisera is a nominee for director of the Combined Company. Carl Lanzisera and Carrie Niemiera are also current executive officers of Laser. Neither individual will serve as an executive officer of the Combined Company. Under the Exchange Agreement, the Board of Directors is required to consist of not less than three members, at least two of whom are nominated by the SCL shareholders who signed the Exchange Agreement. The initial nominees of the SCL shareholders who signed the Exchange Agreement for directors of the Combined Company are Mitchell Sepaniak and Tilmon Holloway.

The executive officers of the Combined Company will be Mitchell Sepaniak, as President, Chief Executive Officer and Chairman of the Board, and Joseph Zumwalt, as Secretary/Treasurer who currently serve in those functions for SCL.
Laser Board recommendations
The Laser Board of Directors has approved the exchange and believes that the Exchange Agreement and the exchange are in the best interests of Laser and its shareholders. Consequently, it recommends that Laser shareholders vote "FOR" the approval of the Exchange Agreement and the exchange.
Interests of current Laser officers and directors in the exchange that differ from your interests
No current officer or director of Laser has any interest in the exchange other than in his or her capacity as an officer, director or shareholder, except for Carl Lanzisera who has a consulting agreement with Laser as set forth in "Other Proposals to be Presented at the Laser Special Meeting" beginning on page 58 of this proxy statement.
Listing of common stock after exchange	The common stock of Laser is quoted on the OTCBB under the symbol "LRSY." We intend to apply to have the symbol changed to "WPRC" after completion of the exchange.

Regulatory approval
Neither Laser nor SCL is aware of any federal or state regulatory approval that must be obtained in connection with the exchange. The acquisition of Weida by SCL has received the approval of the Ministry of Information Industries of the Peoples Republic of China ("PRC"). Business licenses will need to be secured in the PRC for the operation of entities related to the acquisition and operation of Weida. That approval process may require modification in the acquisition plan for Weida, but any such required modifications should not change the overall investment plan for the acquisition by the Combined Company of control of, and an economic interest in, the operations of, Weida. See "Parties to the Exchange" beginning on page 16 of this proxy statement.
Dissenters' Rights
Under New Jersey law, Laser shareholders who object to the exchange are entitled to dissent and receive the fair value of their shares, if the exchange is completed and they follow certain procedures, including:
• voting against or abstaining from voting on the exchange and the Exchange Agreement;
•
filing with Laser, prior to the vote at the special meeting, written notice of dissent and intent to demand payment of the fair value of shares of Laser common stock owned by the shareholder on the Record Date; and
• following the notice and other procedures set forth in New Jersey law, which are summarized below.

Laser shareholders who dissent from the exchange and the Exchange Agreement, and perfect their appraisal rights to receive payment of the fair value of their shares in compliance with New Jersey law, are referred to in this proxy statement as "dissenting shareholders." You may lose or withdraw your dissenter's rights if you do not carefully follow the procedures summarized below. This summary is not complete, and we urge you to review carefully the provisions of New Jersey law relating to dissenters' rights, which are contained in Annex C attached to this proxy statement.

The fair value of the shares of Laser common stock held by dissenting shareholders is determined as of the day before the special meeting, and may be agreed to by a shareholder and Laser or determined by the New Jersey Superior Court after an action is commenced by Laser or in its name by any dissenting shareholders. New Jersey law provides that fair value excludes any appreciation or depreciation resulting from the proposed exchange.

You should be aware that SCL has the right to terminate the Exchange Agreement and abandon the exchange if holders of more than 10% of Laser's common stock outstanding on the closing date of the exchange dissent from the exchange and the Exchange Agreement and perfect their right to receive payment of the fair value of their shares.
The Exchange Agreement and Relevant Terms

The Exchange Agreement, as amended, is attached as Annex A to this proxy statement. It contains representations, warranties and covenants by the parties, conditions to each party's obligations and provisions relating to termination of the Exchange Agreement. These provisions are discussed at length under the caption "The Exchange Agreement" beginning on page 47 of this proxy statement. In addition to that discussion, we encourage you to read the entire Exchange Agreement because it is the legal document that governs the exchange.
Conditions to the exchange	SCL must have performed all material obligations it is required to perform at or before the effective time of the exchange or within a specified cure period;
SCL must have delivered evidence that it has obtained all material consents from governmental authorities and third parties to allow the exchange to proceed;
SCL must have secured equity financing for a minimum amount of $2,200,000 (this condition has already been met);
SCL must have delivered a fully executed agreement providing for completion of the acquisition of Weida (this condition has already been met);
SCL must have delivered to Laser certified copies of the resolutions of its shareholders approving the Exchange Agreement and the exchange, along with other corporate documents;
SCL's obligation to complete the exchange is also conditioned on the satisfaction or waiver of a number of additional conditions, including the following:
• No adverse effects on Laser's business, operations, properties and financial condition resulting from any breaches of Laser's representations and warranties in the Exchange Agreement;
• Laser must have performed all material obligations it is required to perform at or before the effective time of the exchange or within a specified cure period;
• Laser must have delivered evidence that it has obtained all material consents from government authorities and third parties to allow the exchange to proceed;

	•	Holders of no more than 10% of Laser's outstanding common stock shall have exercised dissenters' rights in connection with the exchange, although SCL may proceed with the exchange in its discretion;
	•	Laser must have completed its previously approved one-for-four reverse split of its common stock; and
	•	Laser must have delivered to SCL certified copies of the resolutions of its shareholders approving the Exchange Agreement and the exchange, along with other corporate documents.

Laser's obligations to complete the exchange are also conditioned on the satisfaction or waiver of a number of conditions, including no adverse effects on SCL's business, operations, properties and financial condition resulting from any breaches of SCL's representations and warranties in the Exchange Agreement.
In order to complete the exchange, a number of mutual conditions must be satisfied or waived, including the following:
	•	the exchange and the Exchange Agreement must be approved by the Laser shareholders at the Laser special meeting; and
	•	there must not be in effect any judgment, order or injunction of any governmental authority that would prevent or materially restrict the closing of the exchange.

The Board of Directors of either Laser or SCL may choose to complete the exchange, even though a condition to that party's obligation has not been satisfied, if the Laser shareholders and the SCL shareholders have approved the exchange and the law allows the respective board of directors to do so.
Termination rights
Laser and SCL can mutually agree in writing to terminate the Exchange Agreement at any time before the exchange is completed. Additionally, either Laser or SCL may terminate the Exchange Agreement if a court or other governmental body prohibits the exchange.
Laser may also terminate the Exchange Agreement if:
	•	SCL materially breaches its covenants or other agreements in the Exchange Agreement, and does not cure the breach within the respective time period, or
	•	SCL does not raise at least $2,200,000 (this condition has already been met).

SCL may also terminate the Exchange Agreement if
	•	Laser materially breaches its covenants or other agreements in the Exchange Agreement, and does not cure the breach within the respective time period, or
•
SCL's due diligence review reveals a breach of any of the representations or warranties of Laser or any Laser shareholder to the Exchange Agreement or in any certificate delivered pursuant to the Exchange Agreement or there is a material adverse change in the business or financial condition or the results of operations of Laser from those set forth in Laser's 2002 Annual Report on Form 10-K.
Other Information
The following is a summary of additional information relating to the exchange.

Summary Per Share Financial Data

        The following table set forth certain historical per share data for SCL and Laser at and for the periods specified, and certain pro forma per share data for the Combined Company at and for the periods specified, assuming the consummation of the share exchange and the acquisition of an interest in Weida. See "Unaudited Pro Forma Combined Financial Statements" and "Financial Information."

December 31, 2003
SCL (Historical)
Loss from continuing operations per share	$(.017)
Book value per share	$ .078
Dividends per share	—
	January 31,
	2002	2003	2004
Laser (Historical)
Loss from continuing operations per share	$(.001)	$(.001)	$(.001)
Book value per share	$(.002)	$(.003)	$(.003)
Dividends per share	—	—	—
January 31, 2004
Combined Company (Pro Forma)
Loss from continuing operations per share	$(.034)
Book value per share	$.067
Dividends per share	—

Accounting treatment
We expect that the exchange will be treated for accounting and financial reporting purposes as an acquisition of Laser by SCL, since the former SCL shareholders will control Laser after the exchange. Under this accounting treatment, SCL is deemed for accounting purposes to be the acquiring entity and Laser the acquired entity. The financial statements of Laser after the exchange will reflect SCL on a historical basis with the results of operations of Laser from the effective date of the exchange. Financial Statements for SCL and Weida are attached as Annex B to this proxy statement.
Laser also intends to change its fiscal year-end to June 30 upon the consummation of the exchange.
Market price information
On May 19, 2003, the last full trading day before the public announcement of the proposed exchange, Laser common stock closed at $1.090 per share. Laser common stock closed at $0.55 per share on May 10, 2004.
Material federal income tax considerations
Except for those Laser shareholders who exercise dissenters' rights, the Laser shareholders will have no federal income tax consequences as a result of the exchange transaction. The exchange transaction will be a taxable transaction to those Laser shareholders who exercise dissenters' rights. The amount and character of any income realized from the exercise of dissenters' rights will be dependent in part on the direct or constructive share ownership, if any, of such shareholders after the exercise of their dissenters' rights.
Appraisal and dissenters' rights
Holders of Laser common stock, who object to the exchange and follow the procedures for asserting dissenters' rights, have the right to receive the fair value of their shares even if the exchange is approved by the required vote.

You should be aware that under the Exchange Agreement, in the event that holders of more than 10% of Laser's outstanding common stock exercise their dissenters' rights, SCL will not be obligated to complete the exchange, although it may elect do so in its discretion.

SELECTED PRO FORMA FINANCIAL INFORMATION

        The following table presents selected pro forma financial information as if both the exchange between Laser and SCL and the acquisition of Weida by SCL had been completed on February 1, 2003 for purposes of the operating statement data and on January 31, 2004 for purposes of the balance sheet data. The pro forma financial data presented is derived from the unaudited pro forma combined financial statements included elsewhere in this proxy statement under "Unaudited Pro Forma Financial Statements" on page 43. The pro forma financial information presented is not necessarily indicative of either the results of operations that would have occurred had the exchange and acquisition been completed at the beginning of the periods or as of the dates presented or future operating results of the Combined Company.

Pro Forma Combined Statement of
Operations Data

For the year ended January 31, 2004
US$
Revenues:
Sales of equipment	121,774
Transponder utilization revenue	36,360

Total revenue	158,134
Cost of revenue	1,308,903

(1,150,769)
Selling, general and administrative expenses	1,965,266

Loss from operations	(3,116,035)
Interest expense	(222,713)
Interest income	38,889

Net loss	(3,299,859)

Pro Forma Combined Balance Sheet Data

January 31, 2004
US$
Balance Sheet Data:
Cash and cash equivalents	66,148
Working capital	(21,728,686)
Property, plant and equipment, net	1,728,286
Total assets	29,369,644
Total debt	4,826,604
Stockholders' equity	6,408,241

THE PARTIES TO THE EXCHANGE

LASER RECORDING SYSTEMS, INC.

Business Overview

        Laser Recording Systems, Inc., a New Jersey corporation, was organized in 1985 as the successor to several other businesses by the original founder. From its organization until 1993, it developed and marketed document imaging systems to the pharmaceutical industry, the legal profession and others having a need to manage large volumes of documents. From 1988 to 1998, Poly Ventures Ltd. held approximately 70% of the outstanding voting shares and maintained a controlling interest in Laser. In 1998, several investors acquired the remaining interest in Laser from Poly Ventures Ltd.

        As reported in our Quarterly Report on Form 10-Q for the quarter ended October 31, 1993, Laser ceased operations and terminated all of its employees on August 16, 1993 and carried out an orderly winding up of its affairs, including transferring all of its existing projects to its customers. From October 31, 1993 to January 7, 2000, Laser did not file any reports with the Securities and Exchange Commission. On January 7, 2000, Laser filed an Annual Report on Form 10-K for the fiscal year ended January 31, 1999 and the required Form 10-Q's for the following quarters and thereafter filed the required Form 10-K's and Form 10-Q's for the following fiscal periods.

        Laser maintains its principal executive offices at 1395 New York Avenue, Huntington Station, New York, on a rent free basis pursuant to a verbal agreement with our Chairman, Mr. Lanzisera. After the exchange, Laser's principal executive offices will be relocated to Fort Lauderdale, Florida.

Historical Selected Financial Data of Laser

        The following selected financial data should be read in connection with the Financial Statements and Notes thereto of Laser and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Laser" appearing elsewhere in this proxy statement. Such data have been derived from the financial statements audited by Tamas B. Revai, Certified Public Accountant.

	Fiscal year ended January 31,
	2004	2003	2002	2001	2000
Operating revenues	—	—	—	—	—
Income (loss) from continuing operations	(6,911)	(7,397)	(7,360)	(22,061)	(4,014)
Income (loss) from continuing operations per common share	—	—	—	—	—
Total assets	705	1,566	4,255	2,023	6,634
Long-term obligations and redeemable preferred stock	—	—	—	—	—
Cash dividends declared per common share	—	—	—	—	—

Management's Discussion and Analysis of Financial Condition and Results of Operations of Laser

Results of Operations

        Laser has no sources of revenue. Expenses reflected only the minimum cost of maintaining its operations and miscellaneous expenses associated with seeking a merger partner. In view of these limited operations, management does not believe that a comparison of specific line items from period to period would be meaningful.

Liquidity and Capital Resources

        Laser's financial statements have been prepared assuming that it continues as a going concern. As shown in the consolidated financial statements, at January 31, 2004, Laser had total assets of $705 and an accumulated deficit of $7,446,155. Laser obtains its entire financial support from loans from its majority shareholder, and it is likely that additional loans from that shareholder will be necessary if

Laser is to pursue its plans to merge with an operating enterprise. These factors, among other things, raise substantial doubt about Laser's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts of classification of liabilities that might be necessary should Laser be unable to continue in operation.

Exchange Agreement

        As discussed elsewhere in this proxy statement, on May 20, 2003, Laser and three shareholders owning an aggregate of approximately 67% of its currently outstanding common stock entered into the Exchange Agreement with SCL and its shareholders. Pursuant to the terms of the Exchange Agreement, as amended, the closing date of the exchange is to take place no later than July 31, 2004.

Legal Proceedings

        There are no legal proceedings to which Laser is a party to which any of its property is the subject.

Market for Laser's Common Stock and Related Shareholder Matters

        Laser's common stock is traded on the Over-The-Counter Bulletin Board ("OTCBB") under the symbol "LRSY." The range of high and low closing prices, as reported in the OTCBB, for Laser's securities for the period starting with the three months ended April 30, 2002 and ending with the three months ended April 30, 2004, is as follows.

	High	Low
Three months ended:
April 30, 2002	.035	.023
July 31, 2002	.035	.020
October 31, 2002	.025	.015
January 31, 2003	.017	.015
April 30, 2003	.560	.017
July 31, 2003	1.30	.550
October 31, 2003	1.17	.500
January 31, 2004	.900	.310
April 30, 2004	.940	.350

        The market for Laser's common stock is extremely thin, with actual transactions occurring only sporadically. As of May 10, 2004, the approximate number of holders of record of Laser's common stock was 750.

        Laser has never paid cash dividends on its common stock. Payment of dividends is within the sole discretion of our Board of Directors and depends, among other factors, on our earnings, capital requirements and operating and financial condition.

SCL VENTURES LTD.

SCL's Business

        SCL Ventures Ltd. is a British Virgin Islands corporation formed in May, 2003 for the purpose of engaging in the telecommunications business in China. Its initial entry in such business is through the acquisition, through a series of transactions, of control and an interest in Guangzhou Weida Communications Co., Ltd (a/k/a Weida Communications Technology Company Limited), a communications service company organized under the laws of the Peoples Republic of China ("Weida"), as more specifically described on page 18 of this proxy statement.

        SCL maintains its principal executive offices at 515 Las Olas Boulevard, Suite 1350, Fort Lauderdale, Florida 33301.

Weida's Business

General

        Weida is a privately-held company established in response to the Chinese government recently allowing an individual company to obtain a 100% private, non-governmental and non-military, VSAT satellite license. VSAT—Very Small Aperture Terminal is a relatively small satellite antenna used by corporations and governments for satellite-based point-to-multipoint data communications, such as financial transactions, Internet services, multimedia and TV. VSAT offers a number of advantages over terrestrial alternatives for businesses and homes. For private applications, companies can have total control of their own communication system without dependence on other companies. Business and home users also get higher speed reception than if using ordinary telephone service.

        Currently, Weida is one of only two such license holders. The license encompasses:

  •
  Audio and video services;

  •
  Internet;

  •
  Multimedia;

  •
  HDTV; and

  •
  Voice over IP

        This grant by the Chinese government affords Weida the opportunity in the development and delivery of such satellite communications in China.

        Founded in 2001, Weida has completed its initial satellite uplink in the Suzhou metropolis high tech park. All "beta" tests have been completed, and the company is currently delivering service. It has begun operations and has entered into contracts and negotiations with customer targets ranging from brokerage firms, to hotels, to national governmental ministries. Weida's contract with China Telecom to provide redundant voice and multimedia satellite services is particularly significant. Weida employs a staff of approximately 80, with primary offices in Beijing and Suzhou.

        Weida does not launch or operate the space satellites. Instead, it provides the ground-based transmitters and receivers that allow corporate and government customers to use satellite communications. Weida negotiates for and provides satellite bandwidth, provides equipment sales and installations, and, equally important, manages and improves the communications data streams.

        Weida is licensed to provide services in the rapidly growing Voice Over IP telephone service market, and to provide such services as a phone operator.

        Weida maintains its principal executive offices at the 10th floor of building C in Binhe Mansion, No. 1 Che, Daogou, Haidian, Beijing 100089.

VSATs and Satellites in the China Market

        VSAT is a rapidly growing method of transmission in China, as it can be far more efficient in many ways than landlines. MCI is installing a system for the US Postal Service to include 40,000 sites. Bass Hotels & Resorts, which owns and operates more than 3,000 hotels in nearly 100 countries, uses VSAT transmissions for about 70% of its networking.

        In China, Weida's satellite utilization can solve a key problem—the lack of telecommunications in many zones that are difficult to wire because of geography or because existing telecommunications facilities are held by monopoly in a particular area. Satellite is an ideal solution for residential hillsides, office buildings and student co-ops. Satellite transmission facilities can be implemented much more rapidly and at much lower cost than landlines. The large population bases of major cities, coupled with extensive "old" buildings, means that re-wiring for broadband services is not a practical venture in many instances. VSAT provides a much more cost-effective solution.

        China has over 5,400 islands, many of which are populated, remote and cannot be efficiently hard-wired for high speed Internet access with traditional landlines. Further, China has more than 40% of its land mass designated as 'mountainous.' 'Flatlands' only account for 12% of China's land area. Moreover, China's central government is aggressively promoting growth/investment westward to bring economic and social improvement to the western poorer provinces, requiring additional communications infrastructure. Clearly, satellite provides an immediate, low cost solution to these infrastructure challenges.

        Wireless satellite communications are the only means currently available to resolve "moveable communications" demands, meaning the use of remote wireless transmission vehicles. Such demands stem from a wide range of applications such as geologic exploration, archeological practices and other civil industries. This key area of opportunity comes from the ability of satellite transmissions to skip from city to city, providing for obvious benefits versus large-scale projects requiring broadband wiring across the country's large and difficult terrain. Satellite receivers can be deployed 'today,' while subterranean broadband wiring requires substantial capital and decades of deployment across the expansive country.

Voice Over Internet Protocol in the China Market

        The market for Voice Over Internet Protocol (VOIP) telephone service presents a particular opportunity for Weida. Approximately 900 million Chinese consumers do not presently have phone service. Weida's VOIP can rapidly create low-cost service to these non-users as well as provide lower-cost telephone service to the existing users. This market provides both a growth opportunity for Weida in phone services and a market for Weida's other high-bandwidth, higher revenue services—Internet, multimedia, gaming, e-Learning, among others.

        By using VOIP, consumers and businesses can greatly reduce their phone bills. Weida has licensed technology to reduce potential low-quality audio that had been an objection to VOIP. We expect VOIP to be a key choice for rural telephone users and anyone desiring lower phone costs, and VOIP is experiencing rapid growth in the China.

Prospective Markets for Weida Services

        Currently 99.5% of satellite data transmissions in China, which are one-way only, merely downloaded to a specific site. Weida's VSAT license allows for back-channel, bi-directional communications, the critical element necessary for interactivity, Internet services, polling, remote metering and sensing, e-Learning, etc.

        As the only private entity to hold a full array of VSAT licenses, Weida can be a leader in the significant demand for satellite services within China. The network provides, among other things, for both low-speed and high-speed digital communications, including

  •
  audio and video services,

  •
  Internet,

  •
  multimedia,

  •
  HDTV, and

  •
  Voice Over IP.

        The large population bases of major cities, coupled with extensive 'old' buildings, means that re-wiring for broadband services is not a practical venture in many instances. VSAT provides a dramatically more cost-effective solution.

        Weida believes that it can provide broadband Internet IP services at a substantially reduced cost to what is currently charged by the fixed line telecom providers.

        Weida executives have met with leaders in various industry groups, along with governmental ministries. The company's solutions have met with great interest, as VSAT can solve many existing communications challenges within China. The company has completed all basic testing of its solutions. It has captured several significant initial customers and is in full market deployment mode.

        In addition to these initial beta and test deployment sites, Weida has installed the first three of a chain of substations for military security purposes, and separate intranet/VPNs for a hotel chain, financial services and broadcasting group. Weida has submitted proposals to a number of potential users and intends to submit additional proposals.

        Another example of possible use is through the State Grid Corporation of China and China Southern Power Grid Company. Each has begun an initiative to have dual communications links between its transformer substations and control centers, as a method to automate over 35,000 substations into non-manned metering centers. (Only 20% are currently unmanned.) Each has determined that satellite linkage is the ideal choice. As part of an initial proof of concept, Weida has 76 VSAT substations running in the electricity system, which is hosted on the main satellite station of the National Bureau of Seismology. Weida projects opening between 600 to 1,000 new substations per annum for the next 5 years. Another example is the state's program for grain depot monitoring and Weida is in discussions regarding monitoring solutions for its 9,000 depots.

        Environmental protection is another government initiative requiring unmanned metering. Weida is in discussions with several provincial departments of environmental protection towards a pilot project for pollution monitoring in lakes, rivers, forests and urban areas.

        Another major opportunity is in enterprise-wide networks for corporations. Weida can tie together a corporation's offices in various regions utilizing high security. Another advantage is speed, as a field office can be quickly, easily and inexpensively incorporated into the enterprise network with an installation time of only two hours for a satellite substation. In addition common data communications, the enterprise can use Weida satellites to create an in-company TV network for visual meetings and training broadcasting, along with remote monitoring (security and processes), and controlling devices (office automation systems).

        Weida's satellites have similar advantages for the stock brokerage industry. Weida can publicly broadcast information and then complete ordering and other instructions for transactions through their bi-directional channel capabilities.

        Internet connections in hotels have become an important criterion for tourists choosing a hotel. For instance, the China Correspondents Association set Internet connectivity as one of first requirements in determining a hotel's readiness to receive travelers in conjunction with the Asian qualifying games for the World Soccer Cup and the Summer Olympic Games in 2008. At present, there are over 10,000 three-star hotels in China, of which fewer than 10% have Internet connectivity. As many hotels were built at an earlier time when the Internet was not available, setting up a conventional network is expensive and time-consuming for these hotels.

Regulatory Environment

        The VSAT licensing structure in China was formerly under the control of the Ministry of Post and Telecommunication. It is now under the auspices of the Ministry of Information Industries (MII). Only the MII can grant VSAT licenses within the country.

        The MII has deemed VSAT communications to be a "value-added business." As such, a separate business license is required. Before 2000, any company applying for such a license had to show more than 50% ownership by state-owned assets. After 2000, the requirement was lifted. However, the difficulties of obtaining a VSAT license have only intensified, and Weida remains the first and one of only two such private licensees. Weida has no ownership by the state.

        A requirement for obtaining a license is the strict provision regarding registered capital. The registered capital required for a VSAT operator has now been raised to RMB 50,000,000, a significant barrier to entry within China. However, such capital is not the only requirement. Any company applying must prove long-term service viability to MII. Early VSAT failures by inefficient state-owned entities has made MII particularly stringent, and leery of awarding any more licenses. Although the government appears to have in place sensible, quantitative requirements, in reality it makes a highly qualitative decision in which few companies can prevail.

        It typically takes one year to apply for a VSAT license. Weida obtained its license within four months, which it believes was because of its outstanding relationships with licensing officials and government ministries. This is believed to be the shortest time to date for an operator to receive a license.

        In 2001, there were more than 100 companies applying to the MII for VSAT business licenses. Only 5 of them were granted (i.e., less than 5%). There is a regulation within the MII that no more VSAT licenses will be granted for the existing value-added business line. (This information is not publicly published. However, if a company applies for a business-line VSAT license and there is an existing company already license, the applicant cannot gain a license. Instead, the MII suggests to the applicant that it seek some type of cooperative agreement with the licensed entity instead).

        In 2002, only one company was able to obtain a license, and three have been rescinded. The approved one is under the control of government. Another 3 to 5 are expected to have been rescinded in 2003 as the government continues to shut down inefficient operators.

Current Marketplace & Competition

        Currently, there are 39 VSAT licensed operators in China. The number of VSAT users is less than 30,000, and among them 80% are receive-only users and 20% are bi-directional users.

        In terms of receive-only users, television receiving, stock quotes receiving and receive-only distance learning stations account for 40%, 50% and 10% respectively. In terms of bi-direction users, paging is the major application. Owing to the decline and slower growth of the paging business in China, many VSAT stations lie idle. Data acquisition and distance communication stations form the other subset of two-way users. The speed of most two-way stations is low, ranging from 960bps to 64Kbps, as these operators older equipment and protocols.

        Therefore most operators are engaged in one-way broadcast services, and their original systems simply cannot meet the demands required for robust, two-way applications. Yet, this is the growth area of the market—the hundreds of thousands to perhaps millions of customers are demanding high-speed, two-way services.

        With respect to technology, there is little competitive edge between operators in terms of equipment. All operators can select from the same hardware manufacturers, and there is no exclusivity. Where companies will compete is in new applications and better services. This is where Weida believes it has a decided edge in its ability to create customized hardware and software solutions and services in response to its customer's demands. Weida believes it stands alone above other VSAT operators with respect to its in-house technical capabilities for unique customer solutions.

        This is where Weida intends to excel, owing to the vision of its management team and high quality of its market-oriented personnel. Weida has developed a business model which focuses upon capturing market share through new services and imaginatively converging various technologies. Weida's development, services and market model is advanced, not only for China, but also compared to other world markets.

Technology

        The communication rate and protocols of the early satellite system do not comply with the current communication requirements and market desires. If these older system are attempting IP communications, some new equipment must be added, such as routers, switches, etc. This previous equipment is based on a private line communication mode, which yields low efficiency when applied to the current, wide-used TCP/IP acknowledgement scheme. Further, this pre-2000 equipment does not contain the "spoofing" protocol as demanded by customers for TCP/IP applications.

        Weida is decidedly ahead of others in the usage of the IP platform for satellite communications of data, audio and video (multimedia). At present, no other Chinese VSAT operator has progressed with this vision or offers such services. Weida has completed its pilot work, and is estimated to be one year ahead of competitors, both technologically and in terms of market delivery.

        It is important to note that China Telecom examined 15 VSAT operators before selecting Weida. China Telecom has declared that they consider Weida as the most technologically advanced operator owing to its great experimental work to date and ability to meet customer needs with specialized solutions.

Selected Financial Data of SCL

        The following tables set forth a summary of SCL Ventures, Ltd.'s statements of operations data for the period from May 16, 2003 (date of inception) to December 31, 2003 and balance sheet data as of December 31, 2003, and is derived from SCL Ventures, Ltd.'s audited financial statements appearing elsewhere in this proxy statement.

As of December 31, 2003
Statement of Operations Data:
Expenses	$1,180,702

Loss from operations	$(1,180,702)
Interest expense	—
Interest income	$31,908

Net loss	$(1,148,794)

As of December 31, 2003
Balance Sheet Data:
Working capital	$(1,504,079)
Property, plant and equipment, net	—
Total assets	$6,929,966
Total debt, including current portion and capitalized leases	—
Stockholders' equity	$5,393,979

Management's Discussion and Analysis of Financial Condition and Results of Operations of SCL

Results of Operations

        SCL was established on May 16, 2003 to acquire an interest in telecommunications and related service entities in Asia. On April 29, 2003, it entered into an agreement with Weida, as more fully described on page 30 of this proxy statement. SCL has no sources of revenue and its operations to date have been limited to activities to complete the transaction with Weida. As shown on the financial statements for the period from date of inception to December 31, 2003, SCL had total operating expenses of $1,180,702, which have been funded by Broadmoor Asset Management Group ("Broadmoor"), a shareholder, which has received common stock in consideration for its funding activities.

        The Company maintains no substantial cash balances, as the operations of the Company have been funded by a shareholder.

        Selling, General and Administrative Expenses.    SG&A expenses totaled $1,180,702 from inception to December 31, 2003. These expenses reflect the expected one time costs associated with the negotiation and execution of the share exchange agreement and proposed share exchange with Laser. Included in these expenses are legal fees, accounting fees, and consultant fees paid to certain parties in relation to funding activities. These expenses also reflect numerous due diligence trips to China for certain executives of the company as well as their consultants. It is anticipated that these various fees and expenses will be non-recurring.

Liquidity and Capital Resources

        As at December 31, 2003, SCL had total assets of $6,929,966. Initial cash provided through equity funding was $6,542,773. Included in total assets is a promissory note issued by Glendora Management Ltd. ("Glendora"), a British Virgin Islands corporation, to SCL in the amount of $2.2 million. Glendora is a sister company to SCL under common ownership, and the chief executive officer of SCL is the chief executive officer of Glendora. Borrowings under the note bear interest at the London Interbank Offered Rate plus 200 basis points (effective rate of 2.64738% at December 31, 2003), with interest and principal due five years from the date of the note. Glendora has granted to SCL a security interest in and to certain of its property and assets as collateral for repayment of the note. The carrying amount of this note receivable approximates its fair value.

        Additionally, SCL and Glendora signed an assignment agreement whereby SCL has granted Glendora the rights to enter into a transaction with Guangzhou Suntek New Tech R&D Co., Ltd ("Suntek"), which was previously held by SCL. No value has been assigned to the assignment agreement as it assigns the right to pursue a purchase agreement with Suntek and not a negotiated purchase agreement.

        SCL's current cash and cash equivalents are not sufficient for it to sustain present operations beyond the first calendar quarter of 2005. SCL will need additional funding to continue operations as an ongoing entity. SCL is in the process of negotiating to raise additional private funding to satisfy these requirements. SCL is also in preliminary negotiations with certain banking and financial institutions to secure a corporate credit line as well as other financial enhancements.

Selected Financial Data of Weida

        The following tables set forth a summary of Weida's statements of operations data for the years ended December 31, 2001, 2002 and 2003, and balance sheet data as of December 31, 2001, 2002 and

2003. The data for the periods is derived from the audited financial statements of Weida included elsewhere in this proxy statement.

	January 1, 2003 to December 31, 2003		January 1, 2002 to December 31, 2002	April 2, 2001 to December 31, 2001
	(in USD)(1)	(in RMB)	(in RMB)	(in RMB)
Statement of Operations Data:
Revenue:
Sales of equipment	$121,774	1,009,189	418,803	448,718
Transponder utilization revenue	36,360	301,328	118,624	—

Total revenue	158,134	1,310,517	537,427	448,718
Cost of revenue	1,308,903	10,847,406	2,821,249	576,878

	(1,150,769)	(9,536,889)	(2,283,822)	(128,160)
Selling, general and administrative expenses	777,653	6,444,712	4,278,484	2,191,773

Loss from operations	(1,928,422)	(15,981,601)	(6,562,306)	(2,319,933)
Interest expense	(222,713)	(1,845,715)	(1,388,636)	(966,975)
Interest income	6,981	57,857	11,107	16,996

Net loss	$(2,144,154)	(17,769,459)	(7,939,835)	(3,269,912)

(1)
Convenience translation into United States dollars, based on an exchange rate of 8.2874 RMB to the dollar.

	As of December 31		As of December 31
	2003		2002	2001
	(in USD)(1)	(in RMB)	(in RMB)	(in RMB)
Balance Sheet Data:
Cash and cash equivalents	65,443	542,352	721,096	5,892,872
Working capital	(4,416,609)	(36,602,206)	(218,038)	9,465,397
Property, plant and equipment, net	1,728,286	14,323,000	9,208,291	1,554,599
Total assets	4,524,369	37,495,261	33,347,945	43,678,767
Total debt	4,826,604	40,000,000	20,000,000	25,000,000
Shareholders' equity	(1,059,344)	(8,779,206)	8,990,253	16,930,088

(1)
Convenience translation into United States dollars, based on an exchange rate of 8.2874 RMB to the dollar.

Management's Discussion and Analysis of Financial Condition and Results of Operations of Weida

Revenue and Costs of Revenue

        Weida currently receives revenue from two sources, equipment sales and from transponder utilization agreements. The following table sets forth the revenues in these categories and costs of revenues for the 12 months ended December 31, 2003, the 12 months ended December 31, 2002 and for the period from April 2, 2001 through December 31, 2001:

	January 1, 2003 to December 31, 2003		January 1, 2002 to December 31, 2002	April 2, 2001 to December 31, 2001
	USD(1)	RMB	RMB	RMB
Revenue:
Sales of equipment	121,744	1,009,189	418,803	448,718
Transponder utilization revenue	36,360	301,328	118,624	—
Total revenue	158,134	1,310,517	537,427	448,718

(1)
Convenience translation into United States dollars, based on an exchange rate of 8.2874 RMB to the dollar.

	January 1, 2003 to December 31, 2003		January 1, 2002 to December 31, 2002	April 2, 2001 to December 31, 2001
	USD(1)	RMB	RMB	RMB
Cost of revenue	1,308,903	10,847,406	2,821,249	576,878

(1)
Convenience translation into United States dollars, based on an exchange rate of 8.2874 RMB to the dollar.

        Equipment sales are primarily VSAT equipment. Revenue is recognized when the equipment is delivered, title has passed the customers and Weida has no further obligations to provide services related to the operation of the equipment.

        Revenue from transponder utilization agreements is recognized on a straight-line basis over the period of the agreements. The excess of lease rental received or receivable from customers over the revenue recognized is deferred and included in accrued expenses and other payables, and amounted to RMB 389,280 (US$46,973), RMB 14,400 and RMB 0 (nil) at December 31, 2003, December 31, 2002 and December 31, 2001, respectively.

        During 2001 and 2002 Weida was demonstrating to its customers that its network and technology was operational and competitive. During 2002 revenue from equipment sales remained flat compared with 2001 while market demand for transponder usage increased due to network sharing of equipment by some of Weida's customer base. As Weida's system and equipment sales efforts produced positive results, Weida's current customer base added additional equipment and utilization increased respectively.

        During 2001 and 2002 Weida was offering special discounts to achieve a statistical sample set to prove its product capability. In addition, during the first three quarters of 2002 Weida intentionally did not accept orders until they had obtained a significant statistical sample of production volume and service queries to make appropriate adjustments and enhancements before it would accept additional customers. As Weida's results from positive tests in the field and actual production continued to mount, Weida's revenue increased to RMB 1,310,517 (US$158,134) in 2003 compared with revenues of RMB 537,427 in 2002, reflecting increases in both equipment sales and transponder utilization revenue. Utilization will consistently lag behind equipment purchases, as Weida's accounts require an average of three to six months to integrate systems, test protocols with internal software and run quality assurance programs.

        With any start up, in order to obtain distribution an organization must prove they can deliver what they promise. The satellite communications market is no exception to this rule. Weida needed to obtain a customer base to prove that its technology and service were sound, worked and reliable. To entice customers to take a risk and work with a new provider, Weida needed to offer its customers equipment and service contracts at a highly competitive and relatively low price point that would allow Weida to enter the market. These offerings were required to allow Weida opportunities to prove its capability, but adversely affected revenues. Having now established itself as a viable supplier of equipment and a qualified service provider, Weida intends to eliminate its current early stage pricing structure and move to its operating plan pricing, which calls for increases in product equipment pricing and utilization pricing with the goal of achieving gross margins above 50% on sales for 2005 for all new accounts and any existing accounts upon expiration of the related transponder utilization agreements, which typically have a 2 to 3 year term.

        In addition, costs of revenues in 2001 and 2002 were substantially higher as a result of expenditures required to increase its bandwidth to meet anticipated customer needs. Additionally Weida is currently using only 5% of its bandwidth capacity, which adversely affects cost of revenues. As Weida adds additional customers this cost as a percentage can be expected to decrease. In future periods depreciation expense will increase, reflecting the increase in 2002 and 2003 in the capital expansion of the network and the asset levels resulting from that expansion.

Selling, General and Administrative Expenses

        Weida's SG&A expenses increased from RMB 2,191,773 in 2001 to RMB 4,278,484 in 2002, These increases were related to increases in salaries associated with the addition of employees, (RBM 476,957 to RMB 1,362,958), in Weida's service department along with additional employee and other costs relating to deployment and distribution. Weida also realized increases in marketing expense and rent with the addition of two network locations. During the 12 months ended December 31, 2003 salary expenses for the service, marketing and sales departments continued to increase (RMB 6,444,712 compared with RMB 4,278,484 for the 12 months ended December 31, 2002). This trend is expected to continue during 2004, although it can be expected to decrease as a percent of sales. Weida expects SG&A expenses to stabilize at lower levels (as a percentage of total revenue) by the middle of 2005.

	January 1, 2003 To December 31, 2003		January 1, 2002 To December 31, 2002	April 2, 2001 To December 31, 2001
	USD(1)	RMB	RMB	RMB
Selling, General and Administrative expenses	777,653	6,444,712	4,278,484	2,191,773

(1)
Convenience translation into United States dollars, based on an exchange rate of 8.2874 RMB to the dollar.

Liquidity and Capital Resources

        Weida's paid in capital reflects a RMB 20.2 million direct investment. In addition, in 2001 Weida obtained a bank loan for RMB 25 million, which was used for working capital and capital expenditures. The loan was repaid in April 2002. Weida's cash position decreased by RMB 5.2 million during 2002 as a result of equipment purchases and repayment of bank debt. In 2002, Weida obtained another bank loan for RMB 20 million, which was used for working capital and capital expenditures. During the twelve months ended December 31, 2003 Weida incurred additional bank debt of RMB 40 million. These loans funded the repayment of RMB 20 million of earlier bank debt and also funded working capital needed for Weida's network and product inventory needs (RMB 13 million for advances and RMB 5 million for inventory).

        Weida's current cash and cash equivalents and credit facilities are not sufficient for it to sustain present operations beyond the fourth calendar quarter of 2004. Weida will need additional funding of at least US$35 million in 2005 to maintain and expand its network including the purchase of a global positioning system. Weida is in the process of raising additional private funding to satisfy these requirements. However, there is no assurance that such efforts will be successful in whole or in part, and the audited financial statements of Weida therefore reflect that there is substantial doubt about its ability to continue as a going concern.

Critical Accounting Estimates

        The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates. Significant estimates made by management include allowance for doubtful accounts.

Recently Issued Accounting Pronouncements

        In April 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 149, "Amendment to Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is applied prospectively and is effective for contracts entered into or modified after June 30, 2003, except for SFAS No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003 and certain provisions relating to forward purchases and sales on securities that do not yet exist. Weida believes the adoption of SFAS No. 149 does not have a material impact on its results of operations or financial position.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." It establishes standards for how an issuer classifies and measures certain financial instruments. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It requires that certain financial instruments that, under previous guidance, could be accounted for as equity be classified as liabilities, or assets in some circumstances. It does not apply to features embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities whose shares are mandatorily redeemable. The adoption of SFAS No. 150 did not have an impact on Weida's results of operations or financial position.

        In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45, "Guarantors Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others, an interpretation of SFAS Statements Nos. 5, 57 and 107, and rescission of FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others." FIN No. 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of FIN No. 45 did not have a material impact on Weida's results of operations or financial position.

        In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities—an Interpretation of Accounting Research Bulletin No. 51." FIN No. 46 requires the primary beneficiary to consolidate a variable interest entity if it has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur, or both. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which the entity obtains an interest after that date. For variable interest entities acquired before February 1, 2003, the effective date for Weida is January 1, 2004. Subsequently, the FASB made certain revisions to FIN 46 and issued FIN 46R. Weida believes the adoption of FIN 46 and FIN 46R did not have a material impact on its results of operations or financial position.

The SCL Management Team

        Mitchell Sepaniak, President and Chief Executive Officer.    Mr. Sepaniak was a business consultant developing business plans for China based companies from August 2001 until he founded SCL in May of 2003. Prior to working as a consultant, Mr. Sepaniak was Senior Vice President of Marketing with Healtheon/WebMD Corporation from January 1999 to August 2001. Prior to serving with Healtheon/WebMD (HLTH), he was the Sr. Executive VP of Marketing and Business Development for MedEAmerica Corporation from January 1998 to January 1999. From March 1996 to January 1998, Mr. Sepaniak held the position of Sr. Vice President of Sales and Marketing with Automated Data Processing, (ADP), the largest outsource payroll-processing corporation in North America, where he was responsible for the marketing and sales activities with partner banks. Prior to this position, he was the Executive Director of Marketing with National Data Corporation, where he managed all marketing activities in the Credit Card, Medical and International Treasury EDI markets. Previously, Mr. Sepaniak was Director of Marketing for Bausch & Lomb. He has over 20 years experience in global marketing of consumer, high-tech and medical/financial EDI and e-commerce markets. Mr. Sepaniak is a graduate of the University of Denver with a business major.

        Joseph Zumwalt, Secretary/Treasurer.    Mr. Zumwalt, Secretary and Treasurer of SCL, has been Chief Operating Officer and Portfolio Manager of Broadmoor Asset Management since May 2000. As COO, Mr. Zumwalt handles the day-to-day operations of Broadmoor. As Portfolio Manager, Mr. Zumwalt has been instrumental in designing the asset allocation and economic models for Broadmoor. Prior to his joining Broadmoor, Mr. Zumwalt spent 21 years in the financial services industry with firms such as Prudential-Bache Securities, Oppenheimer and Company and Southeast Bancorp as Vice President of Merchant Banking. Mr. Zumwalt also served as Executive Vice-President, Investment Banking to Morgenthau and Associates and as a Chief Financial Officer to Wall Street Review, Inc.

The Weida Management Team

        Deng Long Long, Chairman of Weida.    Mr. Deng, as co-founder, has overseen the company's prominence as a nationally recognized technology firm with provincial and national awards for excellence. The Guangzhou City and Provincial Governments Award have honored Mr. Deng as the Elite Entrepreneur and Guangdong Province has honored him as Outstanding Entrepreneur. Prior to Weida, he was a founding member and CEO of Guangzhou New Technology Design Engineering Ltd. Co. from 1986 to 2003, developing oil-tank control monitoring and management systems. Previously, Mr. Deng was Director of Technology Development at the Micro-Electronic Design Institute of Zhong Shan University from 1982 to 1986, responsible for designing the JD-065 industry controller. During the previous 10 years, he was in charge of system design of computerized manufacturing and production line automation at the Design Institute of Metallurgy in Guangdong Province. During this period, he focused on systems design for the metallurgy, mining, machinery, cement, textile, petroleum, and computer industries. Mr. Deng graduated from the Department of Electrical Engineering of NanChan University. Immediately after graduation in 1963, he joined the AnShan Research & Design Institute, Ministry of Metallurgy, where he was involved in designing more than 20 engineering projects, and also assisted the Chinese government-sponsored engineering projects with Romania and Albania.

        Pang Daqing, Vice General Manager and Board Member of Weida.    Mr. Pang is the co-founder of Weida and a recognized pioneer in the People's Republic of China for the utilization of VSAT technologies and their commercial and military applications. He took the lead role in the design and construction of Weida's satellite systems and negotiated with the Ministry of Information Industry of the PRC to obtain the only private enterprise VSAT license in the country. Prior to Weida, Mr. Pang established the Beijing HELP System Integration Co. Ltd. as general manager and director of legal affairs from 1994 to 1998. In this role he designed and organized the government's hospital management network (the PRC's "Gold Satellite Network"). Prior to this position, he was employed by American-based GWcom Wireless Solutions as a marketing consultant from 1998 to 1999, advising in the design and market development of bi-directional paging systems in China. Prior to this, Mr. Pang was the general manager of Beijing Pan-Asia Taili Communications Co. Ltd. From 1982 to1994, Mr. Pang was engaged by the Data Communication Research Office of Post and Telecommunication Research Institute, which is directly under a part of China's Ministry of Post and Telecommunication. During this period, he received a number of awards for research. Mr. Pang teaches MBA courses in business management. He received his Bachelor of Science degree at the computer sciences department of Peking University in 1982, majoring in systems architecture.

        Li Xiangning, Vice General Manager of Weida.    Mr. Li comes to Weida from Beijing HELP System Integration Co., Ltd. where he was Vice General Manager from 1999 to 2001. At HELP System, he played a key role in the development of the financial network for the Administration of Agricultural Cultivation in Heilongjiang Province. Prior to HELP, Mr. Li served as a marketing consultant to American-based GWcom Wireless Solutions from 1998 to 1999. In this capacity he oversaw the market development of the bi-directional paging system in China and drove the multi-million dollar contracts for the cities of Suzhou and Zhen Zhou. Additionally, he held the post of Vice General Manager of Marketing for Beijing Pan-Asia Taili Communications Co. Ltd. from 1996 to 1997. Prior to this position, Mr. Li was Vice General Manager of the telecommunications department of Zhonbang Surgical Device Co. Ltd. from 1994 to 1996. Mr. Li was employed by the Data Communication Research Office of Post and Telecommunication Research Institute from 1982 to 1994. He holds a Bachelor of Science degree in computer sciences and communications from the Beijing Post and Telecommunication Institute.

        Xieli, Vice Manager of Weida.    Mrs. Xie is the co-founder of Weida and is responsible for the finance and administration work. Prior to Weida, Mrs. Xie established the Beijing HELP System Integration CO. Ltd as vice manager from 1994 to 2001. In 1996, she was the general manager's assistant of Beijing Pan-Asia Taili Communications' Co. Ltd. From 1977 to 1994 Xie was engaged by the Data Communication Research Office of Post and Telecommunication Research Institute, which is directly under a part of China's Ministry of Post and Telecommunication. During this period, she took part in and finished a number of research programs. In 1991, she was China's certificated engineer, and in 1992 was the vice director in the research office.

        Li Yajun, General Manager of Weida.    Mr. Li started with Weida in 2001 as Chief Engineer of the Beijing branch before undertaking the construction of the Suzhou-based technology center as General Manager. Prior to Weida, Mr. Li was the Technical Inspector General of the SMARTEL Information Industry Group Co., LTD from 2000 to 2001 and Deputy Manager of the Jiangsu SMARTEL Information Industrial Co., Ltd. in 2001. He served as Director of Electronic Technology of the Physics Department of the prestigious Suzhou University and as the General Manager of the Suzhou High-New Technology Development Company of the University from 1995 to 2000. Mr. Li received his degree from the Physics Department of the Teacher's College of Jiangsu Province (Suzhou University), graduating in 1981. At the university level he has taught modern physics, including nuclear physics, microwave transmissions, general computer science, and longitudinal and transverse research. He holds more than 20 governmental awards in scientific research as well as industry awards.

        Wang Jian, Technology Manager, Weida.    Mr. Wang has spent the past several years working on projects in association with Mr. Pang and Mr. Li Xiangning. Prior to his role in the construction of Weida's satellite system, he served under them at the Beijing HELP System Integration Co. Ltd. from 1997 to 2001. Mr. Wang was employed by the China Xidian Electronic Co. Ltd., a machinery and power-generating development corporation from 1996 to 1997. From 1994 to 1996, he was engaged in large-scale scientific development projects for the Machinery and Information Research Institute of the PRC's Ministry of Mechanical Industry. Mr. Wang received his degree at the Beijing Information Institute, majoring in automatic control systems.

SCL Agreement with Weida

        On April 29, 2003, SCL entered into that certain Master Agreement with Weida and all of Weida's shareholders, a copy of which, as amended, is attached as Annex D to this proxy statement. The agreement provides for, among other elements:

  •
  Conversion of Weida into a Sino-Foreign Equity Joint Venture ("Weida EJV");

  •
  Acquisition by SCL of a 51% interest in the Weida EJV through:

  •
  a direct acquisition of a 25% ownership interest; and

  •
  an acquisition of a 26% profit sharing interest via a 100% ownership interest in a Hong Kong entity ("HK Company").

        The HK Company will be established by Weida's shareholders; the HK Company, in turn, will establish a wholly owned foreign entity to hold a direct 26% profit sharing interest in the Weida EJV. Weida's shareholders will sell their entire interest in the HK Company to SCL.

        The agreement further provides for SCL to have the right to designate three of the five directors of the Weida EJV, the General Manager and the Chief Financial Officer, effectively providing SCL with control of Weida.

        In consideration for acquisition of this interest and control, SCL is required to pay a cash sum of approximately $15.8 million and to cause to be issued approximately 16.3 million shares of Laser common stock (the latter subject to Weida achieving certain financial performance goals), which will be divided as follows:

  •
  Payment to the Weida shareholders as follows:

  •
  $15,000,000 in cash to the Weida shareholders within 30 days after the fulfillment or waiver of certain conditions precedent.

  •
  16,296,296 shares of Laser common stock to be delivered to the Weida shareholders after the exchange, subject to Weida achieving certain financial performance goals, at a value fixed in the agreement of $6.75 per share. The shares issued would represent approximately 16.92% of the outstanding common stock of Laser after the shares are issued.

  •
  Payment to the Weida EJV of working capital of $805,153 in cash as a registered capital contribution to Weida EJV (which payment has been deposited and is reserved for payment).

  •
  SCL is also obligated to use its best efforts to provide or arrange for $159,194,847 in the form of equipment leasing, asset purchases, cash equivalents, or other commercially reasonable forms to be provided by SCL based on a business plan to be agreed upon by the board of the Weida EJV after SCL has appointed its members.

        The Master Agreement provides that for purposes of the agreement, the shares to be delivered are deemed to have a value of $6.75 per share (or an aggregate value of $110 million). The value fixed for the Laser shares for purposes of the Master Agreement was arrived at after discussions between SCL and the Weida shareholders, and represented a compromise between the substantially lower market price of Laser common stock at the time of the negotiations and estimates of possible future market prices of Laser common stock following completion of the share exchange, the acquisition of Weida, and the provision of adequate working capital financing for the Weida EJV. However, neither party to the negotiations regarding the Weida transaction conducted or obtained any appraisal, estimate or investment banking advice or opinion regarding the prospective value of the combined companies, or possible future market prices of Laser common stock. Moreover, the value fixed for purposes of the Master Agreement is vastly higher than the market price of Laser common stock during all periods during which the transaction was discussed, negotiated and documented and throughout 2003 and early 2004 (the market price of Laser common stock ranging from a low of $.015 to a high of $1.30 during such period). In addition, neither SCL nor Laser during the negotiation of the share exchange performed a separate valuation of Laser common stock for purposes of calculating the share exchange ratio. The valuation amount therefore must be regarded as having been fixed at a negotiated value. It is not, and should not be construed as, an implied or actual estimate of any future value of Laser common stock following the share exchange or the acquisition of an interest and control in the Weida EJV. In addition, it is not the actual valuation of the stock being issued for accounting purposes.

        The agreement with Weida is subject to a number of conditions including:

  •
  the issuance of a business license for Weida EJV (showing SCL's equity ownership);

  •
  completion of a due diligence study by SCL's legal and financial advisors satisfactory to SCL in its sole discretion;

  •
  the Weida shareholders entering into appropriate employment agreements with Weida acceptable to SCL; and

  •
  satisfying all of the state, local and foreign requirements for the transaction.

        The $15 million cash payment will be due within 30 days of satisfaction or waiver of the conditions to the transaction described above. SCL does not currently have and has not yet obtained the necessary funding to fulfill the $15 million cash payment obligation. Commencing in late 2002 and continuing through 2003, Mr. Sepaniak and others on behalf of SCL had preliminary discussions with various private sources of financing, including several Hong Kong offices of US and European-based investment banking firms, and various private equity funding sources in the United States, Taiwan and the Peoples Republic of China. Discussions with private equity sources of funding have continued, but have not resulted to date in any firm commitment for financing. Consequently, there is no assurance that such financing can or will be obtained on terms acceptable to SCL or Laser, or at all. Therefore, it is possible that the acquisition of an interest in Weida may never be consummated, in which instance your interest in Laser common stock will have been substantially diluted and the shares may have lesser value than they do currently, or may have no value at all.

        Furthermore, even if SCL or Laser obtains the necessary financing to fund the $15 million cash payment and acquire an interest in the Weida EJV, although SCL is obligated only to use its best efforts to provide or arrange for $159,194,847 in working capital for Weida, and there is no expressed date by which such working capital is to be arranged, nonetheless, failure on the part of SCL to successfully arrange for all or substantially all of such working capital requirements could materially and adversely impact the viability or future profitability and growth of Weida. SCL has recently provided limited funding support for Weida equipment purchases. SCL does not currently have and has not yet made any other plans, proposals or arrangements for such working capital funding, and does not expect to pursue such financing requirements until after the share exchange is completed and then only once the $15 million in financing required to close the Weida acquisition is obtained or committed to and a business plan for Weida for the second half of 2004 and for 2005 is prepared, reviewed and approved by SCL. Consequently, there is no assurance that the necessary working capital financing for Weida can or will be obtained.

        The parties to the agreement have agreed to make any modifications to the overall investment plan contemplated by the agreement as the PRC licensing and approval process may require. Currently applicable PRC rules and regulations limit foreign direct ownership in a telecommunications company and the parties to the agreement have agreed to take all necessary steps to modify the agreement to effectuate its central intent while complying with all such rules and regulations.

Legal Proceedings

        Except as set forth below, there are no legal proceedings pending to which SCL is a party or to which its property is the subject. SCL is subject to various claims that arise in the ordinary course of business. In the opinion of its board, the amount of any ultimate liability with respect to these claims will not materially affect SCL's financial position, liquidity or results of operations.

        An employee of SCL has recently asserted claims for (a) alleged unpaid salary in the amount of $0.5 million and (b) 3.3 million shares of SCL common stock based on an asserted employment agreement between him and SCL, and has indicated through his counsel that if terminated he will also assert a claim under the same alleged agreement for severance in the additional amount of $0.75 million. SCL's management believes SCL has meritorious defense to the claims in part because (i) it does not believe the purported document is valid; (ii) even if valid, it believes the employee in question did not perform the services contemplated by the alleged agreement or any service of any nature sufficient to support payment in the range of the salary amounts demanded; and (iii) the employee's failure to perform the services called for by the alleged agreement constituted a material breach of the alleged agreement. A portion of the employee's alleged unpaid salary had been and continues to be included in SCL's financial statement as accrued expense, and the 3.3 million shares of common stock claimed are included in the 76 million shares of SCL common stock deemed outstanding for purpose of the share exchange.

        SCL is considering commencing legal proceedings again the employee for breach of contract and other claims, including violations of law. Litigation or arbitration proceedings with respect to the employee's claims are probable. There can be no assurance as to the outcome of any possible litigation or arbitration proceedings. Any adverse decision in such proceedings could adversely affect the financial condition of SCL and/or Laser following the exchange.

Market for SCL's Common Stock and Related Shareholder Matters

        SCL is a privately held corporation. On December 31, 2003, there were 26 holders of record of SCL's common stock, and approximately 35 beneficial holders of SCL common stock.

        SCL has never paid a dividend on its common stock and there are no plans to pay a dividend in the near future.

BACKGROUND AND REASONS FOR THE EXCHANGE

Background

        Laser was incorporated in 1986 and completed its initial public offering of common stock in 1989. From the time of incorporation until early 1993, it was a developer of integrated optical disk-based imaging systems and large network document management systems, which it marketed primarily to the pharmaceutical industry in the United States and Europe and to users of litigation support applications. In 1993, Laser commenced an orderly winding up and liquidation of its assets, which it substantially completed in 1994. It has been inactive since that date.

        In October 1997, Mr. Carl Lanzisera acquired a controlling interest in Laser from its then controlling shareholder, Poly Ventures Ltd. Since that date, Mr. Lanzisera has been searching for a merger with an operating entity. While Mr. Lanzisera has had preliminary meetings with many companies since that date, he has been unsuccessful in finding a suitable merger candidate. Laser has not entered into any prior agreements with potential merger candidates.

        In January 2003, Mr. Lanzisera was introduced to Mitchell Sepaniak by Mr. Beckman, a practicing attorney who knew Laser and Mr. Lanzisera and was aware of Laser's interest in a merger candidate. (Mr. Beckman's law firm subsequently represented SCL in the negotiations with Laser described below, including preparation of the Exchange Agreement, and Mr. Beckman's law firm subsequently received 250,000 shares of common stock of SCL in mid-2003, after the Exchange Agreement had been negotiated and signed, as compensation for the introduction. Mr. Beckman's law firm, which received reasonable and customary legal fees for their professional services to SCL, ceased to represent SCL in January 2004, and has no other relationship to SCL or Laser other than by reason of their current share ownership in SCL).

        Mr. Sepaniak informed Mr. Lanzisera that he was negotiating to acquire a controlling interest in several telecommunications and related service ventures located in the Peoples Republic of China. He further informed Mr. Lanzisera that he was engaged in discussions with various sources of financing that had the ability to raise sufficient capital, well in excess of $50 million, in order to complete such transactions.

        Based upon this conversation and several additional discussions and meetings with counsel to SCL and Mr. Lanzisera, on March 28, 2003, Laser entered into a non-binding letter of intent for the acquisition of SCL. The letter of intent called for the parties to negotiate an exchange agreement in which Laser would issue shares comprising 95% of its outstanding common stock to the shareholders of SCL in exchange for all of the outstanding stock of SCL. Under the terms of the letter of intent, Laser would also issue additional shares comprising 2% of its outstanding common stock to founders of SCL, their affiliates, and others as directed by SCL. In connection with the proposed exchange, a related party of SCL was to provide financing in an amount that would result in SCL having a total equity investment of not less than $6 million following the closing. SCL has already raised the required $6 million.

        In April 2003, SCL's counsel submitted a draft agreement and plan of exchange to Laser for its review. One of the conditions to the exchange was that SCL enter into an agreement with Weida and certain of its existing shareholders for the purchase of a controlling interest in a Sino-foreign equity joint venture between Weida and SCL. On April 29, 2003, SCL and Weida entered into this agreement.

        On May 19, 2003, the Laser Board of Directors, after reviewing the proposed Exchange Agreement, determined that the Exchange Agreement and the exchange, including a consulting agreement for Mr. Lanzisera providing for his continued oversight of the Combined Company after the exchange, was fair to, and in the best interests of, Laser and its shareholders, and determined to recommend that Laser's shareholders vote for approval and adoption of the exchange, the Exchange Agreement and the transactions contemplated thereby.

        On May 19, 2003, the shareholders of SCL were provided with a draft of the proposed Exchange Agreement and unanimously approved the proposed Exchange Agreement and the transactions contemplated thereby.

        Representatives of SCL, Laser and certain shareholders of SCL and Laser executed the Exchange Agreement on May 20, 2003.

        During the past two fiscal years, there were no other negotiations or material contacts regarding merger, consolidation, acquisition, tender offer, election of directors or sales of assets of Laser between SCL and Laser or between Laser and its affiliates or a non-affiliate having a direct interest in such matters, other than as described above.

        SCL, Laser and those shareholders of SCL and Laser who were initial signatories to the Exchange Agreement, entered into an amendment to the Exchange Agreement on November 30, 2003 providing for an extension of the last date to close the exchange until March 31, 2004, among other clarifications to the Exchange Agreement. SCL, Laser and those shareholders of SCL and Laser who were initial signatories to the Exchange Agreement, entered into a further amendment to the Exchange Agreement on March 31, 2004 providing for an extension of the last date to close the exchange until July 31, 2004, among other clarifications to the Exchange Agreement.

Interests of Laser Affiliates in the Exchange that differ from your interests

        On December 3, 2003, Laser entered into a consulting agreement with Mr. Lanzisera. The agreement provides for Mr. Lanzisera to assist Laser in structuring, operating and growing its business and the business of SCL. His focus is to facilitate the transaction with SCL and develop the business relating to the exchange. The agreement is for a term ending on December 31, 2004 and provides for cash payments aggregating $100,000 and the issuance of 25,000 restricted shares of Laser common stock (after giving effect to Laser's previously authorized one-for-four reverse stock split). The cash payment and share issuance obligations are guaranteed by SCL regardless of the consummation or nonconsummation of the Exchange Agreement, and SCL has funded all payments to date under the consulting agreement. Prior to entry into the consulting agreement there was no agreement between Laser and Mr. Lanzisera regarding current or future provision of services by him, and SCL considered ensuring Mr. Lanzisera's services and continued attention to Laser's affairs to be of sufficient value to warrant guaranteeing and providing such payments, particularly given the extended time period since the date the Exchange Agreement was signed, and absence in late 2003 of further progress towards consummating the exchange.

Reasons for the Exchange; Recommendations of the Board

        In approving and recommending the proposed exchange, the Laser Board of Directors considered a number of factors, both positive and negative:

        The following positive factors were identified and considered by the Laser Board of Directors as supporting, approving and recommending the proposed exchange:

  •
  Laser's future financial outlook, including its limited financial resources and likely inability to raise additional capital, and possible alternatives to the proposed exchange. In this regard, the Laser Board considered

  •
  the amount and range of consideration most likely to be required by other exchange candidates;

  •
  the limited likelihood of receiving a better offer from another merger candidate in view of the fact that it had been unsuccessful in finding a suitable candidate for approximately six years; and

    •
    the view of Laser's management that the exchange represented the best strategic alternative available to Laser under the circumstances;

  •
  the limited alternatives available to Laser if it failed to complete the exchange or another business transaction. As previously described, in 1998 Laser adopted the strategic direction of pursuing potential transactions such as the proposed exchange with SCL;

  •
  SCL's business, financial condition, results of operations, assets, management, competitive position and prospects, primarily its prospects in China under the Weida agreement which, if such prospects proved to be successful, could be expected to lead to a substantial increase in the market valve of Laser common stock; and

  •
  the terms and conditions of the Exchange Agreement, primarily the requirement that as a condition to the exchange there be $6 million of capital invested in SCL prior to the exchange, and the requirement that SCL fund all of the legal and administrative costs and fees of preparation and delivery of this proxy statement, all which indicated that SCL had some level of substantial financial backing, and was therefore more likely to be able to consummate both the share exchange and the Weida acquisition.

        The Laser Board of Directors also identified and considered a number of negative factors in its deliberations concerning the exchange, including the following risks and negative terms of the exchange which did not support approving the exchange:

  •
  the uncertain current and prospective business of SCL, including the risk that the acquisition of an interest in Weida might not be consummated and the other risks relating to SCL's potential business and operations in China;

  •
  the very high level of dilution Laser's shareholders would suffer as a result of the exchange;

  •
  the condition in the Exchange Agreement that holders of a significant percentage of Laser common stock execute lock-up agreements;

  •
  the risk that if the exchange is not completed, Laser would have incurred substantial financial costs and further impaired its financial position; and

  •
  the other risks described under "Risk Factors Associated with the Exchange" beginning on page 37 of this proxy statement.

        In its consideration of the proposed exchange, the Laser Board of Directors recognized that there was a substantial risk that SCL might not be able to complete the acquisition of Weida, whether because of insufficient capital resources or inability to obtain financing to fund the $15 million cash payment to Weida shareholders, or for other reasons, but concluded that such risk was outweighed by the potential benefits of the exchange, particularly given the limited alternatives available to Laser as described above.

        After consideration of each of the factors described above, and deliberation, the Laser Board of Directors concluded that on balance the potential benefits of the exchange to the Laser shareholders described above outweighed the risks of the exchange.

        The foregoing discussion of the information and factors considered by the Laser Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Laser Board of Directors. In reaching its decision to approve the exchange and to recommend the exchange to the Laser shareholders, the Laser Board of Directors did not view any single factor as determinative and did not find it necessary or practicable to assign any relative or specific weights to the various factors considered. Furthermore, individual directors may have given different weights to different factors.

Matters concerning a beneficial holder of SCL shares

        Mr. Anthony Giordano, through his family limited partnership, the individual general partner of which is Mr. Giordano's spouse, and EPG Limited, a hedge fund formerly managed by Mr. Giordano, are investors in Broadmoor. In January 2003, SCL contacted Broadmoor seeking funding. Broadmoor agreed to make an equity investment in SCL and, in turn, transferred the shares of SCL it received to Mr. Giordano's family limited partnership and EPG Limited. In February 2003, Mr. Giordano, as a beneficial holder of SCL shares, introduced SCL to its former counsel, who in turn introduced SCL to Laser as described above. Mr. Giordano received no compensation for the introduction or for the ultimate Exchange Agreement.

        Mr. Giordano, together with EPG Global Private Equity Fund, Ltd., a hedge fund founded by Mr. Giordano, were the subject of a civil complaint and administrative proceeding instituted by the Securities and Exchange Commission alleging violations of the federal securities laws in connection with activities unrelated to SCL, Laser or the proposed share exchange. In February 2004, Mr. Giordano and EPG Global Private Equity Fund, Ltd. consented to the entry of a final judgment (the "Final Judgment") permanently enjoining them from further violations of the registration and anti- fraud provisions of the federal securities laws without admitting or denying the allegations raised in the Securities and Exchange Commission's complaint. Further, in connection with settlement of the administrative proceeding, Mr. Giordano has also been barred from association with any broker-dealer or investment adviser and has agreed to pay $50,000 in civil penalties. EPG Global Private Equity Fund, Ltd., which was never funded, has since been terminated.

        Laser's Board of Directors was recently made aware of the circumstances surrounding the civil complaint and administrative proceeding.

        In connection with the proposed exchange transaction, Mr. Giordano has agreed with Laser that he will not, without Laser's consent, at any time, serve as an officer or member of the Board of Directors of Laser and that he will not, at any time, beneficially own more than five percent of Laser's Common Stock. Mr. Giordano may, however, provide certain consulting services to SCL which will not involve association with any broker-dealer or investment adviser required to be registered as such under the federal securities laws. After discussions, Mr. Giordano also has agreed with Laser not to sell or otherwise transfer any shares of Laser common stock he currently holds or will receive in the share exchange without Laser's consent for a period of one year following the close of the share exchange on the same terms and conditions applicable to the Laser shareholders subject to the Lock Up under the Exchange Agreement.

        After considering the settlement terms and in light of Mr. Giordano's agreement not to serve as an officer or member of the Board of Directors of Laser and not to beneficially own more than five percent of Laser's Common Stock, and in light of Mr. Giordano's agreement not to sell or otherwise transfer shares of Laser common stock as described above, and after deliberation, including consultation with Laser's outside securities counsel, the Laser Board of Directors concluded that Mr. Giordano's limited involvement with Laser will not have a negative impact on Laser's future operations or the share exchange.

RISK FACTORS ASSOCIATED WITH THE EXCHANGE

        In deciding whether to vote in favor of the exchange and the transactions contemplated by the Exchange Agreement, you should consider the following risks related to the exchange and our business and financial condition, assuming the exchange is completed. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not currently known to us, which we currently deem immaterial or which are similar to those faced by other companies in our industry or business in general, may also impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected. This proxy statement also contains forward-looking statements that involve risks and uncertainties.

Financial Risks

Laser will be relying entirely on SCL's business plan to succeed.

        Laser disposed of substantially all of its assets and currently has no active business operations. As a result, the success of the Combined Company following the exchange will depend, at least initially, on the acquisition of Weida. We cannot assure you that the Combined Company will be able to implement this business plan successfully. Even if this plan ultimately succeeds, considerable time may be required to do so.

Laser will require significant capital and financing to complete the acquisition of Weida and finance its continuing operations.

        In addition to issuing stock to the Weida shareholders, we will have to pay $15,805,153 to complete the acquisition, as follows:

  •
  $805,153 in cash as a registered capital contribution to Weida EJV (which payment has been deposited and is reserved for payment); and

  •
  $15,000,000 in cash to the Weida shareholders within 30 days after issuance of the business licenses for the Weida EJV.

        We do not expect that current shareholders of SCL or Laser will provide any portion of SCL's financing requirements. Consequently, we cannot be sure that any additional financing will be available as and when needed, on commercially reasonable terms, or at all. If we cannot obtain additional financing as and when needed we may not be able to complete the acquisition of the control and 51% interest in Weida following the exchange, which would have a material adverse effect on the financial condition and results of operations of SCL and Laser.

        Therefore, it is possible that the acquisition of an interest in Weida may never be consummated, in which instance your interest in Laser common stock will have been substantially diluted and the shares are likely to have substantially lesser value than they have currently, or no value at all.

        SCL has also agreed to use its best efforts to provide or arrange for working capital of $159,194,847 to Weida in the form of equipment leasing, asset purchases, cash equivalents, or other commercially reasonable forms, from SCL or third parties, based on a business plan to be agreed upon by Weida's board after SCL has appointed its members. Within that general requirement, Weida's future working capital needs will not be further determined until the business plan is prepared and agreed upon. Although SCL is obligated only to use its best efforts to provide or arrange for working capital for Weida, and there is no expressed date by which such working capital is to be arranged, nonetheless, failure on the part of SCL to successfully arrange for all or substantially all of such working capital requirements could materially and adversely impact the viability or future profitability and growth of Weida. SCL has recently provided limited funding support for Weida equipment purchases. SCL does not currently have and has not yet made any other plans, proposals or arrangements for such working capital funding, and does not expect to pursue such financing requirements until after the share exchange is completed and then only once the $15 million in financing required to close the Weida acquisition is obtained or committed to and a business plan for Weida for the second half of 2004 and for 2005 is prepared, reviewed and approved by SCL. Consequently, there is no assurance that the necessary working capital financing for Weida can or will be obtained.

To raise capital, we may have to issue equity or debt securities on terms that are detrimental to existing shareholders.

        In order to complete the acquisition of Weida, we will be required to issue 16,296,296 shares of Laser common stock representing approximately 16.92% of the outstanding common stock of Laser after such issuance, subject to Weida achieving certain financial performance goals. Further, in order to meet our capital requirements, we expect to offer equity securities for sale, and shareholders will experience additional dilution. Any new equity securities we issue may have rights, preferences or privileges senior to those of existing holders of common stock. Following the exchange, we may issue debt securities with substantial debt service requirements, high interest rates or other terms that limit our ability to obtain financing or take advantage of business opportunities.

Risks Relating to Operating in China

China's economic, political and social conditions, as well as government policies, could affect our business.

        Substantially all of our business, assets and operations after the exchange will be located in China.

        The economy of China differs from the economies of most developed countries in many respects, including:

  •
  government involvement;

  •
  level of development;

  •
  growth rate;

  •
  control of foreign exchange; and

  •
  allocation of resources.

        While China's economy has experienced significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China but may also have a negative effect on Laser. For example, applicable government controls over capital investments or changes in tax regulations may have a material adverse effect on our financial condition and results of operations.

        The economy of China has been changing from a planned economy to a more market-oriented economy. The Chinese government has implemented measures in recent years emphasizing the use of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises. But a substantial portion of productive assets in China is still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China's economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. These government policies may unduly impact our proposed operations or unduly favor companies competing with us, which could have a material adverse effect on our financial condition and results of operations.

Government control of currency conversion may adversely affect our operations and financial results.

        Laser will receive substantially all of its revenues in Renminbi, which currently is not a freely convertible currency. A portion of these revenues may have to be converted into other currencies to meet our foreign currency obligations. These foreign currency-denominated obligations include:

  •
  payment of interest and principal on foreign currency-denominated debt;

  •
  payment for equipment and materials purchased offshore; and

  •
  payment of any dividends we may declare on our shares.

        Under China's existing foreign exchange regulations, following completion of the exchange, Laser will be able to pay dividends in foreign currencies without prior approval from the State Administration of Foreign Exchange by complying with certain procedural requirements. However, the Chinese government may take measures at its discretion in the future to restrict access to foreign currencies for current account transactions if foreign currencies become scarce in China. We may not be able to pay dividends in dollars or other foreign currencies to our shareholders if the Chinese government restricts access to foreign currencies for current account transactions.

        Foreign exchange transactions under our capital account, including foreign currency-dominated borrowings from Chinese or foreign banks and principal payments in respect of foreign currency-denominated obligations, continue to be subject to significant foreign exchange controls and require the approval of the State Administration of Foreign Exchange. These limitations could affect our ability to obtain foreign exchange through debt or equity financing, or to obtain foreign exchange for capital expenditures.

Fluctuation of the Renminbi could materially affect our financial condition and results of operations.

        The value of the Renminbi fluctuates and is subject to changes in China's political and economic conditions. Since 1994, the conversion of Renminbi into foreign currencies, including U.S. and Hong Kong dollars, has been based on rates set by the People's Bank of China, which are set daily based on the previous day's interbank foreign exchange market rates and current exchange rates on the world financial markets. Since 1994, the official exchange rate for the conversion of Renminbi to U.S. dollars has generally been stable. Following the exchange, however, any devaluation of the Renminbi could adversely affect the value of, and dividends, if any, payable on shares of Laser common stock in foreign currency terms, since we will receive substantially all of our revenues, and express our profits, in Renminbi. Fluctuations in exchange rates could also adversely affect the value, translated or converted into United States or Hong Kong dollars, of our net assets, earnings and any declared dividends.    Our financial condition and results of operations may also be adversely affected by changes in the value of certain currencies in which our obligations are denominated. In particular, a devaluation of the Renminbi is likely to increase the portion of our cash flow required to satisfy our foreign currency-denominated obligations.

The Chinese legal system has inherent uncertainties that could limit the legal protections available to you.

        SCL's interest in Weida will be held through a joint venture organized under the laws of China and is governed by its articles of association. The Chinese legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, the Chinese government has promulgated laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations involve uncertainties. Therefore, the Chinese legal system may not afford the same legal protection available to investors in the United States or elsewhere.

Extensive government regulation of the telecommunications industry may limit our flexibility in responding to market conditions, competition or changes in our cost structure.

        The telecommunications business in China is subject to extensive government regulation. The Ministry of Information Industry, which is the primary telecommunications industry regulator under China's State Council, regulates, among other things:

  •
  industry policies and regulations;

  •
  licensing;

  •
  tariffs;

  •
  competition;

  •
  telecommunications resource allocation;

  •
  service standards;

  •
  technical standards;

  •
  interconnection and settlement arrangements; and

  •
  universal service obligations.

        Other Chinese governmental authorities also take part in regulating tariff policies, capital investment and foreign investment in the telecommunications industry. Major capital investments, including telecommunications network development projects, are subject to the approval of relevant Chinese government authorities. The regulatory framework within which we will operate may constrain our ability to implement our business strategies and limit our flexibility to respond to market conditions or to change in our cost structure.

Future changes to the regulations and policies governing the telecommunications industry in China may have a material adverse effect on our business and operations.

        Possible future changes to regulations and policies of the Chinese government governing the telecommunications industry could adversely affect our business and operations. For example, to provide a uniform regulatory framework for the orderly development of the telecommunications industry, the Chinese government is currently preparing a draft telecommunications law. If and when the telecommunications law is adopted by the Standing Committee of the National People's Congress, it is expected to provide a new regulatory framework for telecommunications regulation in China. The contents of the draft telecommunications law have not yet been made public. While we expect that the telecommunications law will have an overall positive effect on the development of the telecommunications industry in China, we cannot be certain how this law will affect our own business and operations. If it should contain provisions more stringent than the current telecommunications regulations, our ability to carry out our business plan could be adversely affected.

Risks Related to the Exchange

Laser shareholders will incur immediate, substantial dilution in their ownership percentage after the exchange is concluded.

        Laser shareholders will experience an immediate dilution of their ownership percentage in Laser by approximately 97%, since the Exchange Agreement provides that the existing SCL common shareholders and their finders and consultants will receive an aggregate of approximately 97% of the common stock of Laser in the exchange. Laser shareholders will be reduced to 3% of the outstanding common stock of Laser before issuance of 16,296,296 shares to the Weida shareholders (subject to Weida achieving certain financial performance goals) which will further dilute their ownership percentage. If Laser sells additional equity securities after the date of this proxy statement and prior to the closing of the exchange in connection with its capital-raising efforts, Laser shareholders will be experience further immediate dilution in their ownership percentage of Laser.

We will not adjust the number of shares of Laser common stock that SCL shareholders will receive if the trading price of Laser common stock increases before closing of the exchange.

        The method of determining the total percentage ownership of SCL shareholders in Laser common stock following closing of the exchange does not take into account any changes in the market price of Laser's common stock prior to the closing. The trading price of Laser's common stock may nevertheless increase before the closing. If that were to happen, Laser shareholders would effectively be paying a higher price (in the form of stock) for their interest in the Combined Company.

Sales of large amounts of Laser common stock in the public market following the exchange could depress the market price of Laser's common stock and impair our ability to raise capital through offerings of our equity securities.

        None of the shares of Laser common stock issuable to SCL shareholders or Weida shareholders are being registered under the Securities Act of 1933. Accordingly, the SCL shareholders will not be able to sell their shares unless they are later registered or covered by an available exemption such as Rule 144. In addition, approximately 67% of Laser's outstanding shares will be subject to a one-year contractual lockup. As a result of these restrictions, the market for Laser's common stock is likely to remain "thin" for some time, with trading in the shares limited to approximately 3,300,000 shares (excluding the shares subject to the one-year lockup). No SCL shareholders are currently contractually entitled to cause SCL or Laser to register their shares, although SCL or Laser may determine to provide such rights, or to register the shares of one or more holders, at any time or from time to time. If, following the exchange, holders of Laser common stock sell substantial numbers of shares in the public markets, the price of our common stock may fall, making it more difficult for us to raise capital.

        Under Rule 144, each of the holders of the 76,000,000 shares being issued to the SCL shareholders and the 16,296,296 shares issuable to current shareholders of Weida (subject to Weida achieving certain financial performance goals) will be eligible to sell up to 1% of Laser's outstanding common stock every three months commencing one year after the exchange (subject to the restrictions on volume, manner of sale and other conditions of Rule 144). SCL and Weida shareholders who are not "affiliates" of Laser after the exchange, will be able to sell up to all of their Laser shares commencing two years after the exchange. The number of shares eligible to be sold could be substantially increased if SCL or Laser determines to provide registration rights to one or more holders of Laser shares. The sale or prospective sale of these shares could impede our ability to raise capital for some time to come.

As a stock listed for quotation on the OTCBB, our common stock currently has limited liquidity.

        Holders of our shares, which are quoted on the OTCBB, may find that the liquidity of our common stock is impaired as compared with the liquidity of securities listed on NASDAQ or one of the national or regional exchanges in the United States. This impairment of liquidity may result from reduced coverage by security analysts and news media of Laser and lower prices for our common stock than might otherwise be attained.

        Although we intend to apply for listing of our securities on NASDAQ or one of the national exchanges, we cannot do so until we can meet the asset and/or income qualifications and the governance and other qualitative requirements for listing. We cannot give you assurance as to when we will be able to satisfy these qualification requirements, if at all.

Our common stock is subject to the SEC's "penny stock" rules which may limit its liquidity.

        Our common stock is subject to the SEC's "penny stock" rules. Penny stocks generally are equity securities that are not registered on certain national securities exchanges or quoted by NASDAQ and have a price per share of less than $5.00. Penny stocks are subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell the stocks to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-

dealer must make a special suitability determination for the purchase of such securities and obtain the purchaser's written consent to the transaction prior to the sale. Prior to the sale, broker-dealers must also deliver to the potential purchaser a disclosure schedule prescribed by the SEC describing the penny stock market and disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, broker-dealers must deliver to penny stock investors monthly statements disclosing recent price information for penny stocks held in the account and information on the limited market in penny stocks. These additional requirements restrict the ability of broker-dealers to sell our common stock and make it more difficult for investors to dispose of our common stock in the secondary market.

The market price and marketability of Laser's common stock may not improve after the exchange, and may even decrease and the value attributed to Laser common stock for purposes of the Master Agreement is an arbitrary one.

        Currently, Laser's common stock is thinly traded on the OTCBB. The market price and marketability of the common stock of Laser following the exchange will depend on many factors, some of which will be outside the Combined Company's control. We cannot assure you that the market price per share of Laser common stock after the exchange will remain the same, equal or exceed the market price prior to the exchange.

        The value fixed for the Laser shares for purposes of the Master Agreement ($6.75 per share) was arrived at after discussions between SCL and the Weida shareholders, and represented a compromise between the substantially lower market price of Laser common stock at the time of the negotiations and estimates of possible future market prices of Laser common stock following completion of the share exchange, the acquisition of Weida, and the provision of adequate working capital financing for the Weida EJV. However, neither party to the negotiations conducted or obtained any appraisal, estimate or investment banking advice or opinion regarding the prospective value of the combined companies, or possible future market prices. The valuation amount therefore must be regarded as having been fixed at a negotiated value. It is not, and should not be construed as, an implied or actual estimate of any future value of Laser common stock following the share exchange or the acquisition of an interest and control in the Weida EJV. In addition, it is not the actual valuation of the stock being issued for accounting purposes.

Together, a limited number of shareholders will own a substantial percentage of our common stock after the exchange, and could significantly influence matters requiring shareholder approval.

        Currently, three shareholders own approximately 67% of our outstanding common stock. Following the exchange, ten of the current shareholders of SCL will own, collectively, approximately 67% of our then outstanding common stock (16 of the current shareholders of SCL will own, collectively, approximately 80% of our then outstanding common stock). If these shareholders act together, they would be able to control virtually all matters requiring shareholder approval after the exchange, including the election of directors and the determination of significant corporate actions. This concentration of ownership could depress our stock price or delay or prevent a change in control that may otherwise be beneficial to our shareholders.

Laser has had not paid any dividends on its common stock in the past ten years.

        Laser has never paid any cash dividends on its common stock, and ceased operations in 1993. Following the exchange, Laser intends to reinvest any income it may receive in excess of expenses and does not expect to pay any dividends in the foreseeable future.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma combined financial statements give pro forma effect to the share exchange between Laser and SCL, and the acquisition of Weida by SCL, by using the purchase method of accounting and the assumptions set forth in the accompanying notes to the pro forma combining financial statements. SCL will have a 25% direct investment in Weida, an additional 26% profit and loss participation agreement and will have the right to appoint a majority of the board of directors of Weida and the right to appoint the general manager and chief financial officer of Weida, both of which rights it intends to exercise. SCL will therefore have operational and financial control of Weida. This presentation assumes that the purchase price has been allocated based on preliminary estimates of the fair market value of Weida's assets and liabilities. The pro forma assumptions are subject to change pending a final analysis of the fair values of the assets acquired and liabilities assumed by SCL. The impact of these changes could be material.

Periods Covered

        The unaudited pro forma combined balance sheet as of January 31, 2004 is presented to give effect to the proposed share exchange as if it occurred on January 31, 2004 and, due to different fiscal period ending dates, combines the historical balance sheet for Laser at January 31, 2004 and the historical balance sheets of SCL after giving effect to the acquisition of Weida as if it had occurred on December 31, 2003. The unaudited pro forma statement of operations for the year ended January 31, 2004 is presented as if the share exchange between Laser and SCL and the acquisition of Weida had taken place on February 1, 2003 and, due to different fiscal period ends, combines (i) the historical results of Laser for the year ended January 31, 2004, (ii) the historical results of SCL for the period from May 16, 2003 (date of inception) to December 31, 2003 and (iii) the historical results of Weida for the year ended December 31, 2003.

        The unaudited pro forma combined financial statements are based on estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma combined financial statement. Unaudited pro forma combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved if the share exchange between SCL and Weida had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of future results of operations. The pro forma combined financial statements do not give effect to any cost savings or restructuring and integration costs that may result from the integration of Laser's, SCL's and Weida's businesses. Costs related to restructuring and integration have not yet been determined.

Laser Recording Systems, Inc., SCL Ventures Ltd.

and Weida Communications Technology Company Limited

Pro Forma Combined Balance Sheet

As at January 31, 2004

	SCL	Weida	Pro Forma SCL/ Weida Adjustments		Pro Forma Combined SCL	Laser	Pro Forma Laser Adj		Pro Forma Combined Total
	US$	US$			US$	US$			US$
Assets
Current assets:
Cash in bank	—	65,443	—		65,443	705	—		66,148
Accounts receivable	31,908	19,622	—		51,530	—	—		51,530
Inventories	—	819,768	—		819,768	—	—		819,768
Advances to suppliers	—	35,946	—		35,946	—	—		35,946
Prepaid expenses and deposits	—	226,325	—		226,325	—	—		226,325

Total current assets	31,908	1,167,104			1,199,012	705			1,199,717
Deposit for purchases of PPE	—	1,628,979	—		1,628,979	—	—		1,628,979
Property, plant and equipment, net	—	1,728,286	—		1,728,286	—	—		1,728,286
Note receivable	2,200,000	—	—		2,200,000	—	—		2,200,000
Goodwill			22,554,316	(a)(i)-(vi)	22,554,316	—	—		22,554,316
Deposit in escrow	58,346	—	—		58,346				58,346
Deferred acquisition costs	4,639,712	—	(4,639,712	)(a)(v)	—	—	—		—

Total Assets	6,929,966	4,524,369			29,368,939	705			29,369,644

Liabilities and stockholders' equity
Current liabilities:
Bank loans	—	4,826,604	—		4,826,604	—	—		4,826,604
Accounts payable	759,055	234,611	—		993,666	—	—		993,666
Accrued expenses and other payables	—	128,903	15,805,153	(a)(i)(ii)	15,934,056	3,550	—		15,937,606
Amounts due to shareholders	—	142,612	—		142,612	—	—		142,612
Amounts due to other related parties	776,932	250,983	—		1,027,915	—	—		1,027,915
Total current liabilities	1,535,987	5,583,713			22,924,853	3,550			22,928,403
Non-current liabilities
Loans payable—stockholder	—	—	—		—	33,000	—		33,000

Total Liabilities	1,535,987	5,583,713			22,924,853	36,550			22,961,403

Minority interests	—	—	(794,508	)(a)(vi)	—		—		—
			794,508	(a)(vi)
Stockholders' equity
Capital stocks and paid in capital	6,542,773	2,437,435	(2,437,435	)(a)(iv)	7,592,880	7,410,310	(7,446,155	)(b)	7,557,035
			1,844,615	(a)(iii)
			(794,508	)(a)(vi)
Deficit	(1,148,794)	(3,496,779)	3,496,779	(a)(iv)	(1,148,794)	(7,446,155)	7,446,155	(b)	(1,148,794)

Total stockholders' equity	5,393,979	(1,059,344)			6,444,086	(35,845)			6,408,241

Total liabilities and stockholders' equity	6,929,966	4,524,369			29,368,939	705			29,369,644

Laser Recording Systems, Inc., SCL Ventures Ltd.

and Weida Communications Technology Company Limited

Pro Forma Combined Statement of Operations

For the twelve months ended January 31, 2004

	SCL *	Weida	Pro Forma SCL /Weida Adj.	Pro Forma Combined SCL	Laser	Pro Forma Laser Adj.	Pro Forma Combined total
	US$	US$		US$	US$		US$
Revenues:
Sales of equipment	—	121,774	—	121,774	—	—	121,774
Transponder utilization revenue	—	36,360	—	36,360	—	—	36,360

Total revenue	—	158,134		158,134	—		158,134
Cost of revenue	—	1,308,903	—	1,308,903	—	—	1,308,903

	—	(1,150,769)		(1,150,769)	—	—	(1,150,769)
Selling, general and administrative expenses	1,180,702	777,653	—	1,958,355	6,911	—	1,965,266

Loss from operations	(1,180,702)	(1,928,422)		(3,109,124)	(6,911)	—	(3,116,035)
Interest expense	—	(222,713)	—	(222,713)	—	—	(222,713)
Interest income	31,908	6,981	—	38,889	—	—	38,889

Net loss	(1,148,794)	(2,144,154)		(3,292,948)	(6,911)		(3,299,859)

*
SCL commenced operations on May 16th 2003.

1. Basis of Pro Forma Presentation

        On May 20, 2003, Laser and SCL entered into a share exchange agreement which when consummated will result in the acquisition by Laser of all of the outstanding shares of SCL. For accounting purposes, the merger has been treated as an acquisition of Laser by SCL. In addition, the pending acquisition of Weida by SCL has been accounted for using the purchase method of accounting.

        The financial statements of Weida are stated in RMB. The translations of assets and liabilities from RMB into USD in the pro forma combined balance sheet have been made at the rate of RMB 8.2874 to USD 1. The translations of income and expenses from RMB into USD in the pro forma combined statement of operations for the year ended January 31, 2004 have been made at the rate of RMB 8.2874 to USD 1. Such translations should not be construed as representations that RMB amounts could be converted into USD at that rate or any other rate during such period or at any other time.

        The value of Laser shares issued to Weida was based upon the market capitalization of Laser, using an average closing price of Laser's common stock two days prior to and two days after May 20, 2003, the date the proposed share exchange was announced. The value used of $0.1132 per share is the market value of $1.09 per share adjusted for all shares issued in connection with the transactions.

2.     Pro Forma Adjustments

  (a)
  Adjustments reflecting the acquisition of Weida by SCL to reflect that upon acquisition:

  (i)
  SCL will provide a cash capital contribution to Weida of $805,153;

  (ii)
  SCL will make a cash payment of $15,000,000 due to the existing shareholders of Weida;

  (iii)
  SCL will transfer to existing shareholders of Weida 16,296,296 shares of Laser common stock valued at $0.1132 per share (an amount based on $1.09 per share, the average closing price of Laser's common stock two days prior to and two days after May 20, 2003, the date the proposed share exchange was announced, which share price was adjusted (x) first, for the proposed 1-for-4 reverse split of Laser common stock prior to the share exchange, and (y) second, for the assumed issuance of approximately 93.9 million additional shares which will then be issued in the exchange and to the Weida shareholders, consisting of approximately 76.0 million shares assumed to be issued to SCL shareholders, approximately 1.6 million shares assumed to be issued to finders and consultants to SCL, and approximately 16.3 million shares to be issued to the Weida shareholders), or $1,844,615 in the aggregate. The determination of the share price used in recording the transaction is for accounting purposes only. It is not indicative of the price Laser shares will trade for immediately before or after the consummation of the merger, nor is it the value ($6.25) used for determining the fixed amount of shares to be issued in the acquisition of Weida by SCL or the value of Laser shares to be received by shareholders of SCL in connection with the merger;

    (iv)
    Weida's equity accounts will be eliminated;

    (v)
    deferred acquisition costs will be reclassified to goodwill;

    (vi)
    a minority interest in Weida will be eliminated.

  (b)
  Elimination of Laser's deficit at acquisition.

        The foregoing adjustments, including, without limitation, the allocation of purchase price to goodwill, are subject to change pending a final analysis of the fair values of the assets acquired and liabilities assumed by SCL. The impact of any such changes on future results of operations and reported assets and liabilities could be material.

3.     Additional Equity

        SCL is in the process of raising additional equity, in connection with the acquisition of Weida, to satisfy the $15,000,000 due to Weida's shareholders.

THE EXCHANGE AGREEMENT

        This section describes various material provision of the Exchange Agreement. Because the description of the Exchange Agreement contained in this proxy statement is a summary, it does not contain all the information that may be important to you. You should read carefully the entire Exchange Agreement, as amended, attached as Annex A to this proxy statement before you decide how to vote. Shareholders holding 6,676,593 shares (or approximately 67% as of the Record Date) of Laser's outstanding common stock have entered into a voting arrangement which requires those shareholders to vote their shares of Laser common stock in favor of the Exchange Agreement and the exchange.

Primary Terms of the Exchange Agreement

The Exchange

        Subject to the terms and conditions of the Exchange Agreement, at or prior to the exchange, Laser will complete a previously approved one-for-four reverse stock split so that at the time of closing, there are 2,500,000 shares of common stock of Laser issued and outstanding. At closing, each share of SCL common stock will be exchanged for one share of Laser common stock so that, at the time of the closing, current Laser shareholders thereafter will own 3% of the outstanding common stock of the Combined Company. As a result of the exchange, SCL will become a wholly-owned subsidiary of Laser.

        Holders of shares of Laser common stock who have complied with all the requirements for perfecting appraisal rights, as set forth in the provisions of New Jersey law, will be entitled to their rights with respect to such shares. See "Appraisal and Dissenters' Rights" beginning on page 54 of this proxy statement. If holders of more than 10% of Laser's outstanding common stock exercise their appraisal rights, SCL will not be obligated to complete the exchange although SCL may proceed with the exchange in its discretion.

Exchange Procedures

        The shareholders of SCL shall exchange their shares of SCL common stock for Laser common stock as follows:

  •
  SCL shareholders shall deliver to Laser certificates evidencing all of the SCL common stock owned by them with an appropriately executed stock power endorsed in favor of Laser; and

  •
  Laser shall issue and deliver to each of the SCL shareholders and their designees certificates evidencing the number of authorized but unissued shares of Laser common stock provided for in the Exchange Agreement.

Other Provisions of the Exchange Agreement

Representations and Warranties

        In the Exchange Agreement, Laser and SCL and the shareholders of Laser and SCL who executed the Exchange Agreement ("signatory shareholders"), each make a number of customary representations and warranties including, but not limited to, corporate existence and power, articles of incorporation, by-laws and minute books, board consent, subsidiaries, no undisclosed material liabilities, compliance with laws and court orders, finder's fees, taxes, employee benefits plans, environmental matters, patent and other proprietary rights, anti-takeover statutes, and investment representations. The accuracy and completeness of these representations and warranties are conditions of the other party's obligations to complete the exchange.

        Laser and its signatory shareholders' representations and warranties to SCL also include, but are not limited to:

  •
  the execution, delivery and performance of the Exchange Agreement and related agreements will be authorized by all necessary corporate action on the part of Laser, and will not violate laws, contracts, or Laser's charter documents;

  •
  no filings or approvals are required in order for Laser to enter into and perform its obligations under the Exchange Agreement and the related agreements, except for shareholder approval of the exchange;

  •
  the capitalization of Laser is as set forth in the Exchange Agreement;

  •
  the financial statements of Laser that have been provided to SCL have been prepared in accordance with generally accepted accounting principles;

  •
  since January 31, 2003, Laser has conducted its business only in the ordinary course and no events or changes have occurred that have had or would reasonably be expected to have a material adverse effect on Laser;

  •
  there is no litigation, pending or threatened, against Laser that would reasonably be expected to have a material adverse effect on Laser or the transactions contemplated by the Exchange Agreement;

  •
  Laser's common stock is currently listed for trading on the OTC Bulletin Board, and Laser has received no notice that its common stock is subject to be delisted; and

  •
  Laser has filed all required reports with the SEC and is current in its SEC filings and no form filed with the SEC contained any untrue statement of a material fact or omitted to state any material fact.

        SCL and SCL's signatory shareholders' representations and warranties to Laser also include, but are not limited to:

  •
  the execution, delivery and performance of the Exchange Agreement and the related agreements will be authorized by all necessary corporate action on the part of SCL and will not violate any laws, contracts, or the charter documents of SCL;

  •
  no filings or approvals are required in order for SCL to enter into and perform its obligations under the Exchange Agreement and the related agreements;

  •
  the capitalization of SCL is as set forth in the Exchange Agreement;

  •
  the financial statements of SCL that have been provided to Laser fairly present, in all material respects, the financial condition and results of operations of SCL as of the date indicated; and

  •
  there is no litigation, pending or threatened, against SCL that would reasonably be expected to have a material adverse effect on Laser or the transactions contemplated by the Exchange Agreement.

Covenants

        In the Exchange Agreement, Laser, SCL and their respective signatory shareholders have agreed to certain negative and affirmative covenants including, among other things, that, unless otherwise expressly provided for in the Exchange Agreement, until the earlier of the closing of the exchange or the termination of the Exchange Agreement, each of Laser and SCL will:

  •
  maintain its corporate existence in good standing;

  •
  preserve its business organization and goodwill, make reasonable efforts to maintain current officers and employees and perform all contracts to which it is a party;

  •
  maintain in effect all existing insurance coverage;

  •
  notify the other party of any litigation or other proceeding in which Laser or SCL, as the case may be, or their respective executive officers or directors is named as a defendant;

  •
  allow the other party and its representatives reasonable access to its offices, properties, books and records upon reasonable notice during normal business hours;

  •
  not amend or otherwise modify its charter or by-laws;

  •
  not issue, sell or dispose of any option, warrant or other right to acquire any shares of any class of its capital stock, or alter the terms of any outstanding security or make any change in its authorized or outstanding capital stock (except that Laser shall complete a previously approved one-for-four reverse stock split);

  •
  not terminate or modify any contract other than in furtherance of the purposes of the Exchange Agreement;

  •
  not make any loan or advance to any person or acquire any capital stock or other securities or ownership interest in or any material amount of assets of any other business enterprise;

  •
  use reasonable efforts to obtain a policy of directors and officers liability insurance in an amount and on terms reasonably satisfactory to each of the parties;

  •
  not adopt any plan of dissolution or liquidation; and

  •
  not violate the terms of the standstill arrangements.

        Laser and its signatory shareholders further covenant, that, unless otherwise expressly provided for in the Exchange Agreement, until the earlier of the closing of the exchange or the termination of the Exchange Agreement, Laser will:

  •
  not encumber any of its material assets or properties;

  •
  not enter into any material contracts other than in furtherance of the purposes of the Exchange Agreement;

  •
  not incur indebtedness in excess of $5,000 other than indebtedness in furtherance of the purposes of the Exchange Agreement; and

  •
  not commence any new operations, whether by acquiring or developing any line of business.

        SCL and its signatory shareholders further covenant, that, unless otherwise expressly provided for in the Exchange Agreement, until the earlier of the closing of the exchange or the termination of the Exchange Agreement, SCL will not create, incur, assume or otherwise become liable for any indebtedness in an aggregate amount in excess of $60,000, other than indebtedness in furtherance of the purposes of the Exchange Agreement.

        Each of the Laser and SCL signatory shareholders further agreed to vote their respective shares in favor of, or consent to, an action that may be required to be taken by such shareholders in connection with the transactions contemplated by the Exchange Agreement.

        The parties to the Exchange Agreement further covenant that, before and after the closing of the exchange, they will:

  •
  cooperate with each other in making any required governmental filings related to the exchange;

  •
  keep confidential any and all material non-public information they have obtained, unless otherwise required by law;

  •
  promptly notify the other party of the occurrence or non-occurrence of any fact or event that would be reasonably likely to cause any representation or warranty to be untrue or incorrect or to cause any covenant or agreement not to be complied with or satisfied in any material respect; and

  •
  use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary to consummate and make effective the transactions contemplated by the Exchange Agreement and to obtain all necessary authorizations and approvals.

Conditions to the Exchange

        The obligations of the parties to consummate the exchange are subject to the satisfaction of the following conditions:

  •
  on or prior to the closing, the British Virgin Islands Monetary Authority and any other governmental authority in British Virgin Islands having jurisdiction shall have approved the issuance of the SCL common stock to Laser and any person that contributes to the minimum equity investment of $2,200,000 in SCL; and

  •
  SCL shall have filed a Form 99 and all other documents required to be filed under New York blue sky laws.

        The obligations of Laser and the Laser signatory shareholders to consummate the exchange are subject to the satisfaction or waiver of a number of additional conditions, including but not limited to:

  •
  each of SCL and the SCL signatory shareholders shall have performed, in all material respects, all of their respective obligations under the Exchange Agreement required to be performed by them at or prior to the closing;

  •
  the representations and warranties of SCL and the SCL signatory shareholders contained in the Exchange Agreement and in any certificate or other writing delivered by SCL or any such shareholder pursuant to the Exchange Agreement shall be true in all material respects at and as of the closing as if made at and as of such time; and

  •
  SCL shall have received a minimum equity investment of $2,200,000 (which funds have been received).

        The obligations of SCL and the SCL signatory shareholders to consummate the exchange are subject to the satisfaction or waiver of a number of additional conditions, including but not limited to:

  •
  each of Laser and the Laser signatory shareholders shall have performed, in all material respects, all of their obligations under the Exchange Agreement required to be performed by them at or prior to the closing;

  •
  the representations and warranties of Laser and the Laser signatory shareholders contained in the Exchange Agreement and in any certificate or other writing delivered by Laser or any such shareholder pursuant to the Exchange Agreement shall be true in all material respects at and as of the closing as if made at and as of such time;

  •
  the one-for-four reverse split shall have been effected prior to the closing;

  •
  Laser shall remain, through the closing (i) a company in good standing and whose shares are admitted for listing on the OTCBB and there shall be no inquiry pending or threatened that could result in delisting of Laser common stock for trading on the OTCBB and (ii) current in filing reports with the SEC;

  •
  the exchange does not violate any federal or state law, rule or regulation to which Laser is subject, and Laser shall have received all necessary approvals and consents of the Laser Board and its shareholders;

  •
  the number of shares of Laser capital stock on the date of the Exchange Agreement shall be no greater at closing, and no other securities of Laser shall be outstanding and there shall be no commitment outstanding at closing to issue any such securities other than as provided in the Exchange Agreement; and

  •
  the applicable governmental authorities of the British Virgin Islands shall have authorized the issuance of the SCL common stock as provided in the Exchange Agreement and Laser and the Laser signatory shareholders shall have provided all documents and information required or requested by any such authority as a condition to authorizing such issuance.

Termination of the Exchange Agreement

        The Exchange Agreement may be terminated at any time before the effective date of the exchange, whether before or after approval of the exchange by Laser's shareholders, for specified reasons, including but not limited to:

  •
  by mutual written consent of Laser and SCL;

  •
  by either party if any governmental authority shall have issued a final order, judgment or ruling prohibiting the exchange;

  •
  by Laser if SCL does not raise a minimum equity investment of $2,200,000 (which funds have been received) or if any of the conditions to the obligations of Laser to consummate the exchange and the other transactions contemplated by the Exchange Agreement shall have not been satisfied in any material respect; or

  •
  by SCL if, at any time prior the closing (i) any of the conditions to the obligations of SCL to consummate the exchange and the other transactions contemplated by the Exchange Agreement shall not have been satisfied in any material respect; or if the due diligence review by SCL or its representatives of Laser's books and records reveals a breach of any of the representations and warranties of Laser or any Laser signatory shareholder contained in the Exchange Agreement or in any certificate delivered pursuant to the Exchange Agreement or there is any material adverse change in the business or financial condition or its results of operations of Laser from those as presented in Laser's Annual Report on Form 10-K for the fiscal year ended January 31, 2003.

Restrictions on Transfer

        The shares of Laser common stock and SCL common stock delivered in the exchange will not be registered under the federal and state securities laws and may not be resold, offered for resale, transferred, pledged or otherwise distributed unless registered under the federal securities laws and applicable state blue sky laws, unless an exemption from such registration applies.

Voting Arrangements

        The following is a summary of the material terms of the voting arrangements agreed to by the Laser signatory shareholders as part of the Exchange Agreement:

Agreement to Vote in Favor of the Exchange

        The Laser signatory shareholders have irrevocably agreed, by executing the Exchange Agreement, to vote at any shareholders meeting that may be called:

  •
  in favor of the exchange and Exchange Agreement;

  •
  in favor of the change in Laser's name;

  •
  in favor of the election of each of the nominees for director; and

  •
  in favor of the appointment of Deloitte Touche Tohmatsu as auditors.

        Because the Laser signatory shareholders own approximately 67% of the outstanding shares of Laser, their vote will ensure the approval of these proposals at the Laser special meeting.

Agreement and Vote for the SCL designees to the Laser Board of Directors

        Laser and each Laser signatory shareholder who is a member of the Laser Board, also has agreed subject to the Board of Directors consisting of no less than a total of three directors, that the SCL signatory shareholders shall have the right to designate 2 directors to the Laser Board and acceptable to the Laser Board in the good faith exercise of its reasonable business judgment (the "SCL Designees"), which right shall not be assignable. To the extent that there are any openings on the Laser Board as of the closing, Laser and each Laser signatory shareholder who is a member of the Laser Board shall take such steps as to have such vacancies filled by the SCL Designees. Laser and each Laser signatory shareholder who is a member of the Laser Board further agreed that they shall take such action necessary to nominate such SCL Designees at the initial annual meeting of the shareholders held after the closing and at every annual meeting thereafter unless waived by the SCL signatory shareholders, to insure that the SCL Designees remain directors.

        The Laser signatory shareholders have further agreed that the SCL Designees may not be removed or replaced without the prior written consent of the SCL signatory shareholders, except for any removal of such individual for cause (but subject to the rights of the SCL signatory shareholders to fill such vacancy and of the Board of Directors to accept the SCL designee).

Lock-Up Arrangements and Limited Preemptive Rights

        The following is a summary of the material terms of the lock-up arrangements and related limited preemptive rights agreed to by the Laser signatory shareholders and SCL as part of the Exchange Agreement:

        Subject to Laser not issuing Laser common stock in any transaction where Laser, as an entity, is valued at less than $10,000,000 in the aggregate, each Laser signatory shareholder has agreed that for a period of one year from the date of the closing he or she will not

  •
  transfer any of the Laser common stock owned or controlled by such party, or

  •
  announce an intent to transfer any of that common stock.

        Notwithstanding the limitation of the previous paragraph, if Mitchell Sepaniak proposes to accept any bona fide offers to purchase his shares or participates in the public sale, pursuant to a registration statement or otherwise, the Laser signatory shareholders will be entitled to participate in the sale on a pro rata basis. These tag-along rights of the Laser signatory shareholders shall terminate at such time as they no longer own any shares of Laser common stock. Unless sooner terminated, these tag-along rights also shall terminate upon:

  •
  the liquidation, dissolution or indefinite cessation of the business operations of Laser;

  •
  the execution by Laser of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of Laser; or

  •
  the consummation of an underwritten public offering of Laser's common stock.

        The lock-up arrangements described above are in addition to, and not in lieu of, any restrictions on transfer provided by applicable federal and state securities laws.

        The Laser signatory shareholders who are subject to the lock up arrangements will receive a limited preemptive right to maintain their percentage interest ownership in Laser, at the level that will exist immediately following the share exchange, but only with respect to any future issuances of Laser equity securities to affiliates of Laser at prices below the average closing sales price of Laser common stock for the thirty (30) days prior to any such issuance, and only if they are then subject to the lock up arrangement and the Laser signatory shareholders' designees no longer comprise a majority of Laser's directors.

Standstill Arrangements

        The following is a summary of the material terms of the standstill arrangements agreed to by the parties as part of the Exchange Agreement:

        Until the closing or earlier termination of the Exchange Agreement, neither Laser, SCL, nor any of the Laser or SCL signatory shareholders may discuss or negotiate with any other corporation, firm or person, or entertain or consider any inquiries, or proposals relating to the possible disposition of their shares of capital stock of either SCL or Laser. Each of them is to cause SCL or Laser, as the case may be, to conduct business only in the ordinary course except that SCL may undertake investigation, discussion and/or negotiations with potential acquisition candidate companies and/or strategic investors provided those negotiations, discussions and investigations are in furtherance of SCL's business plan or the acquisition of Weida. Notwithstanding the foregoing, each party is free to engage in activities which are designed to further the mutual interests of the parties for the contemplated exchange and advancement of SCL's business plan, and SCL is free to offer or issue additional shares of its equity securities prior to the closing or earlier termination of the Exchange Agreement.

APPRAISAL AND DISSENTERS' RIGHTS

Laser Shareholders

        Laser shareholders who object to the exchange are entitled to dissent and to receive payment of the fair value of their Laser common stock if the exchange is completed. Your rights to dissent and receive payment for your shares, and the procedures which you must follow to assert and preserve these rights are set forth in Sections 14A:11-1 through 14A:11-11 of the New Jersey Business Corporation Act. These procedures are summarized below. This summary, however, is not a complete statement of the relevant provisions and is qualified by reference to the full text of the dissenters' rights provisions of New Jersey law, which is attached as Annex C to this proxy statement.

        FAILURE TO COMPLY WITH ANY OF THE PROCEDURAL REQUIREMENTS OF NEW JERSEY LAW FOR EXERCISING YOUR DISSENTERS' RIGHTS COULD RESULT IN YOUR LOSS OF THESE RIGHTS. EACH SHAREHOLDER WHO WISHES TO EXERCISE DISSENTERS' RIGHTS OR PRESERVE THE RIGHT TO DO SO SHOULD READ THE SUMMARY OF PROCEDURAL REQUIREMENTS BELOW AS WELL AS THE STATUTORY PROVISIONS INCLUDED AS ANNEX C.

        If you have a beneficial interest in shares of Laser common stock that are held of record in the name of another person, for example, a broker, bank or other nominee, you must act promptly to cause the record holder to follow the procedures summarized below both properly and in a timely manner, if you wish to exercise your dissenters' rights.

Summary of Procedures

Notice of Dissent & Intent to Demand Payment of Fair Value

        To dissent from the exchange and demand payment of the fair value of your shares, you must file with us a written notice of dissent stating that you intend to demand payment for your shares if the exchange is consummated. We must receive your written notice of intent to dissent before Laser shareholders vote on the exchange at the special meeting. The notice of dissent may be submitted to us at the special meeting before the vote or delivered to us before the special meeting, by mailing it to our current offices. A notice of dissent is only effective if received before the vote.

        Mailed notice should be sent to:

Laser Recording Systems, Inc.
1395 New York Avenue
Huntington Station, NY 11746
Attention: Carl Lanzisera, Chief Financial Officer

        In addition, if you wish to exercise your dissenter's rights, you must also vote against the exchange or abstain from voting, and you must dissent as to all shares of Laser common stock that you own.

Submitting Written Payment Demand & Your Stock Certificates

        Within 10 days after the closing of the exchange, we will give written notice of the closing by certified mail to each Laser shareholder who properly filed a written notice of dissent, except for any shareholder who voted for the exchange.

        If you filed the timely written notice of dissent and did not vote for the exchange and wish to receive payment for your shares, you must then make written demand for payment of their fair value within 20 days after we mail a notice of closing (the "Financial Statement Mailing Deadline"). Written demand for payment must be made to:

Laser Recording Systems, Inc.
c/o Brown Raysman Millstein Felder & Steiner LLP
900 Third Avenue, New York, New York 10022
Attention: David M.Warburg, Esq.

        Within ten days after the Financial Statement Mailing Deadline, we will mail to each dissenting shareholder our financial statements at and for a 12-month period ended on the latest practicable date. We intend to include with the financial statements a written offer to pay dissenting shareholders the fair value of their shares, and specify the amount we deem to be the fair value.

        We must pay that fair value for all shares of each dissenting shareholder who accepts our valuation within 30 days after the Financial Statement Mailing Deadline (the "Settlement Window"), after we receive the stock certificates representing those shares for cancellation. The agreement between us and any dissenting shareholder as to fair value will not bind any other dissenting shareholders.

        Whether a dissenting shareholder accepts the valuation or not, within 20 days after demanding payment for its shares, the dissenting shareholder must submit to us all stock certificates representing its shares. If the dissenting shareholder has agreed to the valuation, the shareholder will be paid the specified fair value. If the dissenting shareholder rejects the valuation, upon receipt of the certificates, we will mark the certificates to reflect the demand for payment and return them to the shareholder. Such shares shall then be subject to the provisions covering the dissent, even if transferred to a third party. No dissenting shareholder may withdraw a payment demand without our written consent.

        When we communicate with any Laser shareholders as required by New Jersey law, we must inform them of the deadlines for any actions they are required to take in order to perfect their dissenters' rights.

Loss of Rights of Shareholders

        Upon making a demand for payment of their shares, dissenting shareholders cease to have any of the rights of shareholders except the right to be paid the fair value of their shares and any other rights of dissenting shareholders under New Jersey law.

Fair Value

        New Jersey law provides that the "fair value" of the shares is determined as of the day before the special meeting and shall not include any appreciation or depreciation resulting from the proposed exchange.

Action to Determine Fair Value if You Do Not Accept Our Valuation

        A dissenting shareholder who does not accept our valuation may serve us with a written demand to commence an action in the New Jersey Superior Court for the court's determination of the fair value of the shares. The demand must be served within 30 days after the expiration of the Settlement Window. We must commence the requested action no later than 30 days after our receipt of the demand. If we fail to do so, a dissenting shareholder may commence the action in our name not later than 60 days after the expiration of the time allotted for us to commence the action.

        In any action to determine the fair value of our common stock, all dissenting shareholders who have not accepted our valuation within the Settlement Window will be parties to the action. The court may appoint an appraiser to receive evidence and report to the court on its evaluation of fair value. The court will render a judgment against Laser in favor of each shareholder in the action for the fair value of his shares, as determined by the court, together with an allowance for interest at a rate set by the court from the date of the applicable payment demand to the day of payment. The judgment will be payable to a dissenting shareholder upon surrender to Laser of the certificates representing the dissenter's shares.

        The costs and expenses of any action for determining the fair value of dissenters' shares, including reasonable compensation for and expenses of any appraiser, will be determined by the court and apportioned and assessed as the court determines. Fees and expenses of counsel and of experts for the parties to the action may be assessed against Laser if the court deems an assessment to be equitable, but only if the court finds that our offer of payment was not made in good faith or if we failed to make a payment offer.

Termination of Dissenter's Right to be paid Fair Value

        The right of any dissenting shareholder to be paid the fair value of his shares will terminate if any of the following occurs:

  •
  the dissenting shareholder fails to present the certificates representing his shares for notation, unless a court directs otherwise;

  •
  the dissenting shareholder withdraws the payment demand, and we consent in writing to the withdrawal;

  •
  we come to an agreement with the dissenting shareholder on the fair value of the dissenting shareholders' shares;

  •
  the New Jersey Superior Court determines that the shareholder is not entitled to payment for his shares;

  •
  the exchange is abandoned or rescinded for any reason;

  •
  there is no agreement as to the fair value of the shares and no action for determination of fair value is commenced in the Superior Court of New Jersey within the appropriate time period; or

  •
  a court having jurisdiction permanently enjoins or sets aside the exchange.

        In any of these events, a dissenting shareholder's rights as a shareholder will be reinstated as of the date of his payment demand, without prejudice to any corporate action that has taken place in the interim, and the shareholder will be entitled to receive payment of any intervening dividend or other distribution.

FEDERAL INCOME TAX CONSEQUENCES

        The following discussion sets forth the material United States federal income tax consequences applicable to holders of the Laser common stock in connection with the exchange transaction. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended, or the Code, the applicable Treasury Regulations promulgated thereunder, and public administrative and judicial interpretations of the Code and Regulations, all of which are subject to change, which changes could be applied retroactively. This discussion assumes that the Laser shareholders hold shares of Laser common stock as a capital asset within the meaning of Section 1221 of the Code.

        The parties have not sought and will not seek any rulings from the Internal Revenue Service, or the Service, with respect to the exchange. There can be no assurance that the Service will not take a different position concerning the tax consequences of the exchange or that the Service's position would not be sustained by a court.

        This discussion does not cover all aspects of federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, particular shareholders and does not address foreign, state, or local tax consequences. The tax consequences to a Laser shareholder may vary depending upon the shareholder's particular situation or status. Shareholders that are subject to special rules under the Code (including insurance companies, tax-exempt organizations, mutual funds, retirement plans, financial institutions, dealers in securities, persons that hold the Laser common stock as part of a "straddle" or as a "hedge" against currency risk or in connection with a conversion or constructive ownership transaction, persons that have a functional currency other than the United States dollar, investors in pass-through entities, foreign persons or entities, and shareholders who acquired their existing stock pursuant to the exercise of employee stock options or otherwise as compensation) may be subject to special rules not discussed below.

        Each Laser shareholder is urged and expected to consult their own tax advisors as to the specific tax consequences to them of the exchange transaction and the applicability and effect, if any, of federal, state, local and foreign tax laws.

Tax Consequences to the Laser Shareholders who do not Exercise Appraisal Rights

        Since Laser shareholders who do not exercise dissenter's rights will not receive any consideration in the exchange transaction, there will be no federal income tax consequences to such shareholders from such transaction.

Tax Consequence to Laser Shareholders who Exercise Appraisal Rights

        A Laser shareholder who receives cash for his Laser common stock as a result of exercising his or her dissenters' rights generally will recognize capital gain or loss equal to the difference between the amount of cash he receives and the adjusted tax basis of his or her Laser common stock. Special rules, which could result in amounts received in satisfaction of dissenter's rights being treated as a dividend in certain circumstances, could apply if a Laser shareholder continues to actually or constructively own an interest in Laser after the satisfaction of his or her dissenter's rights.

FEDERAL SECURITIES LAW CONSEQUENCES

        All shares of Laser common stock that SCL shareholders will receive in the exchange, as well as all shares of Laser common stock that may be issued to Weida shareholders, will be restricted securities under the Securities Act of 1933, as amended, and will be issued in reliance on an exemption from registration under Section 4(2) and Regulation 506 under the Securities Act, based in part on the representations and warranties made by the shareholders in their respective subscription or investment documentation. Neither SCL nor Weida shareholders have any registration rights with respect to the shares of Laser common stock which they receive in, or as a consequence of, this exchange, although there is no assurance that such rights may not be granted with respect to certain of such shares in the future. Accordingly, they may sell their shares only in accordance with the requirements under Section 144 of the Securities Act.

OTHER PROPOSALS TO BE PRESENTED AT THE LASER SPECIAL MEETING

        In addition to the proposal to approve the exchange and the Exchange Agreement, Laser shareholders will be asked to consider and vote upon the following proposals. Shareholders holding 6,676,593 shares (or approximately 67% as of March 31, 2004) of Laser's outstanding common stock have agreed to vote their shares of Laser common stock in favor of these proposals. Each of these proposals is conditioned on the closing of the exchange with SCL. If the exchange is abandoned, none of the actions described below will be effective.

Proposal No. 2

Approval of a Change of Laser's Name to Weida Communications, Inc.

        Laser's Board of Directors recommends the approval of an amendment to its Certificate of Incorporation to change Laser's name to Weida Communications, Inc. A copy of the proposed amended Certificate of Incorporation is attached as Annex E to this proxy statement. The Board of Directors believes that this name change more identifies the nature of its business following the exchange, which is engaging in the telecommunications business.

Vote Required

        Approval of this proposal requires a majority of Laser's shareholders voting on the proposal.

        LASER'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE NAME CHANGE. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE NAME CHANGE.

Proposal No. 3

Election of Directors to Serve Until the Next Annual Meeting of Shareholders

        The number of members of Laser's Board of Directors is currently fixed at five. Under the Exchange Agreement, Laser and SCL have agreed that Laser's Board of Directors after the closing of the exchange will consist of three members. Each director serves until the end of the one-year term to which he or she is elected and until his or her successor has been elected, or until his or her earlier resignation or removal.

        Laser and SCL have nominated the following individuals to serve as directors:

Carl Lanzisera	—	64	—	current Director and Chairman of the Board, President and Treasurer
Mitchell Sepaniak	—	47	—	nominee of SCL
Tilmon H. Holloway	—	65	—	nominee of SCL

        Each of these individuals has consented to serve as a director if elected and if the exchange is completed. Carl Lanzisera is a current director of Laser. Carl Lanzisera is also a current executive officer of Laser and will serve in such capacity until the closing of the share exchange. Mitchell Sepaniak and Tilmon H. Holloway are current directors and executive officers of SCL.

        Laser is soliciting proxies in favor of the election of each of the three individuals above. Laser intends that all properly executed proxies will be voted for these nominees unless otherwise specified. If any of the nominees should be unable to serve as a director, an event that Laser does not presently anticipate, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by Laser or SCL, as applicable.

Information Concerning the Nominees

        The background and experience of the nominees for directors are as follows:

        Carl Lanzisera has been President since March 2003, Treasurer since August 1997 and a member of the Board of Directors and Chairman since August 1997. For the last year he has been the President of Federated Securities, Inc., a registered broker-dealer. From 1997 to 1998 he was branch manager of an independent office of First Securities, Inc. Prior to that he was branch manager of an independent office of Myers Pollack & Robbins Securities. He has been registered with the NASD for more than 35 years and has been a registered securities principal for 25 years. He holds a M.S degree in business from Adelphi University.

        Mitchell Sepaniak    was a business consultant developing business plans for China based companies from August 2001 until he founded SCL Ventures in May of 2003. Prior to working as a consultant, Mr. Sepaniak was Senior Vice President of Marketing with Healtheon/WebMD Corporation from January 1999 to August 2001. Prior to Healtheon/WebMD (HLTH), he was the Sr. Executive VP of Marketing and Business Development for MedEAmerica Corporation until January 1999. From March 1996 to January 1998, Mr. Sepaniak held the position of Sr. Vice President of Sales and Marketing with Automated Data Processing, (ADP), the largest outsource payroll-processing corporation in North America, where he was responsible for the marketing and sales activities with partner banks. Prior to this position, he was the Executive Director of Marketing with National Data Corporation, where he managed all marketing activities in the Credit Card, Medical and International Treasury EDI markets. Previously, Mr. Sepaniak was Director of Marketing for Bausch & Lomb. He has over 20 years experience in global marketing of consumer, high-tech and medical/financial EDI, e-commerce markets. Mr. Sepaniak is a graduate of the University of Denver with a business major.

        Tilmon H. Holloway has been President and Chief Executive Officer of Baptist Community Services since February 1996. A graduate of Northeast Louisiana State University with a Bachelor of Science in Management, he received a Masters Degree in Health Administration from Washington University of St. Louis.

Meetings of the Board; Committees of the Board

        The Board of Directors held 14 meetings during the fiscal year ended January 31, 2004.

        Laser does not have a standing compensation committee of the Board of Directors.

        Laser does not have a standing audit committee of the Board of Directors. The entire Board of Directors regularly reviews the financial statements of the Company. In addition, the Board of Directors meets annually with the Company's independent accountants to review audit matters.

        Laser does not have a standing nominating committee of the Board of Directors. Our Board of Directors does not believe that it is appropriate for us to have a standing nominating committee since we have a relatively small board and our directors will serve in the capacity of a nominating committee when necessary. All of our directors participate in the consideration of director nominees.

        Laser's Board does not currently have a process for shareholders to communicate with it. In view of the infrequency of stockholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by us from stockholders are shared with the full Board no later than the next regularly scheduled Board meeting.

Current Beneficial Ownership

        The following table sets forth as of April 30, 2004, certain information with respect to the beneficial ownership of shares of Common Stock, after giving effect to the completion of the one-for-four reverse split, of (i) all shareholders known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock, and (ii) each director of the Company and each executive officer of the Company and (iii) all directors and executive officers of the Company has a group. The beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.

	Shares Beneficially Owned
Name and Address of Beneficial Owner
	Number		Percent
Carl Lanzisera—Director and Executive Officer	1,479,148	(1)	59.2% (1)
Walter J. Hinchcliffe—Director	125,000		5.0%
Carrie Niemiera—Director and Executive Officer	75,000		3.0%
Harvey Kash—Director	75,000		3.0%
All current directors and executive officers as a group (4 persons)	1,754,148	(1)	70.2% (1)

(1)
Does not include 25,000 shares to be issued to Mr. Lanzisera pursuant to the terms of a consulting agreement dated December 3, 2003.

        The shareholders named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The address of all shareholders listed in the table is c/o Laser Recording Systems, Inc., PO Box 2679, Huntington Station, NY 11746.

Pro Forma Beneficial Ownership

        The following table sets forth, on a pro forma basis, as of April 30, 2004, certain information with respect to the beneficial ownership of shares of Common Stock of (i) all shareholders the Company believes will be beneficial owners of more than 5% of its outstanding Common Stock, and (ii) each prospective director of the Company and each prospective executive officer of the Company and (iii) all prospective directors and prospective officers of the Company as a group when, after voting by the shareholders as requested by this proxy statement, the one-for-four reverse split has been completed, the exchange has taken place, and new directors have been elected. The table also includes certain information with respect to beneficial ownership by the Chairman of Weida on the same basis. The table further assumes that the Company has outstanding at the time of the share exchange of 2,500,000 shares, that SCL has outstanding at the time of the share exchange an aggregate of 78,833,333 shares and currently exercisable warrants to acquire 2,000,000 shares, and therefore that upon consummation of the exchange there are 83,333,333 shares of Common Stock outstanding or reserved for issuance upon exercise of warrants. The table does not give effect to the obligation of

Company to issue, after the exchange, 16,296,296 shares of its common stock to Weida (subject to Weida achieving certain financial performance goals).

	Shares Beneficially Owned
Name and Address of Beneficial Owner
	Number		Percent
Mitchell Sepaniak—Director	8,597,268	(1)	10.3	%(1)
EPG Limited	8,510,470	(2)	10.2	%(2)
A. Giordano Family Limited Partnership	7,611,879	(3)	9.1	%(3)
Jack Chin	6,500,000		7.8%
Norstar 1, LLC	6,000,000	(4)	7.2	%(4)
Deng Long Long	4,000,000		4.8%
Carl Lanzisera—Director	1,479,148	(5)	1.8	%(5)
Tilmon H Holloway—Director	985,000	(6)	1.2	%(6)
Joseph Zumwalt—Executive Officer	600,000	(7)	*	(7)
All executive officers and directors as a group (4 persons)	11,661,416	(1)(5)(6)(7)	14.0%	(1)(5)(6)(7)

(1)
Does not include 4,526,203 shares to be issued in exchange for SCL shares held by Mr. Sepaniak as nominee for others, as to which Mr. Sepaniak disclaims beneficial ownership and as to which he has no pecuniary interest. Also does not include 285,000 shares that Mr. Sepaniak has the right to acquire upon successful completion of certain capital-raising efforts for SCL, or for Laser.

(2)
Includes 2,000,000 shares which may be issued upon exercise of warrants to purchase SCL shares issued in July 2003 to EPG Limited at exercise prices of $1.00 or greater. Also includes 3,410,555 shares to be issued in exchange for 3,410,555 shares of SCL held by EPG Limited which may be distributed to members of EPG Limited or may be acquired before, upon or following the share exchange by various individuals pursuant to agreements between such individuals and EPG Limited. Does not include 600,000 shares held by Joseph Zumwalt, the individual managing member of EPG Limited. Both EPG Limited and Joseph Zumwalt, its individual managing member, disclaim beneficial ownership of the shares held by each other.

(3)
Does not include 1,000,000 shares held by the individual general partner of A. Giordano Family Limited Partnership. Both A. Giordano Family Limited Partnership and its individual general partner disclaim beneficial ownership of the shares held by each other. The individual general partner of the A. Giordano Family Limited Partnership is the spouse of Anthony Giordano. See "Background and Reasons for the Exchange—Matters concerning a beneficial holder of SCL shares."

(4)
Does not include 1,000,00 shares held by the individual managing member of Norstar I. Both Norstar I and its individual managing member disclaim beneficial ownership of the shares held by each other.

(5)
Does not include 25,000 shares to be issued to Mr. Lanzisera pursuant to the terms of a consulting agreement dated December 3, 2003.

(6)
Does not include 1,500,000 shares held by Baptist Community Services, of which Mr. Holloway is President and Chief Executive Officer. Both Mr. Holloway and Baptist Community Services disclaim beneficial ownership of the shares held by each other.

(7)
Does not include 8,510,470 shares held by EPG Limited, which Mr. Zumwalt serves as the individual managing member. Both Mr. Zumwalt and EPG Limited disclaim beneficial ownership of the shares held by each other.

*
Beneficial ownership of less than 1%.

        Except as noted above, the shareholders named in the table have sole voting and investment power with respect to all shares beneficially owned by them. An address for all shareholders, prospective directors and prospective executive officers listed in the table, except for Carl Lanzisera, is c/o SCL Ventures, Ltd., 515 East Las Olas Blvd., Suite 1350, Ft. Lauderdale, FL 33301. The address for Carl Lanzisera is c/o Laser Recording Systems, Inc., PO Box 2679, Huntington Station, NY 11746.

Management

Our Officers

        Our current officers are:

Name	Age	Position
Carl Lanzisera	64	Chairman of the Board, President and Treasurer
Carrie Niemiera	41	Secretary

        Each officer serves until the end of the one-year term to which he or she is elected and until his or her successor has been elected, or until his or her earlier resignation or removal.

        The executive officers of the Combined Company after the exchange will be Mitchell Sepaniak, as President, Chief Executive Officer and Chairman of the Board, and Joseph Zumwalt, as Secretary/Treasurer, who currently serve in those functions for SCL.

Executive Compensation

        During the fiscal years ended January 31, 2002, 2003 and 2004, no officer or director of Laser received any annual or long-term compensation. There are no outstanding stock options or warrants. There are no employment agreements with any executive officers.

Certain Transactions

        On December 3, 2003, we entered into a consulting agreement with our principal shareholder and chief executive officer, Mr. Lanzisera. The agreement provides for Mr. Lanzisera to assist us in structuring, operating and growing its business and the business of SCL. His focus is to facilitate the transaction with SCL and develop the business relating to the exchange. The agreement is for a term ending on December 31, 2004 and provides for cash payments aggregating $100,000 and the issuance of 25,000 restricted shares of Laser common stock (after giving effect to Laser's previously authorized one-for-four reverse stock split). The cash payment and share issuance obligations are guaranteed by SCL regardless of the consummation or non-consummation of the Exchange Agreement, and SCL has funded all payments to date under the consulting agreement. Prior to entry into the consulting agreement there was no agreement between us and Mr. Lanzisera regarding current or future provision of services by him, and SCL considered ensuring Mr. Lanzisera's services and continued attention to Laser's affairs to be of sufficient value to warrant guaranteeing and providing such payments, particularly given the extended time period since the date the Exchange Agreement was signed, and absence in late 2003 of further progress towards consummating the exchange.

Equity Compensation Plan Information

        Laser has no equity compensation plans.

Limitation on Liability of Officers and Directors

        We have entered into indemnification agreements with each of our current officers and directors pursuant to which we have agreed, among other things, to indemnify these officers and directors to the fullest extent permitted by New Jersey law.

Performance Graph

        Although Laser's common stock is quoted on the OTCBB, Laser has not for the past several years had any business operations, and any trading in Laser's common stock has been extremely limited, making it difficult to meaningfully compare the performance of Laser's common stock to that of other similar companies or a broad market index. Therefore, Laser has not included a stock performance graph.

Compliance with Section 16(a) of the Securities Exchange Act

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. These Reporting Persons are required by SEC regulation to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC. Based solely upon our review of the copies of the forms we have received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2003.

Vote Required

        Directors will be elected by a plurality of the votes of the holders of Laser common stock present in person or by proxy at the special meeting. Election of the new slate of directors is a condition of SCL's obligation to close the exchange. If all of the nominees are not elected, SCL will have the right to terminate the Exchange Agreement.

        LASER'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE THREE NOMINEES FOR DIRECTOR. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR ELECTION OF EACH NOMINEE.

Proposal No. 4

Appointment of Deloitte Touche Tohmatsu as Our Auditors for the Fiscal Year Ending June 30, 2004

        The Board of Directors recommends that the shareholders approve the appointment of Deloitte Touche Tohmatsu as our independent public accountants to examine our financial statements for the fiscal year ending June 30, 2004. Laser intends to change its fiscal year-end to June 30 upon the consummation of the exchange. Deloitte Touche Tohmatsu has not previously audited our financial statements or rendered any services to us.

        A representative of Deloitte Touche Tohmatsu plans to be present at the special meeting with the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

Vote Required

        Approval of this proposal requires a majority of Laser's shareholders voting on the proposal.

        LASER'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF DELOITTE TOUCHE TOHMATSU AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2004. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE APPOINTMENT OF DELOITTE TOUCHE TOHMATSU AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

AUDITOR INFORMATION

Independent Auditors

        Tamas B. Revai, Certified Public Accountant, acted as our independent certified public accountant for the fiscal year ended January 31, 2004. Laser intends to change its fiscal year-end to June 30 upon the consummation of the exchange. The Board of Directors recommends that the shareholders approve the appointment of Deloitte Touche Tohmatsu as our independent auditors to examine our financial statements for the fiscal year ending June 30, 2004. Tamas B. Revai does not plan to be present at the special meeting. A representative of Deloitte Touche Tohmatsu plans to be present at the special meeting with the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions.

Audit Fees

        For fiscal 2004, Tamas B. Revai's audit fees were approximately $3,000.

All Other Fees

        Tamas B. Revai did not render any other services during fiscal 2004.

FINANCIAL INFORMATION

        Included in this proxy statement are, with respect to:

  (1)
  SCL, the audited balance sheet of SCL as of December 31, 2003 and the related statements of operations, changes in shareholders' equity, and cash flows for the period from May 16, 2003 (date of inception) to December 31, 2003;

  (2)
  Weida, the audited consolidated balance sheets of Weida and its subsidiary as of December 31, 2003, December 31, 2002 and December 31, 2001 and the related consolidated statements of operations, shareholders' equity (capital deficiency) and cash flows for the year ended December 31, 2003, for the year ended December 31, 2002 and for the period from April 2, 2001 (date of establishment) to December 31, 2001; and

  (3)
  Laser, as part of this proxy statement in the form of Appendix B, the audited financial statements of Laser included in our Annual Report on Form 10-K for our fiscal year ended January 31, 2004.

        Also included in this proxy statement are a Pro Forma Combined Balance Sheet of Laser and SCL as of January 31, 2004 and a Pro Forma Combined Statement of Operations for the year ended January 31, 2004.

REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

        A copy of our Annual Report on Form 10-K for the year ended January 31, 2004, as filed with the Securities and Exchange Commission, is attached to and is a part of this proxy statement in the form of Appendix B. Later reports, and any amendments to those reports, are available to shareholders free of charge by writing to:

  LASER RECORDING SYSTEMS, INC.
  1395 New York Avenue,
  Huntington Station, NY 11736
  Attn: Carl Lanzisera, President

        You may review a copy of our reports at the SEC's public reference room in Washington, D.C., and at the SEC's regional offices in Los Angeles, California and New York, New York. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings can also be reviewed by accessing the SEC's Internet site at http://www.sec.gov.

FORWARD-LOOKING STATEMENTS

        Except for historical information contained in this proxy statement, the matters discussed are forward looking statements and involve risks and uncertainties. When used herein, words such as "anticipate", believe", "could", "estimate", "expect" and "intend" and similar expressions, as they relate to Laser, its management, the proposed exchange, SCL or its management, or Weida or its management, identify forward-looking statements. These forward-looking statements are based on the beliefs of Laser's management, as well as assumptions made by and information currently available to Laser's management. Among the factors that could cause actual results to differ materially are the following: the effect of business and economic conditions; fluctuations in quarterly results; ability to manage liquidity and other capital resources issues; the impact of competitive products and pricing; capacity and supply constraints or difficulties; product development, commercialization or technological difficulties; the regulatory and trade environment; and the risk factors set forth in this proxy statement. Laser undertakes no obligation to update forward-looking statements as a result of future events or developments.

SHAREHOLDER PROPOSALS

        We must receive shareholder proposals with respect to our next annual meeting of shareholders no later than September 1, 2004 to be considered for inclusion in our next proxy statement. If you intend to present a proposal at our next annual meeting, but do not intend to have it included in our next proxy statement, we must receive your proposal no later than October 14, 2004.

MISCELLANEOUS INFORMATION

        As of the date of this proxy statement, the Board of Directors does not know of any business other than that specified above to come before the special meeting, but, if any other business does lawfully come before the special meeting, the people named in the enclosed proxy intend to vote in regard to that business in accordance with their judgment.

        SCL will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and regular employees may solicit proxies by telephone, telegraph or personal interview. We may also request brokerage houses and other custodians and nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to such beneficial owners.

                      By Order of the Board of Directors,

                      Carl Lanzisera
                      Chief Executive Officer

Dated:  May 14, 2004
              Huntington Station, New York

SCL VENTURES, LTD.

Page
INDEPENDENT AUDITORS' REPORT	F-2
FINANCIAL STATEMENTS AS OF DECEMBER 31, 2003 AND FOR THE PERIOD FROM MAY 16, 2003 (DATE OF INCEPTION) TO DECEMBER 31, 2003:
Balance Sheet	F-3
Statement of Operations	F-4
Statement of Changes in Shareholders' Equity	F-5
Statement of Cash Flows	F-6
Notes to Financial Statements	F-7 to F-9

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of SCL Ventures, Ltd.

        We have audited the balance sheet of SCL Ventures, Ltd. as of December 31, 2003 and the related statements of operations, changes in shareholders' equity, and cash flows for the period from May 16, 2003 (date of inception) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, such financial statements present fairly, in all material respects, the financial position of SCL Ventures, Ltd. as of December 31, 2003 and the results of its operations and its cash flows for the period from May 16, 2003 (date of inception) to December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

Deloitte Touche Tohmatsu

Hong Kong
March 12, 2004

SCL VENTURES, LTD.

BALANCE SHEET
DECEMBER 31, 2003

ASSETS
CURRENT ASSETS:
Interest receivable	US$	31,908

Total current assets		31,908

OTHER ASSETS:
Note receivable—related party (see Note 4)		2,200,000
Deposit in escrow		58,346
Deferred acquisition costs		4,639,712

Total other assets		6,898,058

Total assets	US$	6,929,966

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	US$	759,055
Accounts payable—related party		776,932

Total current liabilities		1,535,987

COMMITMENTS AND CONTINGENCIES (see Note 7)
SHAREHOLDERS' EQUITY:
Common stock, $0.01 par value, 100,000,000 shares authorized, 68,962,975 issued and outstanding at December 31, 2003		689,630
Additional paid-in capital		5,853,143
Accumulated deficit		(1,148,794)

Total shareholders' equity		5,393,979

Total liabilities and shareholders' equity	US$	6,929,966

See notes to financial statements.

SCL VENTURES, LTD.

STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MAY 16, 2003 (DATE OF INCEPTION)
TO DECEMBER 31, 2003

OPERATING EXPENSES:
Selling, general, and administrative expenses	US$	(1,180,702)

Total operating expenses		(1,180,702)

INTEREST INCOME		31,908

NET LOSS	US$	(1,148,794)

See notes to financial statements.

SCL VENTURES, LTD.

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
FOR THE PERIOD FROM MAY 16, 2003 (DATE OF INCEPTION)
TO DECEMBER 31, 2003

	Common Stock
				Additional Paid-In Capital		Accumulated Deficit
	Shares	Amount						Total
ISSUANCE OF COMMON STOCK TO FOUNDERS	68,962,975	US$	689,630	US$	—	US$	—	US$	689,630
Capital contribution by shareholder (see Note 6)	—		—		5,853,143		—		5,853,143
Net loss	—		—		—		(1,148,794)		(1,148,794)

BALANCE—December 31, 2003	68,962,975	US$	689,630	US$	5,853,143	US$	(1,148,794)	US$	5,393,979

See notes to financial statements.

SCL VENTURES, LTD.

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MAY 16, 2003 (DATE OF INCEPTION)
TO DECEMBER 31, 2003

OPERATING ACTIVITIES:
Net loss	US$	(1,148,794)

Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in assets and liabilities—net of acquisitions—
Increase in interest receivable		(31,908)
Increase in accounts payable		1,535,987

Net cash provided by operating activities		355,285

INVESTING ACTIVITIES:
Increase in deposit in escrow		(58,346)
Increase in deferred acquisition costs		(4,639,712)
Increase in notes receivable		(2,200,000)

Cash used in investing activities		(6,898,058)

FINANCING ACTIVITIES:
Sale of founders' shares		689,630
Shareholder contributions		5,853,143

Cash provided by financing activities		6,542,773

NET CHANGE IN CASH AND CASH EQUIVALENTS		—
CASH AND CASH EQUIVALENTS—Beginning of period		—

CASH AND CASH EQUIVALENTS—End of period	US$	—

See notes to financial statements.

SCL VENTURES, LTD.

NOTES TO FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2003 AND FOR THE PERIOD FROM MAY 16, 2003 (DATE OF INCEPTION) TO DECEMBER 31, 2003

1.     ORGANIZATION AND NATURE OF THE BUSINESS

        SCL Ventures, Ltd. (the "Company"), a British Virgin Islands corporation, was established on May 16, 2003 to acquire an interest in telecommunications and related service entities in Asia.

        The Company entered into an agreement (the "Agreement") with Guangzhou Weida Communications Technology Co., Ltd. ("Weida") on April 29, 2003. The Agreement provides for, among others, the following:

1.
Conversion of Weida into a Sino-Foreign Equity Joint Venture (the "EJV")

2.
Participation by the Company of 51% interest in the EJV through (a) a direct acquisition of a 25% ownership interest and (b) an acquisition of a 26% profit-sharing interest via 100% ownership interest in a Hong Kong entity ("HK Company"). The HK Company will be established by the existing shareholders of Weida ("Existing Shareholders"), which, in turn, will establish a wholly owned foreign entity ("WOFE") to hold a direct 26% profit-sharing interest in the EJV.

        The total consideration for the purchase of the 25% ownership interest and 26% profit-sharing interest in the EJV shall consist of the following: (a) cash capital contribution of US$805,153 to the EJV which was placed in an escrow account and will be disbursed upon execution of the exchange agreement (the "Exchange") (see Note 3); (b) cash payment of US$15 million to the Existing Shareholders; (c) transfer to the Existing Shareholders of common shares of the Company valued at US$110 million; and (d) the Company using its best efforts to provide or arrange for working capital to the EJV and WOFE up to an aggregate amount of US$159.2 million.

        Further, the Agreement provides for a number of condition precedents required of the Company and the execution of necessary documents and agreements by certain parties. In addition, the consummation of the Agreement is subject to the People's Republic of China licensing and approval process, which may necessitate modification of the above mentioned transaction. As of March 12, 2004, Weida has not yet been converted into an EJV and WOFE has not yet been established, and the considerations stipulated in the preceding paragraph have not been paid, provided, or transferred unless indicated.

        The operations of the Company to date have been limited to activities to complete the transaction with regard to Weida noted above. The Company maintains no cash balance, as the operations of the Company are funded by a shareholder. To date, operations of the Company have been funded by the shareholder, and the shareholder will continue to fund operations until mezzanine funding is received (see Note 6).

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (hereinafter referred to as "generally accepted accounting principles") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        New Accounting Pronouncements—In May 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 150, Accounting for

Certain Financial Instruments with Characteristics of Both Liabilities and Equity, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 had no impact on the financial statements as the Company did not have any financial instruments with characteristics of both liabilities and equity during the period ended December 31, 2003.

        In January 2003, the FASB issued Interpretation ("FIN") No. 46, Consolidation of Variable Interest Entities ("FIN 46") and, in December 2003, issued a revision to that interpretation ("FIN 46R"). FIN 46R replaces FIN 46 and addresses consolidation by business enterprises of variable interest entities that possess certain characteristics. A variable interest entity ("VIE") is defined as (a) an ownership, contractual or monetary interest in an entity where the ability to influence financial decisions is not proportional to the investment interest, or (b) an entity lacking the invested capital sufficient to fund future activities without the support of a third party. FIN 46R establishes standards for determining under what circumstances VIEs should be consolidated with their primary beneficiary, including those to which the usual condition for consolidation does not apply. The Company does not have any ownership in any variable interest entities as of December 31, 2003.

        Taxes—The Company is located in a jurisdiction that does not impose income taxes. As such, no provision for taxes has been provided.

3.     EXCHANGE AGREEMENT

        The Company has entered into the Exchange Agreement with Laser Recording Systems, Inc. ("Laser") whereby, at closing, each share of the Company's common stock will be exchanged for one share of Laser common stock. Thereafter, the Company will survive as a wholly owned subsidiary of Laser. The Exchange is subject to certain conditions, representations, and covenants. The Exchange Agreement may be terminated at any time before the effective date. The shares have not yet been exchanged as of March 12, 2004. US$746,807 of the deposit in escrow was disbursed to pay the acquisition costs and operating expenses in the fourth quarter of 2003. As of December 31, 2003, the deposit in escrow account was US$58,346.

4.     NOTE RECEIVABLE WITH RELATED PARTY

        On August 1, 2003, the Company signed a promissory note receivable with Glendora, Ltd. ("Glendora"), a British Virgin Islands corporation, in the amount of US$2.2 million. Glendora is a sister company to the Company, and the chief executive officer of the Company is the chief executive officer of Glendora. Borrowings under the note bear interest at the London Interbank Offered Rate plus 200 basis points (effective rate of 3.47% at December 31, 2003), with interest and principal due five years from the date of the note. Glendora has granted a general security interest in and to all of its tangible and intangible property and assets of any kind as collateral for the note receivable. The carrying amount of this note receivable approximates its fair value.

        Additionally, the Company and Glendora signed an assignment agreement whereby the Company has granted Glendora the rights to enter into a transaction with Guangzhou Suntek New Tech R&D Co., Ltd. ("Suntek") which was previously held by the Company. Management of the Company has not assigned any value to the assignment agreement as the assignment agreement assigns the right to pursue a purchase agreement with Suntek and not a negotiated purchase agreement and, therefore, does not have any measurable value.

5.     SHAREHOLDERS' EQUITY

        The Company was incorporated on May 16, 2003 with 100,000,000 shares authorized to be divided into such number of classes or series as designated by the Company.

        In July 2003, the Company issued 68,962,975 shares of restricted common stock, par value US$0.01 per share. The subscription agreements set the purchase price of US$0.01 per share. The initial purchase price of US$689,630 was funded by one shareholder (the "funding shareholder') on behalf of all the shareholders. The restricted common shares have been recorded as the issuance of founders stock, as the restricted common stock was issued in exchange for contributions of various rights and services related to the formation of the Company. The funding shareholder has provided operating capital to the Company (see Note 6), and the other founding shareholders contributed various services.

        As noted in Note 1 to the financial statements, the Company has pledged to issue shares to the existing shareholders of Weida, common shares valued at US$110 million. In the event the transaction is executed and depending on the valuation of the Company's common shares in the Exchange, the Company may need to take measures to authorize the appropriate number of shares to cover the shares to be issued in the Weida transaction.

6.     RELATIONSHIP WITH CERTAIN INVESTORS AND OTHER RELATED PARTIES

        Broadmoor Asset Management Group ("Broadmoor") has funded the operations of the Company to date. The principal of Broadmoor is a significant shareholder and the funding shareholder. Broadmoor is not paid a fee for the services provided but has been issued shares in the organization of the Company. The funding shareholder has committed to fund the Company until mezzanine funding is received. The capital contributed by Broadmoor has been considered a capital contribution in the financial statements.

7.     COMMITMENTS AND CONTINGENCIES

        The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company's financial position, liquidity, or results of operations.

*    *    *    *    *

GUANGZHOU WEIDA COMMUNICATIONS TECHNOLOGY CO., LTD.

CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 AND
FOR THE PERIOD FROM APRIL 2, 2001 (DATE OF ESTABLISHMENT)
TO DECEMBER 31, 2001 AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Guangzhou Weida Communications Technology Co., Ltd.:

        We have audited the accompanying consolidated balance sheets of Guangzhou Weida Communications Technology Co., Ltd. and its subsidiary (the "Company") as of December 31, 2003 and 2002 and the related consolidated statements of operations, shareholders' equity (capital deficiency) and cash flows for the years ended December 31, 2003 and 2002 and for the period from April 2, 2001 (date of establishment) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003, 2002 and December 31, 2001, and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002 and for the period from April 2, 2001 to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had net losses and net operating cash outflows since its inception and, as of December 31, 2003, had negative working capital and a capital deficiency. These factors, among others, raise substantial doubts about its ability to continue as a going concern. The arrangements entered into by management concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        Our audits also comprehended the translation of Renminbi amounts into United States dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 3. Such United States dollar amounts are presented solely for the convenience of the readers.

Deloitte Touche Tohmatsu
Hong Kong
April 16, 2004

GUANGZHOU WEIDA COMMUNICATIONS TECHNOLOGY CO., LTD.

CONSOLIDATED BALANCE SHEETS

	December 31
	2003	2003	2002	2001
	USD	RMB	RMB	RMB
ASSETS
Current assets:
Cash	65,443	542,352	721,096	5,892,872
Accounts receivable	19,622	162,620	1,160,080	525,000
Amounts due from related parties	—	—	19,921,052	26,680,000
Inventories	819,768	6,793,744	1,055,551	1,919,337
Advances to suppliers	35,946	297,900	125,000	—
Prepaid expenses	226,325	1,875,645	1,156,875	1,196,867

Total current assets	1,167,104	9,672,261	24,139,654	36,214,076
Deposits for purchases of property, plant and equipment	1,628,979	13,500,000	—	5,910,092
Property, plant and equipment, net	1,728,286	14,323,000	9,208,291	1,554,599

TOTAL ASSETS	4,524,369	37,495,261	33,347,945	43,678,767

LIABILITIES AND SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)
Current liabilities:
Bank loans	4,826,604	40,000,000	20,000,000	25,000,000
Accounts payable	234,611	1,944,315	—	—
Accrued expenses and other payables	128,903	1,068,273	690,628	33,679
Amounts due to shareholders	142,612	1,181,879	1,101,140	—
Amounts due to other related parties	250,983	2,080,000	2,565,924	1,715,000

Total current liabilities	5,583,713	46,274,467	24,357,692	26,748,679

Commitments	—	—	—	—

Shareholders' equity (capital deficiency):
Paid-in capital	2,437,435	20,200,000	20,200,000	20,200,000
Accumulated deficits	(3,496,779)	(28,979,206)	(11,209,747)	(3,269,912)

Total shareholders' equity (capital deficiency)	(1,059,344)	(8,779,206)	8,990,253	16,930,088

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)	4,524,369	37,495,261	33,347,945	43,678,767

See notes to consolidated financial statements.

GUANGZHOU WEIDA COMMUNICATIONS TECHNOLOGY CO., LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31
				April 2, 2001 to December 31, 2001
	2003	2003	2002
	USD	RMB	RMB	RMB
Revenues:
Sales of equipment	121,774	1,009,189	418,803	448,718
Transponder utilization revenue	36,360	301,328	118,624	—

Total revenues	158,134	1,310,517	537,427	448,718
Cost of revenues	1,308,903	10,847,406	2,821,249	576,878

	(1,150,769)	(9,536,889)	(2,283,822)	(128,160)
Selling, general and administrative expenses	777,653	6,444,712	4,278,484	2,191,773

Loss from operations	(1,928,422)	(15,981,601)	(6,562,306)	(2,319,933)
Interest expense	(222,713)	(1,845,715)	(1,388,636)	(966,975)
Interest income	6,981	57,857	11,107	16,996

Net loss	(2,144,154)	(17,769,459)	(7,939,835)	(3,269,912)

See notes to consolidated financial statements.

GUANGZHOU WEIDA COMMUNICATIONS TECHNOLOGY CO., LTD.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)

	Paid-in capital	Accumulated deficits	Total shareholders' equity (capital deficiency)
	RMB	RMB	RMB
Capital contributions	20,200,000	—	20,200,000
Net loss	—	(3,269,912)	(3,269,912)

Balance at December 31, 2001	20,200,000	(3,269,912)	16,930,088
Net loss	—	(7,939,835)	(7,939,835)

Balance at December 31, 2002	20,200,000	(11,209,747)	8,990,253
Net loss	—	(17,769,459)	(17,769,459)

Balance at December 31, 2003	20,200,000	(28,979,206)	(8,779,206)

See notes to consolidated financial statements.

GUANGZHOU WEIDA COMMUNICATIONS TECHNOLOGY CO., LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
				April 2, 2001 to December 31, 2001
	2003	2003	2002
	USD	RMB	RMB	RMB
Cash flows from operating activities:
Net loss	(2,144,154)	(17,769,459)	(7,939,835)	(3,269,912)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	353,022	2,925,637	487,794	6,720
Changes in operating assets and liabilities:
Accounts receivable	120,359	997,460	(635,080)	(525,000)
Inventories	(692,400)	(5,738,193)	863,786	(1,919,337)
Advances to suppliers	(20,863)	(172,900)	(125,000)	—
Prepaid expenses	(86,730)	(718,770)	39,992	(1,196,867)
Accounts payable	234,611	1,944,315	—	—
Accrued expenses and other payables	45,568	377,645	656,949	33,679

Net cash used in operating activities	(2,190,587)	(18,154,265)	(6,651,394)	(6,870,717)

Cash flows from investing activities:
Changes in deposits for purchases of property, plant and equipment	(1,628,979)	(13,500,000)	5,910,092	(5,910,092)
Purchases of property, plant and equipment	(970,189)	(8,040,346)	(8,141,486)	(1,561,319)
Changes in amounts due from related parties	2,403,776	19,921,052	6,758,948	(26,680,000)

Net cash (used in) provided by investing activities	(195,392)	(1,619,294)	4,527,554	(34,151,411)

Cash flows from financing activities:
Capital contribution	—	—	—	20,200,000
Proceeds from bank loans	4,826,604	40,000,000	20,000,000	25,000,000
Repayment of bank loans	(2,413,302)	(20,000,000)	(25,000,000)	—
Changes in amounts due to shareholders	9,743	80,739	1,101,140	—
Changes in amounts due to other related parties	(58,634)	(485,924)	850,924	1,715,000

Net cash provided by (used in) financing activities	2,364,411	19,594,815	(3,047,936)	46,915,000

Net (decrease) increase in cash and cash equivalents	(21,568)	(178,744)	(5,171,776)	5,892,872
Cash at beginning of the period	87,011	721,096	5,892,872	—

Cash at end of the period	65,443	542,352	721,096	5,892,872

Supplemental disclosure of cash flows information:
Interest paid	222,713	1,845,715	1,388,636	966,975

See notes to consolidated financial statements.

GUANGZHOU WEIDA COMMUNICATIONS TECHNOLOGY CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
AND FOR THE PERIOD FROM APRIL 2, 2001 (DATE OF ESTABLISHMENT)
TO DECEMBER 31, 2001

1.    ORGANIZATION AND NATURE OF OPERATIONS

        Guangzhou Weida Communications Technology Co., Ltd., a company incorporated in the People's Republic of China (the "PRC"), and its wholly owned subsidiary, Guangzhou Weida Saite Communications Equipment Co., Ltd. (collectively the "Company"), is engaged in providing communication network technology services, sales of communication network equipment and operations of domestic very small aperture terminal ("VSAT") communication business in the PRC.

        The Company, its existing shareholders ("Existing Shareholders") and SCL Ventures Ltd. ("SCL BVI", a company incorporated in the British Virgin Islands) entered into an Agreement ("Agreement") on April 29, 2003. Under the Agreement:

  a.
  The Company is converted into a Sino-Foreign Equity Joint Venture ("EJV");

  b.
  SCL BVI obtains a 51% participation in the EJV through: (i) a 25% ownership interest; and (ii) a 26% profit sharing interest via a 100% ownership interest in a Hong Kong entity ("HK Company"). The HK Company will be established by Existing Shareholders; which, in turn, will establish a wholly owned foreign entity ("WOFE") to hold a direct 26% profit sharing interest in the EJV.

        The total consideration from SCL BVI for the 25% ownership interest and 26% profit sharing interest in the EJV shall consist of the following: (i) cash capital contribution of USD 805,153 to the EJV; (ii) cash payment to Existing Shareholders of USD 15,000,000; (iii) transfer to Existing Shareholders of SCL common shares valued at USD 110,000,000; and (iv) SCL BVI using its best efforts to provide or arrange for working capital to the EJV and WOFE up to an aggregate amount of USD 159,194,847.

        Further, the Agreement provides for, among others, a number of condition precedents required of SCL BVI and the execution of necessary documents and agreements by certain parties. In addition, the consummation of the Agreement is subject to the PRC licensing and approval process, which may necessitate modification of the abovementioned transaction. As of April 16, 2004, the Company has not yet been converted into an EJV and WOFE has not yet been established, and the considerations stipulated in the preceding paragraph have not yet been paid/provided/transferred.

2.    BASIS OF PRESENTATION

        The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America, and assuming that the Company will continue as a going concern. The Company had net losses and net operating cash outflows since inception and, as of December 31, 2003, had negative working capital and a capital deficiency. These factors, among others, raise substantial doubts about its ability to continue as a going concern. As discussed in Note 1, pursuant to the terms of the Agreement, additional funding from SCL BVI is expected. Provided that the new funding and working capital will be available to the Company upon completion of the agreement, management believes that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.    SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

        Principle of consolidation—The consolidated financial statements include the financial statements of Guangzhou Weida Communications Technology Co., Ltd. and its wholly owned subsidiary. All significant intercompany transactions and balances are eliminated in consolidation.

        Use of estimates—The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

        Property, plant and equipment—These are recorded at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets. Estimated useful lives of property, plant and equipment are as follows:

VSAT and other equipment	5 years
Office equipment	5 years
Computers	3 years
Motor vehicles	5 years

        Major improvements of property, plant and equipment are capitalized, while expenditures for repairs, maintenance and minor renewals and betterments are expensed.

        Inventories—Inventories, which primarily consist of VSAT equipment, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

        Long-lived assets—The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets. If the carrying amounts of long-lived assets are not recoverable, an impairment is recognized for the amount by which the carrying amounts of the assets exceed their fair values. No impairment loss was recorded in any period presented.

        Income taxes—Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amounts of existing assets and liabilities and their respective tax bases as well as operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

        Revenue recognition—Revenue from transponder utilization agreements is recognized on a straight line basis over the period of the agreements. The excess of lease rental received or receivable from customers over the revenue recognized is deferred and included in accrued expenses and other payables account amounted to RMB 389,280 (USD 46,973), RMB 14,400 and RMB NIL at December 31, 2003, 2002 and December 31, 2001, respectively.

        Sales of VSAT equipment are recorded when the equipment is delivered, title has passed to the customers and the Company has no further obligations to provide services related to the operation of such equipment.

        Foreign currency translation—The functional currency of the Company is the Renminbi ("RMB"). Transactions in other currencies are recorded in RMB at the rates of exchange prevailing when the transactions occur. Monetary assets and liabilities denominated in other currencies are translated into RMB at rates of exchange in effect at the balance sheet dates. Exchange gains and losses are recorded in the consolidated statements of operations.

        Translation into United States Dollars—The financial statements of the Company are stated in RMB. The translation of RMB amounts at and for the year ended December 31, 2003 into United States dollars ("USD") are included solely for the convenience of readers and have been made at the rate of RMB 8.2874 to USD 1 at December 31, 2003. Such translations should not be construed as representations that RMB amounts could be converted into USD at that rate or any other rate.

        Fair value of financial instruments—The carrying amounts of cash, amounts due from (to) related parties, amounts due to shareholders, and bank loans approximate their fair values due to the short-term maturity of these instruments.

        Recently Issued Accounting Pronouncements—In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". It establishes standards for how an issuer classifies and measures certain financial instruments. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It requires that certain financial instruments that, under previous guidance, could be accounted for as equity be classified as liabilities, or assets in some circumstances. It does not apply to features embedded in a financial instrument that is not a derivative in its entirety. SFAS No. 150 also requires disclosures about alternative ways of settling the instruments and the capital structure of entities whose shares are mandatorily redeemable. The adoption of SFAS No. 150 did not have an impact on the Company's results of operations or financial position.

        In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities—an Interpretation of Accounting Research Bulletin No. 51". FIN No. 46 requires the primary beneficiary to consolidate a variable interest entity if it has a variable interest that will absorb a majority of the entity's expected losses if they occur, receive a majority of the entity's expected residual returns if they occur, or both. FIN No. 46 applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which the entity obtains an interest after that date. For variable interest entities acquired before February 1, 2003, the effective date for the Company is January 1, 2004. The Company believes the adoption of FIN No. 46 did not have a material impact on its results of operations or financial position.

4.    PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment consist of the following:

	December 31
	2003	2003	2002	2001
	USD	RMB	RMB	RMB
VSAT and other equipment	1,930,789	16,001,220	8,747,308	857,701
Office equipment	33,429	277,036	248,523	172,393
Computers	130,573	1,082,110	443,689	267,940
Motor vehicles	46,189	382,785	263,285	263,285

Total	2,140,980	17,743,151	9,702,805	1,561,319
Less: Accumulated depreciation and amortization	(412,694)	(3,420,151)	(494,514)	(6,720)

Property, plant and equipment, net	1,728,286	14,323,000	9,208,291	1,554,599

5.    BANK LOANS

        The bank loan outstanding as of December 31, 2001 of RMB 25,000,000 bore interest at 5.85% per annum and was repaid on April 26, 2002.

        The bank loan outstanding as of December 31, 2002 of RMB 20,000,000 bore interest at 5.31% per annum and was repaid on March 1, 2003.

        As of December 31, 2003, the Company has 2 short-term loans with two different banks in the amounts of RMB 20,000,000 (USD 2,413,302, "Loan A") and RMB 20,000,000 (USD 2,413,302, "Loan B").

        Loan A bears interest at 5.31% per annum and is due on May 5, 2004. Loan B bears interest at 5.84%, is due on April 24, 2004. These loans are guaranteed by related parties.

6.    INCOME TAXES

        The income tax rate applicable to enterprises in the PRC is generally 33%. However, preferential tax treatment of the Company's wholly owned subsidiary has been agreed with the relevant tax authorities. The subsidiary is entitled to a one year exemption from income tax commencing 2003. The Company had tax losses for the years ended December 31, 2003 and 2002 and the period from April 2, 2001 to December 31, 2001.

        The Company's deferred tax assets as of September 30, 2003, December 31, 2002 and December 31, 2001 are attributable to the following:

	December 31
	2003	2003	2002	2001
	USD	RMB	RMB	RMB
Property, plant and equipment—difference in depreciation rates	65,570	543,402	82,798	—
Net operating losses	954,973	7,914,246	3,064,881	996,269

	1,020,543	8,457,648	3,147,679	996,269
Valuation allowance	(1,020,543)	(8,457,648)	(3,147,679)	(996,269)

	—	—	—	—

        The realization of the recorded deferred tax assets is dependent on generating sufficient taxable income prior to the expiration of net operating loss carryforwards. As management does not believe that it is more likely than not that all or a portion of the deferred tax asset will be realized, a full valuation allowance has been established at December 31, 2003, 2002 and December 31, 2001.

        At December 31, 2003, the Company has net operating loss carryforwards of RMB14,695,047 (USD1,773,179), RMB6,268,521 (USD756,392) and RMB3,018,996 (USD364,287), which will expire in 2008, 2007 and 2006, respectively.

7.    COMMITMENTS

a.
The Company has operating lease agreements principally for its office facilities and transponder utilization services. Such leases have remaining terms of 7 months to 52 months. Rental expense was RMB 9,198,152 (USD 1,109,896), RMB 2,818,139 and RMB 739,848 for the years ended December 31, 2003 and 2002 and the period from April 2, 2001 to December 31, 2001, respectively.

  Future minimum lease payments under non-cancellable operating lease agreements were as follows:

	December 31, 2003	December 31, 2003
	USD	RMB
Fiscal year
2004	1,451,045	12,025,393
2005	1,327,095	10,998,168
2006	1,299,636	10,770,600
2007	1,294,000	10,723,896
2008	431,333	3,574,632

Total	5,803,109	48,092,689

b.
The Company has entered into an agreement to purchase a Global Positioning System with a third party. The contract sum was RMB 28,000,000 (USD 3,378,623), of which RMB 13,500,000 (USD 1,678,979) had been paid during the year ended December 31, 2003. The remaining balance of RMB 14,500,000 (USD 1,749,644) will be settled upon delivery of the system in 2004.

8.    RELATED PARTY BALANCES AND TRANSACTIONS

	December 31
	2003	2003	2002	2001
	USD	RMB	RMB	RMB
Related Party Balances
Amounts due from related parties
Hai Tian Chang Xin Technology Co., Ltd. (note i)	—	—	19,671,052	—
Ning Xia Wei Lin Huo Xin Tan Co. Ltd (note i)	—	—	250,000	250,000
Shenzhen Rui Shi Te Shi Ye Co., Ltd. (note i)	—	—	—	1,000,000
Guangzhou Si Ma Te Zhi Ji Ka Co., Ltd. (note i)	—	—	—	25,430,000

Total	—	—	19,921,052	26,680,000

	December 31
	2003	2003	2002	2001
	USD	RMB	RMB	RMB
Amounts due to shareholders
Mr. Pang Da Qing	(6,034)	(50,000)	(50,000)	—
Ms. Xie Li	(136,578)	(1,131,879)	(1,051,140)	—

	(142,612)	(1,181,879)	(1,101,140)	—

Amounts due to other related parties
Mr. Deng Long Long (note ii)	(120,665)	(1,000,000)	(1,100,000)	(1,000,000)
Liaoning Suntek Technology Co., Ltd. (note i)	—	—	(110,000)	—
Guangdong Xin Te Communication Co., Ltd. (note i)	—	—	(762,000)	—
Guangzhou Suntek New Technology Research & Design Co., Ltd. (note i)	(118,252)	(980,000)	(593,924)	—
Zhejiang Topper Wireless Co., Ltd. (note i)	—	—	—	(715,000)
Hai Tian Cheng Xin Technology Co., Ltd. (note i)	(12,066)	(100,000)	—	—

Total	(250,983)	(2,080,000)	(2,565,924)	(1,715,000)

        The amounts due from related parties, amounts due to shareholders and amounts due to other related parties represent cash advances to or borrowings from them, and were unsecured, non-interest bearing and had no fixed repayment terms.

        In addition, the Company advanced to/from certain related parties (note i) during the year ended December 31, 2003. These advances were unsecured, non-interest bearing and had been repaid in full as of December 31, 2003.

        Notes:

  (i)
  A director and major shareholder of these related parties exercises significant influence on the operations of the Company by providing direct and indirect financial support.

  (ii)
  Mr. Deng Long Long is a related party because he can exercise significant influence on the operations of the Company through direct and indirect financial support.

Related party transactions

        The Company's bank loans (see Note 5) were guaranteed by a shareholder and other related parties at no charge. A director and major shareholder of these related parties exercises significant influence on the operations of the Company. Management believes that the estimated cost of the guarantee was immaterial.

        In addition, certain related parties provided administrative services, such as secondment of staff, to the Company at no cost. Management believes that the estimated value of those services was immaterial.

9.    PAID-IN CAPITAL

        The shareholders and their respective capital contributions as of December 31, 2003, December 31, 2002 and December 31, 2001 are as follows:

	USD	RMB
Ms. Li Shun Xing	1,978,908	16,400,000
Mr. Pang Da Qing	144,798	1,200,000
Mr. Li Xiang Ning	144,798	1,200,000
Mr. Li Ya Jun	24,133	200,000
Ms. Xie Li	144,798	1,200,000

	2,437,435	20,200,000

        The shareholders have the right to vote and to receive dividends in proportion to their shareholding percentages.

10.    MAJOR CUSTOMERS

        Details of the customers accounting for 10% or more of total sales are as follows:

	Year ended December 31
	2003	2002
Company A	75%	78%
Company B	—	11%

        The accounts receivable from the 2 customers with the largest receivable balances represents 80% and 93% respectively, of the balance of the account at December 31, 2003 and December 31, 2002, respectively.

11.    EMPLOYEE BENEFIT PLANS

        Certain employees of the Company in the PRC are entitled to retirement benefits calculated with reference to their salaries upon retirement and their length of service in accordance with a PRC government-managed retirement plan. The PRC government is directly responsible for the payments of the benefits to these retired employees. The Company is required to make contributions to the government-managed retirement plan at 11% to 20% of the monthly basic salaries of certain employees. The expense of such arrangements to the Company for the years ended December 31, 2003 and 2002 and the period from April 2, 2001 to December 31, 2001 was RMB 104,526 (USD 12,613), RMB 56,659 and RMB Nil, respectively.

        In addition, the Company is required by law to contribute approximately 0.4% to 10% of total salaries of certain employees for medical and unemployment benefits and workers compensation. The PRC government is directly responsible for the payments of the benefits to these employees. The amounts contributed amounted to RMB 64,309 (USD 7,760), RMB 34,129 and RMB Nil for the years ended December 31, 2003 and 2002 and the period from April 2, 2001 to December 31, 2001, respectively.

*********

ANNEX A

SHARE EXCHANGE AGREEMENT

1.	INCORPORATION OF RECITALS; CERTAIN DEFINITIONS; CONSTRUCTION		4
2.	PLAN OF REORGANIZATION		8
3.	THE EXCHANGE; REVERSE SPLIT		8
	3.1	Exchange	8
	3.2	Exchange Ratio	8
	3.3	Reverse Split	8
	3.4	No Liens or Encumbrances	8
	3.5	Restrictions on Transfer	8
	3.6	Reservation of Shares for Issuance	9
	3.7	Exchange Procedures	9
4.	SCL EQUITY FINANCING; PUT; WEIDA TRANSACTION		10
5.	CLOSING; CLOSING DATE		10
6.	REPRESENTATIONS AND WARRANTIES OF LASER AND THE LASER SIGNATORY SHAREHOLDERS		10
	6.1	Corporate Existence and Power	10
	6.2	Articles of Incorporation and By-laws; Minute Books	11
	6.3	Corporate Authorization	11
	6.4	Laser Board Consent	11
	6.5	Governmental Authorization	11
	6.6	Non-Contravention	11
	6.7	Capitalization; Validity of Securities	12
	6.8	Subsidiaries	12
	6.9	SEC Filings	12
	6.10	Financial Statements	12
	6.11	Absence of Certain Changes	13
	6.12	No Undisclosed Material Liabilities	13
	6.13	Compliance with Laws and Court Orders	14
	6.14	Litigation	14
	6.15	Finder's Fee	14
	6.16	Taxes	14
	6.17	Employees Benefit Plans	15
	6.18	Environmental Matters	15
	6.19	Patents and Other Proprietary Rights	15
	6.20	Antitakeover Statutes	15
	6.21	Affiliate Transactions	15
	6.22	Trading	15
	6.23	Investment Representations	15
7.	REPRESENTATION AND WARRANTIES OF SCL AND THE SCL SIGNATORY SHAREHOLDERS		16
	7.1	Corporate Existence and Power	16
	7.2	Articles of Incorporation and By-laws; Minute Books	16
	7.3	Corporate Authorization	16

	7.4	SCL Board Consent	16
	7.5	Governmental Authorization	16
	7.6	Non-Contravention	17
	7.7	Capitalization; Validity of Securities	17
	7.8	Subsidiaries	17
	7.9	Financial Statements; Absence of Certain Changes	17
	7.10	No Undisclosed Material Liabilities	18
	7.11	Compliance with Laws and Court Orders	19
	7.12	Litigation	19
	7.13	Finder's Fee	19
	7.14	Taxes	19
	7.15	Employees Benefit Plans	19
	7.16	Environmental Matters	20
	7.17	Patents and Other Proprietary Rights	20
	7.18	Antitakeover Statutes	20
	7.19	Investment Representation	20
8.	COVENANTS OF LASER AND LASER SIGNATORY SHAREHOLDER PENDING CLOSING		20
	8.1	Preservation	20
	8.2	Negative Covenants	21
	8.3	Access and Information	22
	8.4	Reservation of Laser Exchange Shares	22
	8.5	Board of Directors	22
	8.6	Covenants of Laser Signatory Shareholders	23
9.	COVENANTS OF SCL AND THE SCL SIGNATORY SHAREHOLDERS PENDING CLOSING		23
	9.1	Preservation	23
	9.2	Negative Covenants	23
	9.3	Access and Information	24
	9.4	Reservation of SCL Exchange Shares	24
	9.5	Covenants of SCL Signatory Shareholders	24
10.	COVENANTS OF THE PARTIES PENDING AND FOLLOWING CLOSING		24
	10.1	British Virgin Island Filings	24
	10.2	Initial 8-K	25
	10.3	Confidentiality	25
	10.4	Standstill Agreement	25
	10.5	Additional Filings	25
	10.6	Closing Report	25
	10.7	Notification as to Certain Events	26
	10.8	Reasonable Efforts; Further Action	26
	10.9	Restriction on Sale of Laser Stock	26
		(a) Right to Participate	26
		(b) Consummation of Sale	27
		(c) Ongoing Rights	27
		(d) Permitted Exemptions	27
		(e) Termination of Co-Sale/Tag Along Rights	27
11.	DELIVERIES AT CLOSING		28
12.	CONDITIONS TO OBLIGATIONS OF THE PARTIES		29

	12.1	Conditions to Obligations of All Parties	29
	12.2	Conditions to Obligations of Laser and the Laser Signatory Shareholders	29
	12.3	Conditions to Obligations of SCL and the SCL Signatory Shareholders	29
13.	TERMINATION		30
	13.1	Right to Terminate	30
	13.2	Termination Date; Notice of Termination	31
	13.3	Effects of Termination	31
14.	NATURE AND SURVIVAL OF REPRESENTATIONS		31
15.	NOTICES		31
16.	AMENDMENTS; NO WAIVERS		32
17.	GOVERNING LAW; ARBITRATION		32
18.	ENFORCEABILITY		32
19.	SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES		32
20.	ENTIRE AGREEMENT		32
21.	COUNTERPARTS		33

SHARE EXCHANGE AGREEMENT

        SHARE EXCHANGE AGREEMENT (this "Agreement"), dated as of May 20, 2003, by and among SCL VENTURES, LTD., a British Virgin Islands company("SCL") having an address at Suite 4000, 333 N. New River Drive E, Fort Lauderdale, FL 00001, LASER RECORDING SYSTEMS, INC., a New Jersey corporation ("Laser" or "Company") having an address at 1345 New York Avenue, Huntington Station, NY 11746, certain shareholders of SCL signatory hereto ("SCL Signatory Shareholders) together with additional parties that may hold SCL Common prior to the date of the Closing, as defined herein who sign and become bound by this agreement (who jointly with the SCL Signatory Shareholders are referred to herein as the "Sellers"), and certain shareholders of Laser signatory hereto (the "Laser Signatory Shareholders").

        WHEREAS, SCL has 600,000 shares of common shares, par value $.001 per share ("SCL Common") issued and outstanding on the date hereof;

        WHEREAS, the SCL Shareholders are the owners of 100% (the "SCL Shares") of the outstanding SCL Common on the date hereof;

        WHEREAS, SCL intends to issue additional shares of SCL Common (the "SCL Additional Shares") prior to the Closing Date, as defined below, (i) owned by the SCL Signatory Shareholders, and (ii) the SCL Additional Shares referred to as the "SCL Exchange Shares");

        WHEREAS, Laser has, or will have on the Closing Date, 400,000,000 shares of common stock, par value $.001 per share ("Laser Common") and 1,000,000 shares of preferred stock, par value $.001 per share ("Laser Preferred") authorized for issuance on the date hereof;

        WHEREAS, there are 10,000,000 shares of Laser Common and no shares of Laser Preferred issued and outstanding on the date hereof;

        WHEREAS, the Laser Signatory Shareholders are the owners of approximately 68% of the issued and outstanding Laser Common as of the date hereof;

        WHEREAS, subject to certain conditions precedent set forth herein and acknowledging that additional SCL Shares are intended to be issued prior to completion of the transaction described herein, Laser desires to acquire from the Sellers, and the Sellers desire to sell to the Laser, in a transaction intended to be a tax-free exchange pursuant to Section 368 of the Internal Revenue Code of 1986, all of the SCL Exchange Shares in exchange for the issuance by the Laser of an aggregate of Laser Common equaling ninety-five (95%) percent of the issued and outstanding capital stock of the Laser on a fully diluted basis and two (2%) percent of same to the Sellers' consultants, financial advisors, and professional service providers, on the terms and conditions set forth below;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    INCORPORATION OF RECITALS; CERTAIN DEFINITIONS; CONSTRUCTION.

        1.1   The recitals set forth above are incorporated unto this Agreement as if they were set forth in full in the body of this Agreement.

        1.2   As used in this Agreement, the following terms shall have the following respective meanings:

          "Accredited Investor" shall have the meaning given to such term in Rule 501 of Regulation D.

          "Additional Laser Shares" means the number of shares of Laser Common that will equal 2% of the outstanding shares of Laser Common immediately following the Closing, on a fully-diluted basis to be reserved for issuance on or after the Closing Date to consultants, financial advisors and professional service providers to SCL.

          "Affiliate" shall mean (1) a Person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified; or (ii) any relative or spouse of such Person, or any relation of such spouse, who has the same home as such Person. As used in this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control") means the possession, direct or indirect, of the power, whether exercised or not, to direct or cause the acquisition and/or disposition by such Person of securities of the other Person, whether through the ownership of voting securities or otherwise.

          "Amendment" means the amendment to the certificate of incorporation of Laser to be filed by Laser to effect the Reverse Split.

          "Blue Sky Law" shall mean the securities laws and regulations of the various states of the United States.

          "Closing" shall mean the closing of the Exchange.

          "Closing Date" shall mean the date of the Closing, as prescribed by Section 5 hereof.

          "Code" means the United States Internal Revenue Code of 1986, as amended, or any successor law.

          "Encumbrance" means any mortgage, charge, claim, community property interest, lien, option, pledge, security interest, pre-emptive right, right of first refusal or restriction, including restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership, or any other adverse claim of any kind.

          "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety or the environment and arising from the use, presence, disposal, discharge or release of pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

          "Environmental Permits" mean, with respect to any person, all permits, licenses, franchises, certificates, approvals and other similar authorization of governmental authorities relating in any way to, the business of such person as currently conducted.

          "ERISA" means the United States Employee Retirement Income Security Act of 1974.

          "Escrow Agent" means Raice, Paykin & Krieg, LLP.

          "Escrow Agreement" means that certain Deposit Escrow Agreement, dated as of March 28, 2003, by and among SCL, Laser and Escrow Agent.

          "Exchange" means the exchange of Laser Exchange Shares for SCL Exchange Shares to take place on the Closing Date pursuant to the terms of this Agreement.

          "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

          "Fund" means EPG Capital Management, Inc.

          "GAAP" means generally accepted U.S. accounting principles consistently applied.

          "Governmental Authority" means any court, tribunal, authority, agency, commission, bureau, department, arbitrator or official or other instrumentality of the United States, British Virgin Islands or any other country or any provincial, state, local, county, city or other political subdivision.

          "Governmental Permit" means any license, franchise, permit or other authorization, consent or approval of any Governmental Authority.

          "Intellectual Property Right" means any right to use, whether through ownership, licensing or otherwise, or any title to, any patents, trademarks, service marks, trade names, copyrights, trade secrets and other proprietary rights and processes.

          "Laser Board" means the Board of Directors of Laser.

          "Laser Common" means common stock of Laser, par value $0.001 per share.

          "Laser Disclosure Schedule" means the disclosure schedule of Laser attached as Exhibit A to this Agreement.

          "Laser Exchange Shares" means the shares of Laser Common to be issued by Laser in exchange for SCL Exchange Shares pursuant to the terms of this Agreement.

          "Laser Information Statement" means the Definitive Information Statement of Laser dated May 7, 2002.

          "Laser SEC Filings" shall have the meaning set forth in Section 6.9 (a) hereof.

          "Laser's 2002 Annual Report" means the annual report on Form 10-K for the year ended January 31, 2003.

          "Letter of Intent" means that certain letter of intent, dated as of March 28, 2003, by and among SCL, Laser and the Laser Signatory Shareholders with respect to the Exchange.

          "Lien" means any lien, pledge, hypothecation, levy, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, or other real estate declaration, covenant, condition, restriction or servitude, transfer restriction under any shareholder or similar agreement, encumbrance, other adverse claim of any kind or any other restriction or limitation whatsoever.

          "Material Adverse Effect" means any change, effect, event, occurrence or state of facts that has had, or would reasonably be expected to have, a material adverse effect on the business operations, financial condition or results of operations of the entity in questions and its subsidiaries, if any, taken as a whole; and for purposes of this definition, subsidiaries of Laser shall include the subsidiaries of Laser, if any, prior to Closing and SCL and its subsidiaries

          "Minimum Equity Investment" means an equity investment in SCL of not less than $2,200,000 to be realized on or prior to the Closing Date.

          "NJCL" shall mean the state of New Jersey corporation law.

          "Person" means any individual, corporation, company, partnership, limited liability company or partnership, association, trust or other entity or organization, including any government or political subdivision or any agency or instrumentality thereof.

          "Regulation D" means Regulation D promulgated under the Securities Act.

          "Regulation FD" means Regulation FD promulgated under the Exchange Act.

          "Reverse Split" means a one-for-four split of the Laser Common to be effected by Laser pursuant to the Laser Information Statement and Section 3.4 hereof.

          "Rule 144" means Rule 144 promulgated under the Securities Act.

          "SCL Amendment" means any amendment to SCL's memorandum of association and/or by-laws to be filed prior to the Closing to effectuate any modifications or amendments thereto required to give effect to the transactions contemplated hereby or by the Weida Transaction.

          "SCL Board" shall mean the Board of Directors of SCL.

          "SCL Disclosure Schedule" means the disclosure schedule of SCL attached as Exhibit B to this Agreement.

          "SCL Exchange Shares" means the shares of SCL Common to be exchanged by SCL Shareholders for Laser Exchange Shares pursuant to the terms of this Agreement.

          "SCL Shareholders" shall mean all beneficial owners of SCL Common immediately prior to the Closing.

          "SCL Signatory Shareholders" means the current holders of SCL Common listed as signatories to this Agreement.

          "SEC" means the United States Securities and Exchange Commission, or any successor body.

          "Securities Act" means the United States Securities Act of 1933, as amended, or any successor statute.

          "Standstill Agreement" shall mean the covenants, representations and warranties of the parties contained in Section 10.4 hereof.

          "Termination Date" shall mean the date of termination of this Agreement as set forth in Section 13.2 hereof.

          "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added.

          "Transaction Documents" means this Agreement (including all exhibits hereto), the Put Agreement, the Escrow Agreement and all other documents and instruments delivered by SCL or Laser pursuant to this Agreement.

          "Weida" means Weida Communications Technology Company Limited, a company organized under the laws of the Peoples' Republic of China.

          "Weida Transaction" means the acquisition by SCL of the equivalent of a 51% equity interest in a sino-equity joint venture to be formed by SCL and Weida.

        1.3   The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. In this Agreement (i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation," whether or not expressed, (iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Schedule or Exhibit refers to a Section of or a Schedule or Exhibit to this Agreement, unless otherwise stated, and (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day that is a Business Day. Each party acknowledges that he, she or it has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

2.    PLAN OF REORGANIZATION.    The transactions contemplated by this Agreement are intended to be a reorganization under both Sections 351 and 368(a)(1)(B) of the Code. Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and covenants contained herein, at the Closing, the SCL Signatory Shareholders and the remaining SCL Shareholders shall exchange all of the shares of SCL Common then held by them (collectively, "SCL Exchange Shares") for Laser Exchange Shares at the ratio provided in Section 3 hereof, (the "Exchange").

3.    THE EXCHANGE; REVERSE SPLIT.

        3.1    Exchange.    Upon the terms and subject to the conditions contained in this Agreement, at the Closing, each Seller shall exchange, transfer and assign all of such Seller's right, title and interest in and to the SCL Exchange Shares held by such Seller for Laser Exchange Shares by delivering share certificates therefor or other evidence of title and transfer sufficient to transfer such right, title and interest under British Virgin Islands law, and Laser shall issue Laser Exchange Shares in exchange for shares of SCL Exchange Shares so tendered by the Seller in the ratio set forth in Section 3.2 hereof, by delivering to each Seller a certificate or certificates evidencing the Laser Exchange Shares issuable to such Seller. As a result of the Exchange, SCL shall be a wholly owned subsidiary of Laser.

        3.2    Exchange Ratio.    Each SCL Exchange Share shall be exchanged for one share of Laser Common. The result of such reorganization shall be that if all Sellers participate in the reorganization on the Closing Date, and there has been delivered to SCL $6,000,000 in equity investments, the Sellers shall receive at Closing, 95% of the Laser Common outstanding immediately following the Closing, on a fully-diluted basis. To the extent that less than $6,000,000 has been delivered to SCL, the number of shares delivered to the Sellers shall be effectively reduced so that the Laser Shareholders percentage of Laser Common ownership shall only be reduced to 3% at such time as a full $6,000,000 has been delivered to SCL or directly to Laser in consideration of the issuance of new Laser Common.

        3.3    Reverse Split.    Prior to the Closing, Laser shall consummate the Reverse Split by filing the Amendment with the New Jersey Secretary or Department of State and shall immediately upon such filing obtain a certified copy of the Amendment and provide same to SCL and its counsel. All of the terms of the Exchange set forth in this Section 3 and elsewhere in this Agreement assume consummation of the Reverse Split, and shall be calculated on a fully-diluted basis.

        3.4    No Liens or Encumbrances.    Except as otherwise expressly provided herein, the SCL Exchange Shares and the Laser Exchange Shares delivered in the Exchange at the Closing shall be free and clear of all Liens and Encumbrances.

        3.5    Restrictions on Transfer.    The parties acknowledge and agree that as of the Closing Date:

          3.5.1    None of the Laser Exchange Shares will be registered under U.S. federal or Blue Sky Laws and are intended to be issued pursuant to an exemption therefrom under Rule 506 of Regulation D, Section 4(2) or other applicable exemption, shall be "restricted stock" within the meaning of Rule 144 promulgated under the Securities Act, and may not be resold, offer for resale, transferred, pledged, distributed or otherwise hypothecated unless registered under the Securities Act and applicable Blue Sky Laws or exempt from such registration under the terms of Rule 144 or otherwise, and Laser receives an opinion of counsel satisfactory to Laser in its reasonable discretion to the effect that such registration is not required. Each Laser Exchange Share certificate shall bear a legend substantially in the following form:

          "THE SECURITIES OF LASER RECORDING SYSTEMS, INC. (THE "COMPANY") REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE

  U.S. SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."

          3.5.2    The SCL Exchange Shares have not been registered under the Securities Act or applicable Blue Sky Laws and will be offered and exchanged pursuant to this Agreement in compliance with an exemption from such registration under Rule 506 of Regulation D, or Section 4(2) and may not be offered, resold, pledged, hypothecated or otherwise transferred unless registered under the Securities Act and applicable Blue Sky Laws, or exempt from such registration and Laser receives an opinion of counsel satisfactory to Laser in its reasonable discretion to the effect that such registration is not required. Each SCL Exchange Share certificate shall bear a legend substantially in the following form:

          "THE COMMON SHARES OF SCL VENTURES, LTD., A BRITISH VIRGIN ISLANDS COMPANY (THE "COMPANY") REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF APPLICABLE STATES OF THE UNITED STATES ("STATE LAWS"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS OR EXEMPT FROM SUCH REGISTRATION AND THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          3.5.3    On the Closing Date, SCL and Laser shall instruct their respective transfer agents to annotate the applicable records to reflect the restrictions on transfer with respect to SCL Exchange Shares and the Laser Exchange Shares, respectively, contained in this Agreement.

        3.6   Reservation of Shares for Issuance. Prior to the Closing: (a) Laser shall have reserved for issuance pursuant to this Agreement the number of shares of Laser Common sufficient to issue the shares of Laser Common equal to 97% of the shares of Laser Common to be outstanding immediately following the Closing, on a fully-diluted basis, after giving effect to the Reverse Split (the "Laser Exchange Shares"), which shares shall include the Additional Laser Shares; and (b) SCL shall have increased its authorized share capital and reserved for issuance the number of shares of SCL Common required to be issued to those who contribute equity capital to SCL prior to the Closing.

        3.7   Exchange Procedures. Each of the Sellers shall exchange their shares of SCL Common for shares of Laser Common, as follows:

          3.7.1    the Company shall issue and deliver to each of the Sellers and their designees the number of authorized but unissued shares of Company Common Stock as provided for herein, and

          3.7.2    each Seller agrees to deliver to the Company, all of the SCL Common owned by Seller with an appropriately executed stock power endorsed in favor of the Company.

4.    SCL EQUITY FINANCING; PUT; WEIDA TRANSACTION.    The parties acknowledge and agree that this transaction was subject to certain terms as set forth in the Letter of Intent. The parties hereby agree that in lieu of those terms, they have agreed to proceed in accordance with the terms of this Agreement as:

        4.1   SCL has secured the Minimum Equity Investment prior to the Closing;

        4.2   SCL has delivered a fully executed agreement providing for completion of the Weida Transaction;

        4.3   SCL is continuing to actively pursue the SUNTEK agreement described in the Letter of Intent; and

        4.4   SCL has entered into an agreement with the Fund (the "Put Agreement") providing that to the extent that SCL does not have equity investments equaling $6,000,000 at the time of Closing, (i) the Fund shall have the right for a period of 180 days after the Closing to invest in SCL and after the Closing in Laser, the difference between the actual equity investment and $6,000,000 and receive Laser Common as if the funds were provided before the Closing and treated as part of the Exchange, and (ii) subject to receipt of notice that audits of SUNTEK are available, Laser, and/or the Laser Signatory Shareholders, shall have the right at any time after 90 days and up to 180 days after the Closing to demand that the Fund provide such funds under these terms.

5.    CLOSING; CLOSING DATE.

        5.1   The Closing of the Exchange shall take place upon five days written notice from SCL to Laser, but no later than the earlier of (i) 180 days from the date hereof or (ii) date which is seventy-five (75) days following SCL's receipt of written notice from its auditors, Deloitte & Touche (and/or any other firm or firms of auditors selected by SCL in its sole discretion) that its audits of Laser and SCL shall be completed (the "Auditor's Notice") in not less than sixty (60)days following the date of notice (the "Closing Date").

        5.2   Notwithstanding the foregoing sub-section, the parties acknowledge that applicable NJCL may require that shareholders of Laser be given the right to dissent from the Exchange provided by this Agreement and be paid the fair value of their Laser Common. In this connection:

          5.2.1    The Closing Date shall not be earlier than that permitted under NJCL after giving notice to the shareholders of Laser of their right to dissent together with such information (the "Information Statement") as may be required under NJCL, the Securities Act, the Exchange Act or other applicable rules and regulations.

          5.2.2    The parties shall cooperate fully in the preparation and delivery of the Information Statement. The Laser Signatory Shareholders agree to reimburse Laser for 50% of the legal and administrative costs and fees incurred in connection with the preparation and delivery of the Information Statement to a maximum amount of $30,000 (i.e. their cost is capped at $15,000) and SCL shall provide the balance thereof.

          5.2.3    In the event that shareholders representing more than 10% of the outstanding Laser Common exercise their dissenter's rights, SCL shall have the right to terminate this agreement as if such exercise was a Material Adverse Effect.

6.    REPRESENTATIONS AND WARRANTIES OF LASER AND THE LASER SIGNATORY SHAREHOLDERS.

        Laser and the Laser Signatory Shareholders represent and warrant:

        6.1    Corporate Existence and Power.    Laser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has all corporate powers and all

Governmental Permits required to carry on its business as now conducted, except for those Governmental Permits the absence of which would not, individually or in the aggregate, have a Material Adverse Effect. Laser is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Laser.

        6.2    Articles of Incorporation and By-laws; Minute Books.    The copies of the Articles of Incorporation and By-laws (or similar governing documents) of the Company, and all amendments to each are true, correct and complete. The minute books of the Company contains true and complete records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), or similar governing bodies, since the time of its organization. The stock books of the Company are true, correct and complete.

        6.3    Corporate Authorization.    The execution, delivery and performance by Laser of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby are within Laser s corporate powers and have been duly authorized by all necessary corporate action. No vote of the holders of the outstanding shares of Laser Common or any other securities of Laser is necessary in connection with the consummation of the Exchange and the other transactions contemplated hereby. This Agreement and each of the other Transaction Documents constitutes a valid and binding agreement of Laser enforceable against Laser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

        6.4    Laser Board Consent.    The execution, delivery and performance by Laser of this Agreement and each of the other Transaction Documents has been duly authorized by Laser s Board of Directors, which, at a meeting duly called and held, has duly (a) determined that this Agreement and the other Transaction Documents, the Exchange and the other transactions contemplated hereby and thereby are fair to and in the best interests of Laser s shareholders, and (b) approved and adopted this Agreement, the other Transaction Documents, the Exchange and the other transactions contemplated hereby or thereby, which approval satisfies in full any applicable requirements of the NJCL. The resolutions of the Laser Board attached to Exhibit 6.4 hereto are true, complete and correct copies of the resolutions adopted by Laser's Board relating to the Exchange, this Agreement and the other Transaction Documents.

        6.5    Governmental Authorization.    The execution, delivery and performance by Laser of this Agreement and the other Transaction Documents and the consummation by Laser of the transactions contemplated hereby or thereby require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of the Amendment to effect the Reverse Split in accordance with the NJCL, (b) filing with the SEC of Current Reports on Form 8-K with respect to (i) the execution and delivery of this Agreement and (ii) the Closing, and (c) compliance with any applicable requirements of Regulation D and Blue Sky Laws, (d) approval, if required, by Governmental Authorities of British Virgin Islands of Laser's ownership of the SCL Exchange Shares, and (e) any other filings, including an information statement in connection with dissenters rights, and/or other approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on Laser or materially impair the ability of Laser to consummate the transactions contemplated by this Agreement.

        6.6    Non-Contravention.    The execution, delivery and performance by Laser of this Agreement and the other Transaction Documents and the consummation by Laser of the transactions contemplated hereby and thereby do not and will not (a) violate the certificate of incorporation or bylaws of Laser, (b) assuming compliance with the matters referred to in Section 6.5(d), violate any applicable law, rule, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Laser or to a loss of any benefit to which Laser is entitled under any provision of any agreement or other instrument binding upon Laser or any Governmental Permit, or other similar authorization affecting, or relating in any way to, the assets or business of Laser, or (d) result in the creation or imposition of any Lien or Encumbrance on any asset of Laser except, in the case of clauses (b), (c) and (d), for such matters as would not, individually or in the aggregate, have Material Adverse Effect on Laser or materially impair the ability of Laser to consummate the transactions contemplated by this Agreement.

        6.7    Capitalization; Validity of Securities.    As of the Closing Date, the authorized capital stock of Laser will consist of 400,000,000 shares of Laser Common and 10,000,000 shares of Laser Preferred. As of the date hereof there are outstanding (i) 10,000,000 shares of Laser Common, and (ii) no shares of Laser Preferred. All outstanding shares of capital stock of Laser have been duly authorized and validly issued an are fully paid and non-assessable. Except as set forth in this Section, there are no outstanding (a) shares of capital stock or voting securities of Laser, (b) securities of Laser convertible into exchangeable for shares of capital stock or voting securities of Laser or (c) options, restricted stock, other stock-based compensation awards or other rights to acquire from Laser or other obligation of Laser to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Laser. There are no outstanding obligations of Laser or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (a), (b) or (c) above. Prior to the Closing, Laser will reserve for issuance a number of shares of Laser Common sufficient to issue the Laser Exchange Shares. The Laser Exchange Shares, when issued, sold and delivered according to the terms of this Agreement, will be duly and validly issued (including, without limitation, compliance with Regulation D and applicable Blue Sky Laws), fully-paid, and non-assessable.

        6.8    Subsidiaries.    The Company does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

        6.9    SEC Filings.

          6.9.1    Laser has delivered to SCL (a) Laser's 2002 Annual Report, (b) proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of Laser held since December 31, 2000 and (C) all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 2000 (the documents referred to in this Section 6.9.1(a) being referred to collectively as the "Laser SEC Filings."

          6.9.2    As of its filing date, each Laser SEC Filing complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        6.10    Financial Statements.    The audited consolidated financial statements and unaudited consolidated interim financial statements of Laser included in the SEC Filings fairly present, in conformity with GAAP (except, as to application on a consistent basis, as may be indicated in the notes thereto), the consolidated financial position of Laser as of the dates there of and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). For purposes of this Agreement, "Laser Balance Sheet" means the consolidated balance sheet of Laser as of January 31, 2003 set forth in Laser's 2002 Annual Report and "Laser Balance Sheet Date" means January 31, 2003.

        6.11    Absence of Certain Changes.    Since Laser Balance Sheet Date, the business of Laser has been conducted in the ordinary course consistent with past practices and there has not been:

          6.11.1    any event, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a Material Adverse Effect on Laser, other than adverse effects resulting from the execution and performance of this Agreement;

          6.11.2    any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Laser;

          6.11.3    except for the Amendment, there has not been any amendment of any material term of any outstanding security of Laser.

          6.11.4    any incurrence, assumption or guarantee by Laser of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

          6.11.5    any creation or other incurrence by Laser of any Lien or Encumbrance on any material asset other than in the ordinary course consistent with past practices;

          6.11.6    any making of any material loan, advance or capital contributions to or investment in any person;

          6.11.7    any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Laser which would, individually or in the aggregate, have a Material Adverse Effect on Laser;

          6.11.8    any transaction or commitment made, or any contract or agreement entered into, by Laser relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Laser of any contract or other right, in either case, material to Laser as a whole, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

          6.11.9    any change in any method of accounting, method of tax accounting, or accounting practice by Laser except for any such change required by reason of a concurrent change in GAAP or Regulation S-X promulgated under the Exchange Act;

          6.11.10    any (i) grant of any severance or termination pay to any current or former director, officer or employee of Laser, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Laser, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of Laser, or (v) increase in compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of Laser;

          6.11.11    any material dispute or, with any officer, director or employee of Laser; or any tax election or any settlement or compromise of any tax liability, in either case that is material to Laser, taken as a whole.

        6.12    No Undisclosed Material Liabilities.    As of the date hereof, there are no liabilities of Laser of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

          6.12.1    liabilities or obligations provided for in Laser Balance Sheet or disclosed in the notes thereto;

          6.12.2    other liabilities or obligations, which would not, individually or in the aggregate, have a Material Adverse Effect on Laser; and

          6.12.3    liabilities or obligations under this Agreement.

        6.13    Compliance with Laws and Court Orders.    Laser is and has been in compliance with, and to the best knowledge of Laser, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, including, without limitation, the requirements of the Exchange Act and the Securities Act, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on Laser.

        6.14    Litigation.    There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of the Company; and (c) the Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

        6.15    Finder's Fee.    There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Laser who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

        6.16    Taxes.    Except as set forth in the Laser Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, have a Material Adverse Effect on Laser, (a) all tax returns, statements, reports and forms (collectively, the "Laser Returns") required to be filed with any taxing authority by, or with respect to, Laser and each affiliated, combined, consolidated or unitary group of which Laser is a member are true, correct and complete and have been filed in accordance with all applicable laws; (b) Laser has timely paid all taxes shown as due and payable on the Laser Returns that have been so filed (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the Laser Balance Sheet) and, as of the time of filing, the Laser Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Laser; (c) Laser has made adequate provision in accordance with GAAP for all taxes payable by Laser for which no Laser Return has yet been filed; (d) the charges, accruals and reserves for taxes with respect to Laser reflected on the Laser Balance Sheet are adequate under GAAP to cover the tax liabilities accruing through the date thereof; (e) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Laser in respect of any tax where there is a reasonable possibility of an adverse determination; (f) Laser is not and has not been a member of an affiliated, consolidated, combined or unitary group other than one of which Laser was the common parent.

        6.17    Employees Benefit Plans.    Other than as shall be fully described on the Laser Disclosure Schedule as of the Closing, which plan has been inactive, the Company does not maintain, nor has the Company maintained in the past, any employee benefit plans ("as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Company, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Company, any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").

        6.18    Environmental Matters.    Except as set forth in Laser SEC Filings prior to the date hereof and except as would not, individually or in the aggregate, have a Material Adverse Effect on Laser,

          6.18.1    no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Laser, is threatened by any governmental entity or other person relating to or arising out of any Environmental Law;

          6.18.2    Laser is and has been in compliance with all Environmental Laws and all Environmental Permits; and

          6.18.3    There are no liabilities of or relating to Laser of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

          6.18.4    The terms "Laser" shall, for purposes of this Section, include any entity which is, in whole or in part, a corporate predecessor of Laser or any of its subsidiaries.

        6.19    Patents and Other Proprietary Rights.    Laser does not have any Intellectual Property Right that is material to its business as now conducted. To the best of Laser's knowledge, Laser has not and does not violate or infringe any Intellectual Property Right of any other person, and Laser has not received any communication alleging that it violates or infringes any Intellectual Property Right of any other person. Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on Laser, Laser has not been sued for infringing any Intellectual Property Right of another person.

        6.20    Antitakeover Statutes.    Excluding any statute or regulation applicable solely by virtue of the jurisdiction in which SCL has been formed as to which Laser takes no position nor makes any representation or warranty, no antitakeover or similar statute or regulation applies to the transactions contemplated hereby.

        6.21    Affiliate Transactions.    Neither the Company nor any officer, director or employee of the Company (or any of the relatives or Affiliates of any of the aforementioned Persons) is a party to any agreement, contract, commitment or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the Company which will subject the Sellers to any liability or obligation from and after the Closing Date.

        6.22    Trading.    The Laser Common is currently listed for trading on the OTC Bulletin Board, and the Company has received no notice that the Laser Common is subject to being delisted therefrom.

        6.23    Investment Representations.    Laser is acquiring the SCL Exchange Shares for investment for its own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Laser understands that the offer and sale of the SCL Exchange Shares have not been and will not be registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Laser's reliance on such exemption is predicated on such Seller's representations set forth herein.

7.    REPRESENTATION AND WARRANTIES OF SCL AND THE SCL SIGNATORY SHAREHOLDERS.

        SCL and the Sellers represent and warrant that:

        7.1    Corporate Existence and Power.    SCL is a company duly incorporated, validly existing and in good standing under the laws of British Virgin Islands and has all corporate powers and all Governmental Permits required to carry on its business as now conducted, except for those Governmental Permits the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

        7.2    Articles of Incorporation and By-laws; Minute Books.    The copies of the Articles of Incorporation and By-laws (or similar governing documents) of SCL, and all amendments to each are true, correct and complete. The minute books of SCL contains true and complete records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), or similar governing bodies, since the time of its organization. The stock books of SCL are true, correct and complete.

        7.3    Corporate Authorization.    The execution, delivery and performance by SCL of this Agreement and the other Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby are within SCL s corporate powers and have been duly authorized by all necessary corporate action. If any vote of or consent by the holders of the outstanding shares of SCL Common or any other securities of SCL is necessary in connection with the consummation of the Exchange and the other transactions contemplated hereby, each SCL Signatory Shareholder shall vote in favor thereof or provide written consent thereto. This Agreement and each of the other Transaction Documents constitutes a valid and binding agreement of SCL, enforceable against SCL in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies. This Agreement and each of the other Transaction Documents constitutes a valid and binding agreement of each Seller, enforceable against each Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

        7.4    SCL Board Consent.    The execution, delivery and performance by SCL of this Agreement and each of the other Transaction Documents has been duly authorized by SCL s Board of Directors, which, approved and adopted this Agreement, the other Transaction Documents, the Exchange and the other transactions contemplated hereby or thereby, which approval satisfies in full any applicable requirements of the British Virgin Islands. The resolutions of the SCL Board attached as Exhibit 7.4 hereto are true, complete and correct copies of the resolutions adopted by SCL's Board relating to the Exchange, this Agreement and the other Transaction Documents.

        7.5    Governmental Authorization.    The execution, delivery and performance by SCL, and of each Seller, of this Agreement and the other Transaction Documents and the consummation by SCL, and each Seller, of the transactions contemplated hereby or thereby require no action by or in respect of, or filing with, any Governmental Authority other than compliance with any applicable requirements of Regulation D and Blue Sky Laws, and any other filings, approvals or authorizations which, if not obtained, would not, individually or in the aggregate, have a material adverse effect on SCL or materially impair the ability of SCL or any of the Sellers to consummate the transactions contemplated by this Agreement.

        7.6    Non-Contravention.    The execution, delivery and performance by SCL or any of the Sellers, of this Agreement and the other Transaction Documents and the consummation by SCL of the transactions contemplated hereby and thereby do not and will not (a) violate the memorandum of association or bylaws of SCL, (b) assuming compliance with the matters referred to in Sections 6.5 and 7.5, violate any applicable law, rule, regulation, judgment, injunction, order or decree, (c) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of SCL or to a loss of any benefit to which SCL is entitled under any provision of any agreement or other instrument binding upon SCL or any Governmental Permit other similar authorization affecting, or relating in any way to, the assets or business of SCL or any of its subsidiaries, or (d) result the creation or imposition of any Lien or Encumbrance on any asset of SCL except, in the case of clauses (b), (c) and (d), for such matters as would not, individually or in the aggregate, have Material Adverse Effect on SCL or materially impair the ability of SCL to consummate the transactions contemplated by this Agreement.

        7.7    Capitalization; Validity of Securities.    The authorized capital stock of SCL consists of 100,000,000 shares of SCL Common. As of the date hereof there are outstanding 600,000 shares of SCL Common. All outstanding shares of capital stock of SCL have been duly authorized and validly issued an are fully paid and non-assessable. Except as set forth in this Section, there are no outstanding (a) shares of capital stock or voting securities of SCL, (b) securities of SCL convertible into exchangeable for shares of capital stock or voting securities of SCL or (c) options, restricted stock, other stock-based compensation awards or other rights to acquire from SCL or other obligation of SCL to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of SCL, except with respect to the Weida Transaction. There are no outstanding obligations of SCL or any of its subsidiaries to repurchase, redeem or otherwise acquire any securities referred to in clauses (a), (b) or (c) above. Prior to the Closing, SCL will reserve for issuance a number of shares of SCL Common sufficient to issue the SCL Exchange Shares. The SCL Exchange Shares, when transferred and delivered pursuant to the terms of this Agreement, will be duly and validly issued (including, without limitation, compliance with Regulation D and applicable Blue Sky Laws), fully-paid, and non-assessable. The assignments, endorsements, stock powers and other instruments of transfer delivered by each Seller to Laser at the Closing will be sufficient to transfer such Seller's entire interest, legal and beneficial, in the SCL Exchange Shares. Each Seller has full power and authority to convey good and marketable title to all of the SCL Exchange Shares, and upon transfer to Laser of the instruments representing such SCL Exchange Shares, Laser will receive good and marketable title to such SCL Exchange Shares, free and clear of all liens, claims or encumbrances.

        7.8    Subsidiaries.    SCL does not as of the date hereof own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity. As disclosed herein, SCL intends to acquire interests in Weida and Suntek.

        7.9    Financial Statements; Absence of Certain Changes.    For purposes of this Agreement, "SCL Balance Sheet" means the unaudited balance sheet of SCL, as of the date of its organization, included as Exhibit 7.9 to this Agreement, and "SCL Balance Sheet Date" means such date of organization. Since SCL Balance Sheet Date, the business of SCL and its subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

          7.9.1    any even, occurrence, development or state of circumstances or facts which would, individually or in the aggregate, have a Material Adverse Effect on SCL, other than adverse effects resulting from the execution and performance of this Agreement;

          7.9.2    any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of SCL;

          7.9.3    except for the SCL Amendment, there has not been any amendment of any material term of any outstanding security of SCL or any of its subsidiaries;

          7.9.4    any incurrence, assumption or guarantee by SCL or any of its subsidiaries of any material indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices;

          7.9.5    any creation or other incurrence by SCL or any of its subsidiaries of any Lien or Encumbrance on any material asset other than in connection with the Weida Transaction or in the ordinary course consistent with past practices;

          7.9.6    any making of any material loan, advance or capital contributions to or investment in any person other than loans, advances or capital contributions (i) to or investments in Weida or any subsidiaries of SCL formed to effectuate to the Weida Transaction or (ii) made in the ordinary course consistent with past practices;

          7.9.7    any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of SCL or any of its subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on SCL.

          7.9.8    any transaction or commitment made, or any contract or agreement entered into, by SCL or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by SCL or any of its subsidiaries of any contract or other right, in either case, material to SCL and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

          7.9.9    any (i) grant of any severance or termination pay to any current or former director, officer or employee of SCL or any of its subsidiaries, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director, officer or employee of the Laser or any of its subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any current or former director, officer or employee of SCL or any of its subsidiaries, or (v) increase in compensation, bonus or other benefits payable or otherwise made available to any current or former director, officer or employee of SCL or any of its subsidiaries;

          7.9.10    any material dispute or, with any officer, director or employee of SCL; or any tax election or any settlement or compromise of any tax liability, in either case that is material to SCL and its subsidiaries, taken as a whole.

        7.10    No Undisclosed Material Liabilities.    As of the date hereof, there are no liabilities of SCL or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

          7.10.1    liabilities or obligations provided for in SCL Balance Sheet or disclosed in the notes thereto;

          7.10.2    other liabilities or obligations, which would not, individually or in the aggregate, have a Material Adverse Effect on SCL;

          7.10.3    liabilities or obligations under this Agreement; and

          7.10.4    liabilities or obligations incurred or to be incurred in connection with the Weida Transaction.

        7.11    Compliance with Laws and Court Orders.    SCL and each of its subsidiaries is and has been in compliance with, and to the best knowledge of SCL, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on SCL.

        7.12    Litigation.    There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of SCL, threatened, against or affecting the business of SCL, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of SCL, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of SCL; and (c) SCL has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

        7.13    Finder's Fee.    There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of SCL or any of its subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

        7.14    Taxes.    Except as set forth in the SCL Balance Sheet (including the notes thereto) and except as would not, individually or in the aggregate, have a Material Adverse Effect on SCL, (a) all tax returns, statements, reports and forms (collectively, the "SCL Returns") required to be filed with any taxing authority by, or with respect to, SCL and its subsidiaries and each affiliated, combined, consolidated or unitary group of which SCL is a member are true, correct and complete and have been filed in accordance with all applicable laws; (b) SCL and its subsidiaries have timely paid all taxes shown as due and payable on the SCL Returns that have been so filed (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the SCL Balance Sheet) and, as of the time of filing, the SCL Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of SCL and its subsidiaries; (c) the charges, accruals and reserves for taxes with respect to SCL and its subsidiaries reflected on the SCL Balance Sheet are adequate under GAAP to cover the tax liabilities accruing through the date thereof; (d) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to SCL or any of its subsidiaries in respect of any tax where there is a reasonable possibility of an adverse determination; and (e) neither SCL nor any of its subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which SCL was the common parent.

        7.15    Employees Benefit Plans.    SCL does not maintain, nor has SCL maintained in the past, any employee benefit plans ("as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of SCL, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with SCL, any entity required to be aggregated in a controlled group or affiliated service group with SCL for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time.

        7.16    Environmental Matters.    Except as would not, individually or in the aggregate, have a Material Adverse Effect on SCL: (a) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of SCL, is threatened by any governmental entity or other person relating to or arising out of any Environmental Law; and (b) there are no liabilities of or relating to SCL or any of its subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances which could reasonably be expected to result in or be the basis for any such liability.

        7.17    Patents and Other Proprietary Rights.    Neither SCL nor any of its subsidiaries has any Intellectual Property Right that is material to its business as now conducted. To the best of SCL's knowledge, neither SCL nor any of its subsidiaries has not and does not violate or infringe any Intellectual Property Right of any other person, and neither SCL nor any of its subsidiaries has received any communication alleging that it violates or infringes any Intellectual Property Right of any other person. Except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect on SCL, neither SCL nor any of its subsidiaries has been sued for infringing any Intellectual Property Right of another person.

        7.18    Antitakeover Statutes.    Except as provided in Section 7.5 hereof, no antitakeover or similar statute or regulation applies to the transactions contemplated hereby.

        7.19    Investment Representations.

          7.19.1    Each Seller is acquiring the Laser Exchange Shares for investment for such Seller's own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.

          7.19.2    Each Seller understands that the offer and sale of the Laser Exchange Shares have not been and will not be registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Laser's reliance on such exemption is predicated on such Seller's representations set forth herein.

          7.19.3    Each Seller is an Accredited Investor.

          7.19.4    Each Seller acknowledges that such Seller can bear the economic risk of this investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Laser Exchange Shares.

8.    COVENANTS OF LASER AND LASER SIGNATORY SHAREHOLDER PENDING CLOSING.

        Each of the Laser Signatory Shareholders, to the extent within each Shareholder's control, and Laser covenants that from the date hereof until the first to occur of the Closing Date and the Termination Date, except as otherwise provided in this Agreement:

        8.1    Preservation.    Laser shall:

          8.1.1    maintain its corporate existence in good standing;

          8.1.2    preserve intact in all material respects its business organization, preserve its goodwill, exercise reasonable efforts to keep available the services of Laser's current officers and employees, to preserve the goodwill of those having business relations with Laser, and perform all contracts to which Laser is a party; and

          8.1.3    maintain in effect all of its currently existing insurance coverage, if any, or substantially equivalent insurance coverage; and

          8.1.4    notify SCL immediately of any litigation or other proceeding in which Laser or any of its executive officers or directors is named as a defendant or respondent.

        8.2    Negative Covenants.    Laser shall not and the Laser Signatory Shareholders agree they shall not, except as contemplated by this Agreement or as may be necessary to effect the transactions contemplated by this Agreement, do or propose to do or vote their shares in favor of or consent to any of the following:

          8.2.1    amend or otherwise modify its certificate of incorporation or by-laws;

          8.2.2    issue, sell, dispose of or subject to any Lien or Encumbrance or authorize the issuance, sale, disposition, or Encumbrance of, or grant or issue any option, warrant or other right to acquire, or make any agreement with respect to, any shares of any class of Laser's capital stock or any security convertible into or exercisable for any such shares, or alter any of the terms of any outstanding security or make any change in its authorized or outstanding capital stock or its capitalization, whether by reason of any reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, any stock dividend or otherwise, or permit the exercise of any outstanding options;

          8.2.3    declare, set aside, make or pay any dividend or other distribution to any shareholder with respect to any class of its capital stock;

          8.2.4    redeem, purchase or otherwise acquire any of its outstanding securities;

          8.2.5    encumber any of its material assets or properties;

          8.2.6    increase the compensation or other remuneration or benefits payable or to become payable to any director or executive officer, or increase the compensation or other remuneration of benefits payable or to become payable to any other employee, consulting or agent;

          8.2.7    adopt or, except as required by applicable law, amend or make any unscheduled contribution to any employee benefit plan for or with employees, or hire any employees;

          8.2.8    enter into any material contracts or terminate or modify any contract, other than in furtherance of the purposes of this Agreement, except for any termination upon the expiration of any contract prior to the earlier of the Closing Date or Termination Date in accordance with the terms of such contract;

          8.2.9    create, incur, assume or otherwise become liable for any indebtedness in an aggregate amount in excess of $5,000, other than indebtedness in furtherance of the transactions contemplated by any of the Transaction Documents;

          8.2.10    commence any new operations, whether by acquiring or developing any line of business;

          8.2.11    cancel, compromise, release or waive any material receivable, claim or right;

          8.2.12    change its method of accounting or the accounting principles or practices used in the preparation of the Laser Financial Statements, other than as required by GAAP or SEC accounting rules or as may be requested in writing by SCL's auditors;

          8.2.13    make any loan or advance to any person or acquire any capital stock or other securities or ownership interest in or any material amount of assets of any other business enterprise, or make any material capital investment or expenditure or capital improvement;

          8.2.14    institute or settle any action or proceeding before any Governmental Authority relating to Laser, the issuance of any securities of Laser, or any of its material assets or properties;

          8.2.15    adopt any plan of dissolution or liquidation;

          8.2.16    make any new election or change in any current election with respect to any Taxes, or settle or compromise any federal, state local or foreign Tax liability or agree to the extension of any statute of limitations;

          8.2.17    take any action that would render any of the representations or warranties of Laser contained in this Agreement misleading, untrue or incorrect in any material respect (subject to any limitations on materiality set forth therein), or cause Laser or any Laser Signatory Shareholder to breach or fail to satisfy or comply with any covenant, condition or agreement of Laser or any Laser Signatory Shareholder contained herein or in any of the other Transaction Documents in any material respect.

          8.2.18    violate the terms of the Standstill Agreement.

        8.3    Access and Information.    Subject to the provisions of Section 10.3 hereof, Laser shall give to SCL and to SCL's counsel, accountants, and other representatives full access, during normal business hours throughout the period from the date hereof through the Closing Date, to all of Laser's properties, books, contracts, commitments, and records, and furnish SCL during such period with all such information concerning Laser's affairs as SCL may reasonably request.

        8.4    Reservation of Laser Exchange Shares.    Prior to the Closing, Laser shall have reserved for issuance pursuant to this Agreement the number of shares of Laser Common sufficient to issue the Laser Exchange Shares, including the Additional Laser Shares, as provided in Section 3 to this Agreement.

        8.5    Board of Directors.

          8.5.1    Laser and each Laser Signatory Shareholder who is a member of the Laser Board, hereby covenants and agrees from the Closing Date, and subject to the Board of Directors consisting of no less than a total of five (5) directors, that the SCL Signatory Shareholders shall have the right to designate two directors to the Laser Board and acceptable to the Laser Board in the good faith exercise of its reasonable business judgment(the "SCL Designees"), which right shall not be assignable. To the extent that there are any openings on the Laser Board as of the Closing Date, Laser and each Laser Signatory Shareholder who is a member of the Laser Board shall take such steps as to have such vacancies filled by the SCL Designees. Laser and each Laser Signatory Shareholder who is a member of the Laser Board further agrees that they shall take such action necessary to nominate such SCL Designees at the initial annual meeting of stockholders held after the Closing and at every annual meeting thereafter unless waived by the SCL Signatory Shareholders, to insure that the SCL Designees remain Directors.

          8.5.2    The SCL Designees may not be removed or replaced without the prior written consent of the SCL Signatory Shareholders, except for any removal of such individual for Cause (but subject to the rights of the SCL Signatory Shareholders to fill such vacancy and of the Board of Directors to except the SCL Designee, as provided herein).

          8.5.3    Laser agrees that the SCL Designees shall be entitled to and shall receive the same compensation as other members of the Laser Board receive for serving on the Laser Board.

          8.5.4    Anything contained in this Section to the contrary notwithstanding, Laser, the Laser Board and each Laser Signatory Shareholder who is a member of the Laser Board shall not have any obligation under this Section to do any act or thing which violates any provision of applicable law, rules or regulations whether of New Jersey or applicable Federal or state securities laws, rules or regulations.

        8.6    Covenants of Laser Signatory Shareholders.    By executing this Agreement, the Laser Signatory Shareholders agree to vote their respect shares in favor of, or consent to, an action that may be required to be taken by Laser Shareholders in connection with the transactions contemplated by this Agreement or any other Transaction Document. Further each Laser Signatory Shareholder who is a member of the Laser Board agrees to act furtherance of the obligations provided in Paragraph 8.5.

9.    COVENANTS OF SCL AND THE SCL SIGNATORY SHAREHOLDERS PENDING CLOSING.

        SCL and the SCL Signatory Shareholders, as applicable, covenant and agree that from the date hereof until the first to occur of the Closing Date and the Termination Date, except as otherwise provided in this Agreement:

        9.1    Preservation.    SCL shall:

          9.1.1    maintain its corporate existence in good standing;

          9.1.2    preserve intact in all material respects its business organization, preserve its goodwill, exercise reasonable efforts to keep available the services of its current officers and perform all contracts to which SCL is or becomes a party;

          9.1.3    maintain in effect all of its currently existing insurance coverage, if any, or substantially equivalent insurance coverage; and

          9.1.4    notify Laser immediately of any litigation or other proceeding in which SCL or any of its executive officers or directors is named as a defendant or respondent.

        9.2    Negative Covenants.    SCL shall not and the SCL Signatory Shareholders agree they shall not, except as contemplated by this Agreement or as may be necessary to effect the transactions contemplated by this Agreement, including, without limitation, the Weida Transaction, raising the Minimum Equity Investment and selling SCL Common in consideration therefor, do or propose to do or vote their shares or otherwise consent to any of the following:

          9.2.1    amend or otherwise modify its memorandum of association or by-laws;

          9.2.2    issue, sell, dispose of or subject to any Lien or Encumbrance or authorize the issuance, sale, disposition, or Encumbrance of, or grant or issue any option, warrant or other right to acquire, or make any agreement with respect to, any shares of any class of Laser's capital stock or any security convertible into or exercisable for any such shares, or alter any of the terms of any outstanding security or make any change in its authorized or outstanding capital stock or its capitalization, whether by reason of any reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, any stock dividend or otherwise, or permit the exercise of any outstanding options;

          9.2.3    declare, set aside, make or pay any dividend or other distribution to any shareholder with respect to any class of its capital stock;

          9.2.4    redeem, purchase or otherwise acquire any of its outstanding securities;

          9.2.5    increase the compensation or other remuneration or benefits payable or to become payable to any director or executive officer, or increase the compensation or other remuneration of benefits payable or to become payable to any other employee or consultant or agent;

          9.2.6    adopt or, except as required by applicable law, amend or make any unscheduled contribution to any employee benefit plan for or with employees, or higher any employees;

          9.2.7    terminate or modify any contract, other than in furtherance of the purposes of this Agreement, except for any termination upon the expiration of any contract prior to the earlier of the Closing Date or Termination Date in accordance with the terms of such contract;

          9.2.8    create, incur, assume or otherwise become liable for any indebtedness in an aggregate amount in excess of $60,000, other than indebtedness in furtherance of the transactions contemplated by any of the Transaction Documents, including, without limitation, the Weida Transaction;

          9.2.9    cancel, compromise, release or waive any material receivable, claim or right of SCL;

          9.2.10    adopt accounting principles or practices other than as required by GAAP or SEC accounting rules or as may be recommended by SCL's auditors;

          9.2.11    make any loan or advance to any person or acquire any capital stock or other securities, or ownership interest in or any material amount of assets, of any other business enterprise, or make any material capital investment or expenditure or capital improvement;

          9.2.12    adopt any plan of dissolution or liquidation;

          9.2.13    settle or compromise any federal, state local or foreign Tax liability or agree to the extension of any statute of limitations;

          9.2.14    take any action that would render any of the representations or warranties of SCL contained in this Agreement misleading, untrue or incorrect in any material respect (subject to any limitations on materiality set forth therein), or cause SCL or any SCL Signatory Shareholder to breach or fail to satisfy or comply with any covenant, condition or agreement of SCL or any SCL Signatory Shareholder contained herein or in any of the other Transaction Documents in any material respect.

          9.2.15    violate the terms of the Standstill Agreement.

        9.3    Access and Information.    Subject to the provisions of Section 10.3 hereof, SCL shall give to Laser and to Laser's counsel, accountants, and other representatives full access, during normal business hours throughout the period from the date hereof through the earlier of the Closing Date and the Termination Date, to all of SCL's properties, books, contracts, commitments, and records, and furnish Laser during such period with all such information concerning SCL's affairs as Laser may reasonably request.

        9.4    Reservation of SCL Exchange Shares.    Prior to the Closing, SCL shall have reserved for issuance pursuant to this Agreement the number of shares of SCL Common sufficient to issue the SCL Exchange Shares, as provided in Section 3 to this Agreement.

        9.5    Covenants of SCL Signatory Shareholders.    The SCL Signatory Shareholders agree to vote their respective shares in favor of, or consent to, an action that may be required to be taken by SCL Shareholders in connection with the transactions contemplated by this Agreement or any other Transaction Document.

10.    COVENANTS OF THE PARTIES PENDING AND FOLLOWING CLOSING.

        10.1    British Virgin Island Filings.    The parties shall cooperate with each other and SCL's U.S. and British Virgin Island counsel in preparing and filing, and shall, upon execution and delivery of this Agreement, prepare and file with the appropriate Governmental Authority or Authorities all documents and instruments that may be required to permit the Laser Shareholders, including, without limitation, the Laser Signatory Shareholders, to effectuate the Exchange of SCL Exchange Shares for Laser Exchange Shares. SCL represents and warrants that as of the date hereof, it is not aware of any filings being necessary.

        10.2    Initial 8-K.    Upon Closing, Laser shall prepare and cause its counsel to prepare and provide to SCL and its counsel for review, a Current Report on Form 8-K (the "Initial 8-K") for filing with the SEC with respect to the execution and delivery of this Agreement. SCL and its counsel shall provide Laser and its counsel with any comments on the Initial 8-K no later than one business day prior to the due date for filing same with the SEC, provided that SCL and its counsel shall have received a draft of same no later than five (5) business days prior to such due date. SCL shall provide Laser with such information as Laser may reasonably request in connection with the preparation of the Initial 8-K without violating any of the requirements of Regulation FD.

        10.3    Confidentiality.    Each of the parties covenant and agree to keep confidential any and all material non-public information which it has heretofore obtained or shall hereafter obtain, directly or indirectly, from Laser or SCL pursuant to this Agreement or otherwise, and agrees not to use the same except for the purpose of this Agreement or to disclose the same to any party except as provided below, without Laser's prior written consent; provided that the terms of this Section 10.3 shall not extend to any such information that: (a) is already publicly known; (b) has become publicly known without any fault of the disclosing party or anyone to whom SCL or Laser has made disclosure in compliance with the terms of this Section 10.3; or (c) is required to be disclosed to any Governmental Authority as a result of operation of law, regulation, or court order; provided, however, that party wishing to make any disclosure pursuant to this clause (c) shall have first given prompt written notice, if permitted, of such requirement to SCL and Laser and cooperates with Laser and SCL to restrict such disclosure and/or obtain confidential treatment thereof. The foregoing notwithstanding, SCL may disclose such information to each of its directors, officers and their respective affiliates, and their employees, and representatives, which representatives have a need to know such information; provided that SCL informs such persons of the restrictions set forth in this Section 10.3 with respect to such information and such persons agree in writing to comply with the provisions of this Section 10.3. SCL further agrees to give prompt notice to Laser of any disclosure made by the Purchaser or any of its directors, officers and their respective affiliates, its employees, or representatives in breach of this Section 10.3, to the extent SCL has knowledge of such disclosure; provided that SCL shall have no liability for losses incurred by Laser or any of its directors, officers, employees, shareholders or representatives solely as the result of Laser's failure, following its actual receipt of notice from SCL of disclosure of information in breach of this Agreement, to make prompt public disclosure of the information so disclosed. For purposes of this Section 10.3, the knowledge of the Purchaser shall mean the actual knowledge of Mitchell Sepaniak or any successors to him as President of SCL.

        10.4    Standstill Agreement.    Prior to the Closing or earlier termination of this Agreement, neither Laser, SCL, nor any of the Laser Signatory Shareholders or SCL Signatory Shareholders may discuss or negotiate with any other corporation, firm or person, or entertain or consider any inquiries, or proposals relating to the possible disposition of their shares of capital stock of either SCL or Laser, and each of them will cause SCL or Laser, respectively, to conduct business only in the ordinary course except that SCL may undertake investigation, discussion and/or negotiations with potential acquisition candidate companies and/or strategic investors, provided that such negotiations, discussions and investigations are in furtherance of SCL's business plan or the Weida Transaction. Notwithstanding the foregoing, each party shall be free to engage in activities mentioned in the preceding sentence which are designed to further the mutual interests of the parties for the contemplated Exchange and Reorganization of the companies and advancement of SCL's business plan.

        10.5    Additional Filings.    The parties shall cooperate with respect to all other filings, applications and notices required to be submitted to any Governmental Authorities and other Persons, or necessary or proper to carry out the transactions contemplated by any of the Transaction Documents or the Weida Transaction.

        10.6    Closing Report.    Upon Closing, Laser shall prepare and cause its counsel to prepare and provide to SCL and its counsel for review, a Current Report on Form 8-K for filing with the SEC with respect to the consummation of the transactions contemplated by this Agreement (the "Closing Report"). SCL and its counsel shall provide Laser and its counsel with any comments on the draft of the Closing 8-K no later than one business day prior to the due date for filing same with the SEC, provided that SCL and its counsel shall have received a draft of same no later than five (5) business days prior to such due date. SCL shall provide Laser with such information as Laser may reasonably request in connection with the preparation of the Closing 8-K without violating any of the requirements of Regulation FD. SCL and Laser shall, and shall cause their respective auditors to, cooperate in the preparation of the financial statements required to be filed with or as an amendment to the Closing Report (the "Exchange Financial Statements").

        10.7    Notification as to Certain Events.    Each party shall promptly notify the others of (a) the occurrence or non-occurrence of any fact or event of which such party has knowledge that would be reasonably likely (i) to cause any representation or warranty of such party contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Closing or (ii) to cause any covenant, condition or agreement of such party in this Agreement not to be complied with or satisfied in any material respect and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect any of the representations or warranties of such party, or the right of the other party to rely thereon, or the conditions to the obligations of the parties, or the remedies available hereunder, except as otherwise provided in Section 13. The parties shall give prompt notice to the other parties of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement.

        10.8    Reasonable Efforts; Further Action.    Upon the terms and subject to the conditions contained herein, each of the parties hereto shall use its reasonable efforts (exercised diligently and in good faith) to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary authorizations and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. If, at any time after the Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of Laser and SCL immediately prior to the Closing are fully authorized in the name of their respective companies or otherwise to take, and will take, all such lawful and necessary or desirable action.

        10.9    Restriction on Sale of Laser Stock.    Subject to Laser not issuing Laser Common in any transaction where Laser, as an entity is valued at less than $10,000,000 in the aggregate:

          10.9.1    Each Laser Signatory Shareholder hereby agrees that such party shall not (i) directly or indirectly sell, assign, mortgage, hypothecate, transfer, pledge, lien, encumber, give or in any way otherwise dispose of (collectively, a "Transfer") any of the Laser Common owned or controlled by such party or (ii) announce an intent to perform a Transfer, for a period of two (2) years from the date of the Closing.

          10.9.2    Notwithstanding the provisions of the previous subparagraphs, should Mitch Sepaniak ("Sepaniak") propose to accept one or more bona fide offers from any persons to purchase shares of Stock from Sepaniak or participate in the public sale, pursuant to a registration statement, or otherwise, (subject to applicable securities laws), (collectively the "Purchase Offer"), then Sepaniak shall promptly notify the Laser Signatory Shareholders of the terms and conditions of such Purchase Offer.

            (a)   Right to Participate.    Each of the Laser Shareholders (for the purposes of this section, each electing party a "Participating Shareholder") shall have the right, exercisable upon written notice to Sepaniak within twenty-one (21) business days after receipt of the notice of the Purchase Offer, to participate in the sale of Laser Common as will Sepaniak on the same terms and conditions as Sepeniak. To the extent a Participating Shareholder exercises such right of participation, the number of shares of Laser Common which Sepaniak may sell pursuant to such Purchase Offer shall be correspondingly reduced. The right of participation of each Participating Shareholder shall be subject to the following terms and conditions:

                (i)  Each Participating Shareholder may sell all or any part of that number of shares of Laser Common equal to the product obtained by multiplying (i) the aggregate number of shares of Laser Common covered by the Purchase Offer (or to be included in the public offering) by (ii) a fraction the numerator of which is the number of shares of Laser Common at the time owned by such Participating Shareholder and the denominator of which is the combined number of shares of Laser Common at the time owned by Sepaniak (including, in each case, shares transferred to Permitted Transferees as hereinafter defined in accordance herewith) and all of the Participating Shareholders.

               (ii)  A Participating Shareholder may participate in the sale by delivering to Sepaniak for transfer to the Purchase Offeror (or as provided in the registration statement) one or more certificates, properly endorsed for transfer, which represent the number of shares of Laser Common which such Participating Shareholder elects to sell pursuant to this Section.

            (b)   Consummation of Sale.    The Laser Common certificate or certificates which the Participating Shareholder delivers to Sepaniak shall be transferred by Sepaniak to the Purchase Offeror (or delivered per the public offer) in consummation of the sale of the Laser Common pursuant to the terms and conditions specified in the notice to the Participating Shareholder, and Sepaniak shall promptly thereafter remit to such Participating Shareholder that portion of the sale proceeds to which such Participating Shareholder is entitled by reason of its participation in such sale.

            (c)   Ongoing Rights.    The exercise or non-exercise of the rights of the Laser Signatory Shareholders hereunder to participate in one or more sales of Laser Common made by Sepaniak shall not adversely affect the rights of Laser Signatory Shareholders to participate in any subsequent sale of Laser Common by Sepaniak.

            (d)   Permitted Exemptions.    The participation rights of the Laser Signatory Shareholders shall not apply to (a) any pledge of Laser Common made by Sepaniak pursuant to a bona fide loan transaction which creates a mere security interest, (b) any transfer to the Company pursuant to a written agreement between the Company and Sepaniak providing for the right of such repurchase or to Sepaniak's ancestors or descendants or spouse or to a trustee for their benefit, or (c) any bona fide gift; provided that (i) Sepaniak shall inform the Laser Signatory Shareholders of such pledge, transfer or gift prior to effecting it and (ii) the pledgee, transferee or donee (collectively, the "Permitted Transferees") shall furnish the Laser Signatory Shareholders with a written agreement to be bound by and comply with all provisions of this Agreement applicable to Sepaniak.

            (e)   Termination of Co-Sale/Tag Along Rights.    The rights of the Laser Signatory Shareholders under this provision and the obligations of Sepaniak with respect to the Laser Signatory Shareholders shall terminate at such time as the Laser Signatory Shareholders shall no longer be the owner of any shares of Laser Common. Unless sooner terminated in accordance with the preceding sentence, this Agreement shall terminate upon the occurrence of any one of the following events:

                (i)  the liquidation, dissolution or indefinite cessation of the business operations of the Company;

               (ii)  the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company; or

              (iii)  the consummation of an underwritten public offering of the Laser Common registered under the Securities Act of 1933, as amended.

          10.9.3    This agreement is in addition to and not in lieu of any restrictions on Transfer provided by applicable rules and regulations including, without limitation, Rule 144 of the Securities Act.

11.    DELIVERIES AT CLOSING.

        11.1    Laser and the Laser Signatory Shareholders shall deliver to SCL at Closing:

          11.1.1    certificates representing the Laser Exchange Shares, duly endorsed in blank for transfer;

          11.1.2    a certificate of an executive officer of Laser certifying that the representations and warranties of Laser contained in this Agreement are true and correct on the Closing Date (except those representations and warranties which by their terms refer to another date or dates and that Laser has satisfied all of the conditions to Closing which it is required to satisfy pursuant to Section 12 hereof;

          11.1.3    a copy of a certificate of good standing for Laser issued not more than ten (10) days prior to Closing by the New Jersey Secretary of State; and

          11.1.4    a certificate of the Secretary of Laser certifying as to the incumbency and signatures of the officers of Laser executing and delivering documents at Closing, and that attached to such certificate are true and correct copies of the memorandum of association and by-laws of Laser, each as amended to the Closing Date.

          11.1.5    opinion of counsel to Laser to be annexed as Exhibit 11.1.5 hereto, in form and substance substantially as delivered in transactions of this nature and legally satisfactory to counsel for SCL, in the exercise of their reasonable legal judgement, provided that such opinion may be given by Laser's New York State counsel and may refer to, and rely upon, an opinion of New Jersey counsel to Laser as to matters of New Jersey law.

        11.2    SCL and/or the SCL Signatory Shareholders shall deliver to Laser at Closing:

          11.2.1    certificates representing the SCL Exchange Shares or other evidence of issuance and ownership thereof;

          11.2.2    a certificate of an executive officer of SCL certifying that the representations and warranties of SCL contained in this Agreement are true and correct on the Closing Date (except those representations and warranties which by their terms refer to another date or dates and that SCL has satisfied all of the conditions to Closing which it is required to satisfy pursuant to Section 12 hereof;

          11.2.3    a copy of a certificate of good standing for SCL issued not more than ten (10) days prior to Closing by appropriate British Virgin Islands Governmental Authority, provided that good standing certificates are generally available from such Authority on a timely basis; and

          11.2.4    a certificate of the Secretary of SCL certifying as to the incumbency and signatures of the officers of SCL executing and delivering documents at Closing, and that attached to such certificate are true and correct copies of the memorandum of association and by-laws of SCL, each as amended to the Closing Date.

          11.2.5    evidence that SCL has the Minimum Equity Investment;

          11.2.6    an opinion of counsel to SCL to be annexed as Exhibit 11.2.6 hereto, in form and substance substantially as delivered in transaction of this nature and legally satisfactory to counsel for Laser, in the exercise of their reasonable legal judgement; provided that such opinion may be given by SCL's U.S. counsel and may refer to, and rely upon, an opinion of British Virgin Islands counsel to SCL as to matters of British Virgin Islands law.

12.    CONDITIONS TO OBLIGATIONS OF THE PARTIES.

        12.1    Conditions to Obligations of All Parties.    The obligations of the parties to consummate the Exchange and the other transactions contemplated hereby are subject to the satisfaction of the following conditions:

          12.1.1    On or prior to the Closing Date, the British Virgin Islands Monetary Authority and any other Governmental Authority in British Virgin Islands having jurisdiction shall have approved the issuance of the SCL Exchange Shares to Laser, the Fund and any other Person that contributes to the Minimum Equity Investment.

          12.1.2    SCL shall have filed a Form 99 and all other documents required to be filed under New York Blue Sky Laws.

        12.2    Conditions to Obligations of Laser and the Laser Signatory Shareholders.    The obligations of Laser and the Laser Signatory Shareholders to consummate the Exchange and the other transactions contemplated hereby are subject to the satisfaction of the following conditions:

          12.2.1    Each of SCL and the Sellers shall have performed, in all material respects, all of their respective obligations under this Agreement required to be performed by it at or prior to the Closing Date;

          12.2.2    the respective representations and warranties of SCL and the SCL Signatory Shareholders contained in this Agreement and in any certificate or other writing delivered by SCL or any such Shareholder pursuant to this Agreement shall be true in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that particular representations or warranties are made as of other specified date or dates, in which event, they shall be true in all material respects as of such other date or dates, respectively, and Laser shall have received a certificate signed by an executive officer of SCL (which certificate shall not impose any personal liability on such officer) to the foregoing effect;

          12.2.3    SCL shall have received the Minimum Equity Investment and shall have provided evidence thereof reasonably satisfactory to Laser.

        12.3    Conditions to Obligations of SCL and the SCL Signatory Shareholders.    The obligations of SCL and the SCL Signatory Shareholders to consummate the Exchange and the other transactions contemplated hereby are subject to the satisfaction of the following conditions:

          12.3.1    Each of Laser and the Laser Signatory Shareholders shall have performed, in all material respects, all of their respective obligations under this Agreement required to be performed by it at or prior to the Closing Date;

          12.3.2    the respective representations and warranties of Laser and the Laser Signatory Shareholders contained in this Agreement and in any certificate or other writing delivered by

  Laser or any such Shareholder pursuant to this Agreement shall be true in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that particular representations or warranties are made as of other specified date or dates, in which event, they shall be true in all material respects as of such other date or dates, respectively, and Laser shall have received a certificate signed by an executive officer of Laser (which certificate shall not impose any personal liability on such officer) to the foregoing effect;

          12.3.3    The Reverse Split shall have been effected prior to the Closing Date;

          12.3.4    Laser shall remain, through the Closing Date, (i) a company in good standing and whose shares are admitted for listing on the Over-the-Counter Bulletin Board (the "OTCBB") and there shall be no inquiry pending or threatened that could result in de-listing of Laser Common for trading on the OTCBB and (ii) current in filing reports with the SEC;

          12.3.5    The Exchange does not violate any Federal or state law, rule or regulation to which Laser is subject, and Laser shall have received all necessary approvals and consents of the Laser Board and its shareholders, if applicable.

          12.3.6    The number of shares of Laser Common, Laser Preferred and of Options on the date hereof shall be no greater on the Closing Date, and no other securities of Laser shall be outstanding and there shall be no commitment outstanding on the Closing Date to issue any such securities (other than as provided in this Agreement).

          12.3.7    The applicable Governmental Authorities of British Virgin Islands shall have authorized the issuance of the SCL Exchange Shares as provided herein and Laser and the Laser Signatory Shareholders shall have provided all documents and information required or requested by any such Authority as a condition to authorizing such issuance.

13.    TERMINATION.

        13.1    Right to Terminate.    This Agreement may be terminated prior to Closing, and the contemplated transactions abandoned at any time prior to the Closing Date without liability to either party, except as specified below in this Section 13, upon:

          13.1.1    by mutual written agreement of Laser and SCL;

          13.1.2    by Laser or SCL if (i) any provision of any applicable law or regulation or any judgment, injunction, order or decree of a court of competent jurisdiction that prohibits the consummation of the Exchange is entered and shall have become final and non-appealable, which law, regulation, judgment, injunction, order or decree is not based upon the requirement of approval of Laser's shareholders, provided that the party seeking to terminate this Agreement pursuant to this clause (i) of this paragraph (b) shall have used its reasonable best efforts to remove any such injunction, order or decree; or (iii) SCL shall not have received the Auditor's Notice by August 1, 2003.

          13.1.3    by Laser if, at any time prior to the Closing Date: (i) SCL does not raise the Minimum Equity Investment; or (ii) any of the conditions to the obligations of Laser set forth in Section 12.2 hereof shall not have been satisfied in any material respect; and

          13.1.4    by SCL if, at any time prior to the Closing Date: (i) any of the conditions to the obligations of SCL set forth in Section 12.3 hereof shall not have been satisfied in any material respect; or (ii) if the due diligence review by SCL or its representatives of Laser's books and records reveals a breach of any of the representations and warranties of Laser or any Laser Signatory Shareholder contained herein or in any certificate delivered pursuant to this Agreement or there is any material adverse change in the business or financial condition or its results of operations of Laser from those as presented in the Laser 2002 Annual Report.

        13.2    Termination Date; Notice of Termination.    Any party may exercise its right under Section 13.1 hereof to terminate this Agreement by giving notice thereof in writing to each of the other parties (the "Termination Notice"). This Agreement shall terminate on the date on which the first Termination Notice shall have been received by SCL or Laser pursuant to Section 15 hereof.

        13.3    Effects of Termination.    In the event of termination of this Agreement pursuant to this Section 13 ("Termination"), each of the parties hereby expressly waive their rights to recover all other damages, fees, costs, and expenses, including incidental, consequential and punitive damages, from any of the other parties as a result of any termination of this Agreement; provided, however, that: (i) the Escrow Funds deposited pursuant to the Deposit Escrow Agreement shall be distributed by the Escrow Agent as provided therein, and this Section shall constitute an amendment to the Deposit Escrow Agreement extending the term thereof through the first to occur of the Closing Date and the Termination Date; and (ii) if either SCL or Laser terminates this Agreement in bad faith, the non-terminating party shall be entitled to recover reasonable attorneys' and auditors' fees, costs and expenses expended in connection with the Exchange. Effective as of the Termination Date, this Agreement shall forthwith become void and of no further force or effect, except for: (x) the obligations pursuant to this Section 13.3; and (y) the obligations of confidentiality set forth in Section 10.3 hereof.

14.    NATURE AND SURVIVAL OF REPRESENTATIONS.    All representations, warranties and covenants of the parties contained herein or in any certificate or other instrument delivered by or on behalf of any of the parties pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by such party, respectively, but shall not survive the Closing, provided, however, that representations of any party with respect to any Tax matter, any Environmental Liability, any ERISA matter or matter related to any employee benefit plan shall survive until expiration of the applicable statute of limitations.

15.    NOTICES.    All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

        If to Laser or any Laser Signatory Shareholder, to:

    Carl Lanzisera
    Chief Executive Officer
    Laser Recording Systems, Inc.
    13 59 New York Avenue
    Huntington Station, New York 11746
    Fax No: 631-421-6392

        with a copy to:

    Raice, Paykin & Krieg
    185 Madison Avenue
    10th Floor
    New York, New York 10016
    Fax No.: (212) 604-9022
    Attention: Dave Thomas, Esq.

        If to SCL or any SCL Signatory Shareholder, to:

    Mitchell Sepaniak, President
    SCL Ventures, Inc.
    720 Eider Down Court
    Alpharetta, GA 30033
    Fax No.: (678) 624-2589

        with a copy to:

    Beckman, Lieberman & Barandes
    116 John Street
    Suite 1313
    New York, New York 10038
    Fax No.: (212) 608-9687
    Attention: Robert Barandes, Esq.

Or such other address or fax number as such party may hereafter specify for purposes of notice by giving notice to the other parties hereto. All such notices, requests and other communications shall be deemed given on the date of receipt by the recipient thereof, if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt, or if received later, the next succeeding business day in the place of receipt.

16.    AMENDMENTS; NO WAIVERS.    Any provision of this Agreement may be amended or waived prior to the last to occur of the Closing Date and the Termination Date but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

17.    GOVERNING LAW; ARBITRATION.    This Agreement has been prepared, negotiated and delivered in the State of New York and shall be governed by, and construed in accordance with, the laws of that State, without giving effect to the principles thereof relating to the conflict of laws. Any dispute arising pursuant to or in any way related to this Agreement or the transactions contemplated hereby shall be settled by arbitration, provided, however, that nothing in this Section shall restrict the right of either party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in New York, New York, in accordance with the rules and regulations of the American Arbitration Association then obtaining. The laws of New York shall govern the disposition of any such arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court of competent jurisdiction. Each party hereby submits to the jurisdiction of the American Arbitration Association and consents to the venue stated in this Section.

18.    ENFORCEABILITY.    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

19.    SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that SCL may transfer or assign, to one or more of its affiliates, the right to enter into the transactions contemplated by this Agreement.

20.    ENTIRE AGREEMENT.    This Agreement and the Deposit Escrow Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written between or among any of the parties with respect to the subject matter hereof and thereof.

21.    COUNTERPARTS.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written, by signing on the appropriate signature page hereto.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

SCL SIGNATURE PAGE TO EXCHANGE AGREEMENT DATED MAY 20, 2003

SCL VENTURES, LTD.
By:	/s/ MITCHELL SEPANIAK Mitchell Sepaniak President
SCL SIGNATORY SHAREHOLDERS
/s/ MITCHELL SEPANIAK Mitchell Sepaniak		/s/ JACK CHEN Jack Chen
/s/ NORMAN ROTHSTEIN Norman Rothstein

LASER SIGNATURE PAGE TO EXCHANGE AGREEMENT DATED MAY 20, 2003

LASER RECORDING SYSTEMS, INC.
By:	/s/ CARL LANZISERA Carl Lanzisera Chief Executive Officer
LASER SIGNATORY SHAREHOLDERS:
/s/ CARL LANZISERA Carl Lanzisera		/s/ CARRIE NEIVERA Carrie Neivera
/s/ HARVEY KASH Harvey Kash

AMENDMENT TO SHARE EXCHANGE AGREEMENT

        AMENDMENT TO SHARE EXCHANGE AGREEMENT, dated as of November 30, 2003, by and among SCL VENTURES, LTD., a British Virgin Islands company having an address at Suite 4000, 333 N. New River Drive E, Fort Lauderdale, FL 00001 ("SCL"), LASER RECORDING SYSTEMS, INC., a New Jersey corporation having an address at 1345 New York Avenue, Huntington Station, NY 11746 ("Laser" or the "Company"), certain shareholders of SCL signatory hereto ("SCL Signatory Shareholders"), and certain shareholders of Laser signatory hereto (the "Laser Signatory Shareholders").

        WHEREAS, SCL, Laser, the SCL Signatory Shareholders and the Laser Signatory Shareholders entered into that certain Share Exchange Agreement, dated as of May 20, 2003 (the "Exchange Agreement"); and

        WHEREAS, SCL, Laser, the SCL Signatory Shareholders and the Laser Signatory Shareholders wish to amend certain provisions of the Exchange Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties, intending to be legally bound, agree as follows:

1.    Amended Closing Date; Right to Terminate.

        1.1   Section 5.1 of the Exchange Agreement relating to the definition of the term "Closing Date," is hereby amended to read in its entirety as follows:

          "5.1 The Closing of the Exchange shall take place upon five days' written notice from SCL to Laser, but no later than March 31, 2004 (the "Closing Date")."

        1.2   Clause (iii) of Section 13.1.2 of the Exchange Agreement is hereby deleted in its entirety.

2.    Definitions of Agreement; Transaction Documents.    The term "Agreement," as used in the Exchange Agreement shall mean the Exchange Agreement as modified and amended by this Amendment to Share Exchange Agreement, and the term "Transaction Documents," as used in the Exchange Agreement and which includes the "Agreement," shall mean the "Agreement" as such term is hereby amended.

3.    Consent to Assignment.    Laser and the Laser Signatory Shareholders acknowledge the assignment by SCL of the Suntek opportunity to Glendora Management Ltd. pursuant to the terms of an Assignment Agreement, dated as of August 1, 2003, and that all references to Suntek in the Exchange Agreement are hereby null and void and of no further force or effect.

4.    Legal and Auditing Fees.    SCL hereby agrees, that in the event that the Exchange does not close, that SCL shall reimburse Laser the amount incurred and payable by Laser and not payable pursuant to the Escrow Agreement (as defined in the Exchange Agreement) for legal and accounting fees in connection with the Exchange.

5.    Consents.    SCL and the SCL Signatory Shareholders represent and warrant that the execution, delivery and performance by SCL of this Amendment Agreement has been duly authorized by action of the Board of Directors of SCL. Laser and the Laser Signatory Shareholders represent and warrant that the execution, delivery and performance by Laser of this Amendment Agreement has been duly authorized by action of the Board of Directors of Laser.

6.    Report on Form 8-K.    Laser, SCL and their respective counsel shall prepare a Current Report on Form 8-K for timely filing with the SEC with respect to the execution and delivery of this Amendment Agreement, without violating any of the requirements of Regulation FD.

7.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have duly executed this Amendment Agreement as of the date first above written, by signing on the appropriate signature page hereto.

SCL SIGNATURE PAGE TO AMENDMENT AGREEMENT DATED AS OF NOVEMBER 30, 2003

SCL VENTURES, LTD.
By:	/s/ MITCHELL SEPANIAK Mitchell Sepaniak President
SCL SIGNATORY SHAREHOLDERS
/s/ MITCHELL SEPANIAK Mitchell Sepaniak		/s/ JACK CHEN Jack Chen
/s/ NORMAN ROTHSTEIN Norman Rothstein

LASER SIGNATURE PAGE TO AMENDMENT AGREEMENT DATED NOVEMBER 30, 2003

LASER RECORDING SYSTEMS, INC.
By:	/s/ CARL LANZISERA Carl Lanzisera Chief Executive Officer
LASER SIGNATORY SHAREHOLDERS:
/s/ CARL LANZISERA Carl Lanzisera		/s/ CARRIE NEIVERA Carrie Neivera
/s/ HARVEY KASH Harvey Kash

SECOND AMENDMENT TO SHARE EXCHANGE AGREEMENT

        SECOND AMENDMENT TO SHARE EXCHANGE AGREEMENT (this "Amendment"), dated as of March 31, 2004, by and among SCL VENTURES, LTD., a British Virgin Islands company having an address at 515 East Olas Boulevard, Suite 1350, Fort Lauderdale, FL 33301 ("SCL"), LASER RECORDING SYSTEMS, INC., a New Jersey corporation having an address at 1395 New York Avenue, Huntington Station, NY 11746 ("Laser" or the "Company"), certain shareholders of SCL signatory hereto ("SCL Signatory Shareholders"), and certain shareholders of Laser signatory hereto (the "Laser Signatory Shareholders").

        WHEREAS, SCL, Laser, the SCL Signatory Shareholders and the Laser Signatory Shareholders entered into that certain Share Exchange Agreement, dated as of May 20, 2003, and that certain Amendment to Share Exchange Agreement, dated November 30, 2003 (together, the "Exchange Agreement");

        WHEREAS, as consideration for agreeing to certain restrictions on transfer of their shares pursuant to Section 10.9 of the Exchange Agreement, the Laser Signatory Shareholders were to be granted limited preemptive rights which were unintentionally omitted from the Exchange Agreement; and

        WHEREAS, SCL, Laser, the SCL Signatory Shareholders and the Laser Signatory Shareholders wish to amend the Exchange Agreement to provide for the previously agreed upon limited preemptive rights for the Laser Signatory Shareholders and to amend certain other provisions of the Exchange Agreement as provided herein.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties, intending to be legally bound, agree as follows:

1.    Limited Preemptive Rights.    The Exchange Agreement shall be amended by adding the following Section 10.10:

        "10.10. The Laser Signatory Shareholders are hereby granted limited preemptive rights as follows:

    (a)    Preemptive Rights.    Each Laser Signatory Shareholder shall have the right, on the terms set forth below, to purchase such Laser Signatory Shareholder's Pro Rata Share of New Securities which Laser may, after the Closing, from time to time, propose to sell and issue for cash or other consideration to officers, directors and others holding 5% or more of post-exchange shares of Laser ("Insiders") in the event such sale and issuance is at a price per share that is below the average closing sales price of Laser common stock for the thirty (30) days prior to such sale and issuance (the "Preemptive Rights").

    (b)    Notice.    In the event Laser proposes to undertake an issuance of New Securities, it shall give the Laser Signatory Shareholders written notice of its intention, describing the type of New Securities, the consideration and the general terms upon which Laser proposes to issue the same. Each such Laser Signatory Shareholder shall have 7 days from the date of receipt of any such notice to agree to purchase its Pro Rata Share as of such date of such New Securities for the cash or cash equivalent consideration and upon the general terms specified in the notice by giving written notice to Laser and stating therein the quantity of New Securities to be purchased.

    (c)    Limitations.    Notwithstanding the provisions of Section 10.10(a) above, the Preemptive Rights hereby granted to the Laser Signatory Shareholders are subject to the following restrictions:

      (i)    The Preemptive Rights shall not be effective as long as the Laser Signatory Shareholders or their designees comprise a majority of Laser's board of directors; and

      (ii)    the Preemptive Rights of any Laser Signatory Shareholder shall terminate upon expiration or termination as to such Laser Signatory Shareholder of the lock-up provisions contained in Section 10.9 of this Agreement.

    For purposes of this Section 10.10, the term "New Securities" shall mean any authorized but unissued equity securities of Laser and all rights, options or warrants to purchase securities of Laser of any type whatsoever that are, or may become, convertible into equity securities of Laser; provided, however, that the term "New Securities" does not include:

      (i)    equity securities issued pursuant to stock dividends, stock splits or similar transactions;

      (ii)    equity securities issued pursuant to the acquisition of another corporation or entity (not owned or controlled by Insiders) by Laser or any of its subsidiaries by merger, acquisition of equity interest, purchase of all or substantially all of the assets, reorganization or other transactions whereby Laser or any of its subsidiaries shall become the owner of or have the right to vote more than fifty percent (50%) of the voting power of such corporation or entity;

      (iii)    grants of compensatory options, warrants or restricted securities, or equity securities issued pursuant to compensatory grants of options, warrants or restricted securities to Insiders at a purchase price greater than or equal to 80% of the average closing sales price of Laser common stock for the thirty (30) days prior to such issuance;

      (iv)    equity securities issued to financial institutions as consideration for or in connection with any commercial credit arrangements, equipment financings or similar transactions obtained by Laser;

      (v)    equity securities issuable upon exercise of options or warrants issued by Laser or SCL and outstanding as of the date hereof; or

      (vi)    equity securities issued to SCL, to shareholders of SCL, or to consultants and finders pursuant to or as contemplated by this Agreement, or to the Fund as contemplated by Section 4.4 of this Agreement, but only to the extent that such issuances, when aggregated with prior issuances pursuant to or as contemplated by this Agreement, do not exceed 80,833,333 shares of Laser Common.

    For purposes of this Section 10.10, the term "Pro Rata Share" as of any date shall mean, with respect to the outstanding equity securities of Laser, the ratio of (i) the percentage interest of Laser common stock owned by a Laser Signatory Shareholder on such date (including any warrants or options then held by such holder) to (ii) the total percentage ownership of Laser Common Stock then outstanding held by all holders of Laser common stock on such date (assuming exercise of any warrants and options then outstanding)."

2.    Standstill.    Section 10.4 of the Exchange Agreement shall be amended adding the following sentence:

        "Nothing contained in this Section 10.4 shall prohibit SCL from offering or issuing additional shares of its equity securities prior to the Closing."

3.    Restriction on Sale of Laser Stock.    Section 10.9.1 of the Exchange Agreement shall be amended by changing the lock up period set forth in such Section 10.9.1 from two (2) years to one (1) year from the date of the Closing.

4.    Amended Closing Date.    Section 5.1 of the Exchange Agreement relating to the definition of the term "Closing Date" is hereby amended to read in its entirety as follows:

        "5.1 The Closing of the Exchange shall take place upon five days' written notice from SCL to Laser, but no later than July 31, 2004 (the "Closing Date")."

5.    Exchange Ratio.    Section 3.1 of the Exchange Agreement shall be amended by adding the following sentence:

        "To the extent that the number of SCL Exchange Shares outstanding as of the Closing Date is less than 76 million shares and therefore results in SCL Shareholders holding less than 95% of the Laser Common outstanding immediately following the Closing, the difference between the number of shares of Laser Common issued at Closing and 76 million shall be reserved for future issuance within the following 180 days to SCL Shareholders, finders or consultants to SCL, or to others, including the Fund in accordance with Section 4.4, in such amounts and for such consideration as determined by the SCL Signatory Shareholders."

6.    Payment of Fees and Expenses.    Section 5.2.2 of the Exchange Agreement shall be amended by deleting the second sentence of such Section 5.2.2 and replacing it with the following:

        "SCL agrees to pay all fees, costs and expenses incurred in connection with the Exchange, including the preparation, assembly and mailing of the proxy statement and the special meeting of shareholders relating to the Exchange."

7.    Board of Directors.    Section 8.5.1 of the Exchange Agreement shall be amended by changing the number of directors in the first sentence of such Section 8.5.1 from five (5) to three (3) directors.

8.    Directors and Officers Insurance.    The Exchange Agreement shall be amended by adding the following Section 10.11:

        "10.11. Directors and Officers Insurance. "The parties hereby agree to use reasonable efforts to obtain a policy of directors and officers liability insurance in an amount and on terms reasonably satisfactory to each of the parties."

9.    Exchange Agreement.    All other terms and conditions of the Exchange Agreement shall remain in full force and effect, as amended hereby.

10.    Consents.    SCL and the SCL Signatory Shareholders represent and warrant that the execution, delivery and performance by SCL of this Amendment has been duly authorized by action of the Board of Directors of SCL. Laser and the Laser Signatory Shareholders represent and warrant that the execution, delivery and performance by Laser of this Amendment has been duly authorized by action of the Board of Directors of Laser.

11.    Capitalized Terms.    All capitalized terms used but not defined herein shall have the same meanings as ascribed thereto in the Exchange Agreement.

12.    Counterparts.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written, by signing on the appropriate signature page hereto.

SCL VENTURES, LTD.
By:	/s/ MITCHELL SEPANIAK Mitchell Sepaniak President
SCL SIGNATORY SHAREHOLDERS:
/s/ MITCHELL SEPANIAK Mitchell Sepaniak		/s/ JACK CHEN Jack Chen
/s/ NORMAN ROTHSTEIN Norman Rothstein
LASER RECORDING SYSTEMS, INC.
By:	/s/ CARL LANZISERA Carl Lanzisera Chief Executive Officer
LASER SIGNATORY SHAREHOLDERS:
/s/ CARL LANZISERA Carl Lanzisera		/s/ CARRIE NIEMIERA Carrie Niemiera
/s/ HARVEY KASH Harvey Kash

ANNEX B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K405

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934
For the Fiscal Year Ended January 31, 2004
or
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934
For the transition period from to

Commission File Number 1-10366

LASER RECORDING SYSTEMS, INC.
(Exact name of Registrant as specified in its Charter)

New Jersey (State or other jurisdiction of incorporation or organization)	22-2582847 (I.R.S. Employer Identification No.)
1395 New York Avenue, Huntington Station, NY (Address of principal executive offices)	11746 (Zip Code)
(800) 786-1352 (Registrant's telephone number, including area code)

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE SECURITIES EXCHANGE ACT OF 1934:

        None

SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934:

        None

        Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.    YES  ☒    NO  ☐

        Indicate by the check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    YES  ☒    NO  ☐

        The aggregate market value of the voting stock held by non-affiliates of the Registrant at April 28, 2003 was approximately $757,321.

        The number of shares of Registrant's Common Stock outstanding on March 31, 2004 was 10,000,000.

        Revenue for the most recent fiscal year was $0.

Part I

Item 1. Business

        The Company was incorporated in 1986 and completed an initial public offering of its Common Stock in 1989. From the time of its incorporation until early 1993 it was a developer and marketer of integrated optical disk-based imaging systems and large network document management systems, which it marketed primarily to the pharmaceutical industry in the United States and Europe and to users of litigation support applications.

        In 1993 the Company commenced an orderly winding up and liquidation of its assets, which it completed substantially in 1994. It was inactive from that date until 2003, and was searching for a merger with an operating entity.

        On May 20, 2003, the Company and three shareholders owning an aggregate of approximately 68% of its outstanding common stock entered into a Share Exchange Agreement with SCL Ventures, Ltd., a British Virgin Islands company ("SCL"), and its shareholders. The Agreement providers that the Company will acquire all of the outstanding common shares of SCL from its shareholders, who will receive, in exchange therefor, shares of common stock of the Company representing 95% of the issued and outstanding shares of the Company upon closing of the exchange of shares (the "Exchange"). Upon consummation of the Exchange, SCL will become a wholly owned subsidiary of the Company. Laser has agreed to issue additional shares, upon consummation of the Exchange, comprising 2% of its outstanding common stock, to certain consultants retained by SCL in connection with the Exchange and its business.

        Closing of the Exchange (the "Closing") is scheduled to take place after delivery to all shareholders of the Company of notice of the Exchange accompanied by such information as is required by applicable state and federal rules and regulations, so as to allow the Company shareholders to exercise their rights under New Jersey law in connection with the Exchange, but not later than June 30, 2004.

SCL's Business

        SCL was organized to acquire interests in telecommunication and related service entities in Asia. SCL is currently in the process of acquiring a 51% equity interest in Guangzhou Weida Communications Co., Ltd., a/k/a Weida Communications Technology Company Limited, a development stage communications services company organized in the Peoples Republic of China ("Weida").

        Weida is a privately-held company established in response to the Chinese government recently allowing an individual company to obtain a 100% private, non-governmental and non-military, VSAT satellite license. VSAT—Very Small Aperture Terminal is a relatively small satellite antenna used by corporations and governments for satellite-based point-to-multipoint data communications, such as financial transactions, Internet services, multimedia and TV. VSAT offers a number of advantages over terrestrial alternatives for businesses and homes. For private applications, companies can have total control of their own communication system without dependence on other companies. Business and home users also get higher speed reception than if using ordinary telephone service.

        Currently, Weida is one of only two such license holders. The license encompasses:

  •
  Audio and video services;

  •
  Internet;

  •
  Multimedia;

  •
  HDTV; and

  •
  Voice over IP

        This grant by the Chinese government affords Weida the opportunity in the development and delivery of such satellite communications in China.

        Founded in 2001, Weida has completed its initial satellite uplink in the Suzhou metropolis high tech park. All "beta" tests have been completed, and the company is currently delivering service. It has begun operations and has entered into contracts and negotiations with customer targets ranging from brokerage firms, to hotels, to national governmental ministries. Weida's contract with China Telecom to provide redundant voice and multimedia satellite services is particularly significant. Weida employs a staff of approximately 80, with primary offices in Beijing and Suzhon.

        Weida does not launch or operate the space satellites. Instead, it provides the ground-based transmitters and receivers that allow corporate and government customers to use satellite communications. Weida negotiates for and provides satellite bandwidth, provides equipment sales and installations, and, equally important, manages and improves the communications data streams.

        Weida is licensed to provide services in the rapidly growing Voice Over IP telephone service market, ant to provide such services as a phone operator.

        Weida maintains its principal executive offices at the 10th floor of building C in Binhe Mansion, No. 1 Che, Daogou, Haidian, Beijing 100089.

        The Company cannot give any assurances that the proposed exchange transaction will be completed.

Employees

        The Company's four officers are its only employees. Each of them has other employment and devotes only such time to the Company's business as is necessary for its limited operations.

Item 2. Properties

        The Company maintains its principal executive offices at 1395 New York Avenue, Huntington Station, NY, on a rent free basis pursuant to a verbal agreement with Carl Lanzisera, its Chairman and principal shareholder.

Item 3. Legal Proceedings

        None

Item 4. Submission of Matters to a Vote of Security Holders

        No matters were submitted to a vote of security holders during the last quarter of the period covered by this reports.

Part II

Item 5. Market for Registrant's Common Equity and Related Stockholder Matters and Issuer Purchases of Equity Securities

        The Company's Common Stock is traded in the over-the-counter market. The range of high and low bid quotations, as reported by the National Quotation Bureau Incorporated, for the Company's securities through the three months ended January 31, 2004, is as follows:

Common Stock Bid	High	Low
Three months ended
April 30, 2002	..035	..023
July 31, 2002	.035	.020
October 31, 2002	.025	.015
January 31, 2003	.017	.015
April 30, 2003	.560	.017
July 31, 2003	1.30	.550
October 31, 2003	1.17	.500
January 31, 2004	.900	.310

        The market for the Company's Common Stock is extremely thin, with actual transactions occurring only sporadically. As of April 29, 2004, the approximate number of holders of record of the Company's Common Stock was 750.

        The Company has never paid cash dividends on its Common Stock. Payment of dividends is within the sole discretion of the Company's Board of Directors and depends, among other factors, on earnings, capital requirements and the operating and financial condition of the Company.

Item 6. Selected Financial Data.

        The following selected financial data should be read in connection with the Financial Statements and Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this report. Such data have been derived from the financial statements audited by Tamas B. Revai, Certified Public Accountant.

	Fiscal Year Ended January 31,
	2000	2001	2002	2003	2004
Operating revenues	—	—	—	—	—
Income (loss) from continuing operations	(4,014)	(22,061)	(7,360)	(7,397)	(6,911)
Income (loss) from continuing operations per common share	—	—	—	—	—
Total assets	6,634	2,023	4,255	1,566	705
Long-term obligations and redeemable preferred stock	—	—	—	—	—
Cash dividends declared per common share	—	—	—	—	—

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

Revenue Recognition

        The Company has no sources of revenue. General and administrative costs are charged to expense as incurred.

Stock-Based Compensation

        We account for our stock compensation arrangements under the provisions of Accounting Principles Board ("APB") No. 25 "Accounting for Stock Issued to Employees." We provide disclosure in accordance with the disclosure-only provisions of Statement of Financial Accounting Standard ("SFAS") No. 123 "Accounting for Stock-Based Compensation."

Results of Operations

        The Company has no sources of revenue. Expenses reflect only the minimum cost of maintaining the Company's operations and miscellaneous expenses associated with seeking a merger partner. In view of these limited operations, management does not believe that a comparison of specific line items from period to period it would be meaningful. The decrease in the Company's net loss from $7,397 for the fiscal year ended January 31, 2003 to $6,911 for the fiscal year ended January 31 2004 is similarly not meaningful.

Liquidity and Capital Resources

        The Company's financial statements have been prepared assuming that it will continue as a going concern. As shown in the financial statements, at January 31, 2004 the Company had total assets of $705 and an accumulated deficit of $7,446,155. The Company obtains its entire financial support from loans from the Company's majority shareholder, and it is likely that additional loans from that shareholder will be necessary if the Company is to pursue its plans to merge with an operating enterprise. These factors, among other things, raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts or classification of liabilities that might be necessary should the Company be unable to continue in operation.

Item 7A. Qutative and Qualitative Disclosures About Market Risk

        Not applicable

Item 8. Financial Statements and Supplementary Data.

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
And Stockholder of
Laser Recording Systems, Inc.

        We have audited the accompanying balance sheets of Laser Recording Systems, Inc. as of January 31, 2004 and 2003, and the related statement of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laser Recording Systems, Inc. as of January 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

        As we discussed in Note 2 to the financial statements, the Company discontinued operation in 1993 and liquidated most of its assets. As a result, all revenues and expenses were classified as non-operating items for the years of February 1, 1994 to January 31, 2004.

Tamas B. Revai
Certified Public Accountant
New York, New York
March 20, 2004

LASER RECORDING SYSTEMS, INC.

BALANCE SHEET

January 31,

	2004	2003
ASSETS
Cash in Bank	$705	$1,566

Total Assets	$705	$1,566

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accrued Expenses	$3,550	$500

Total Current Liabilities	$3,550	$500
Loans Payable—Stockholder	$33,000	$33,000

Total Liabilities	$36,550	$30,500

Stockholder's Equity:
Capital Stocks	$7,408,910	$7,408,910
Paid in Capital	1,400	1,400
Retained Earnings/(Deficit)	(7,446,155)	(7,439,244)

Total Stockholders' Equity	$(35,845)	$(28,934)

Total Liabilities and Stockholders' Equity	$705	$1,566

The accompanying notes are an integral part of the financial statements.

LASER RECORDING SYSTEMS, INC.

STATEMENT OF REVENUES, EXPENSES AND RETAINED EARNINGS

For the Year Ended
January 31,

	2004	2003
Revenue:
Interest Income	$—	$—

Total Revenues	—	—

Expenses:
Administrative Expenses	6,299	6,847
Taxes	612	550

Total Expenses	6,911	7,397

Net Loss	(6,911)	(7,397)

The accompanying notes are an integral part of the financial statements.

LASER RECORDING SYSTEMS, INC.
STATEMENT OF CASH FLOWS

For the Year Ended
January 31,

	2003	2002
Cash flows from operating activities:
Net Income	$-0-	$-0-

	$-0-	$-0-
Cash flows from financing activities:
Maintaining the Corporate Entity	$(6,911)	$(7,397)
Accrued Expenses	(3,050)	(291)
Loans Payable—Stockholder	3,000	5,000

Net cash provided by (used in) financing activities	$(861)	$(2,688)

Increase (Decrease) in Cash	$(861)	$(2,688)

Cash—Beginning of Period	$1,566	$4,254

Cash—End of Period	$705	$1,566

The accompanying notes are an integral part of the financial statements.

LASER RECORDING SYSTEMS, INC.
ANALYSIS OF STOCKHOLDERS' EQUITY

January 31,

	2004	2003
10,000,000 Common Stock issued and outstanding	$7,408,910	$7,408,910

Paid in Capital	$1,400	$1,400

Retained Earnings at the beginning of the year	$(7,439,244)	$(7,431,847)
Net Income/(Loss)	(6,911)	(7,397)

Retained Earnings at the end of the year	$(7,446,155)	$(7,439,244)

Total Stockholders' Equity	$(35,845)	$(28,934)

The accompanying notes are an integral part of the financial statements.

LASER RECORDING SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

January 31, 2003 AND 2002

GENERAL

        Laser Recording Systems, Inc. (the Company) was organized in 1985 as the successor to several other businesses by the original founder. In 1988 Poly Ventures, Limited Partnership held approximately 70% of the outstanding voting shares and maintained a controlling interest in the Company until 1998. In 1998 several investors acquired the remaining interest from Poly Ventures.

        As reported in form 10-Q, on October 31st 1993, the Company ceased operations and laid off all its employees on August 16th1993. The Company handed over projects to their customers on that date. From October 31st 1993 to January 7, 2000, the Company did not file any reports with the Securities and Exchange Commission. On January 7, 2000 the Company filed Form 10-K for January 31, 1999 and the required Forms 10-Q for the following quarters and year.

BASIS OF PRESENTATION

        The accompanying financial statements have been prepared in conformity with generally accepted accounting principles and reflect all adjustments, which in the opinion of management are necessary for a fair presentation of the result for the periods shown. The result of operations for such periods are not necessarily indicative of the results expected for any future periods.

Note 1.

        In 1998 several investors purchased from Poly Ventures 1,975,408 Common Shares, 2,200,729 Preferred Shares, 225,321 Class B Cumulative Preferred Shares and 1,080,000 Class C Cumulative Preferred Shares. Included in the purchase were two notes for the total of $190,000.

        In 1999 all classes of the preferred shares, accrued dividend and interest, paid in capital and loans payable were converted to capital stock. As a result the Company's board of Directors on January 15, 1999 authorized issuing 3,001,185 Common Shares for all liabilities and preferred Stocks. In lieu of compensation, the board of directors authorized issuing additional shares to the officers of the company. Therefore, the Company recognized $1,400 director fees and the same amount were credited against Paid In Capital. As of the date of the financial statements all 10,000,000 shares of the company were issued and outstanding. In addition, the officers received 1,800,000 warrants for future services The warrants expired on January 31, 2003

Note 2.

        The Company discontinued operation on August 16th 1993, however the Company maintained certain functions to continue the existence of the corporation. Stockholders services and maintaining of records were handled on an ongoing basis. In 1999, the Company filed all necessary tax returns for the years of February 1, 1993 to January 31, 2000. For financial statement purposes all revenues and expenses are considered non-operating transactions from February 1, 1994 to the present.

Note 3.

        On June 4, 2003 the Company filesd Form 8-k, with the Securities and Exchange Commission. The Company reported the execution of a Share Exchange Agreement with SCL Ventures, Ltd., a British Virgin Islands Company. The closing of the Exchange is conditioned upon, among other things, the one-for-four reverse split of the Company's stock and an equity investment by SCL of up to $6,000,000. The agreement may be amended or terminated under certain circumstances prior to the closing of the Exchange.

Item 9. Changes in and Disagreements With Accounts on Accounting and Financial Disclosure

        Not applicable

Item 9A. Disclosure Controls and Procedures.

        The Company's management, including the Chief Executive Officer and Chief Financial Officer, have conducted an evaluation of the effectiveness of disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. Based on that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the disclosure controls and procedures are effective in ensuring that all material information required to be filed in this quarterly report has been made known to them in a timely fashion. There have been no significant changes in internal controls, or in factors that could significantly affect internal controls, subsequent to the date the Chief Executive Officer and Chief Financial Officer completed their evaluation.

PART III

Item 10. Directors and Executive Officers of the Registrant

        The directors and executive officers of the Company are as follows:

Name	Age	Position
Carl Lanzisera	65	Chairman of the Board, President, Treasurer and Director
Walter J. Hinchcliffe	72	Director
Carrie Niemiera	42	Secretary and Director
Harvey Kash	70	Director

        Carl Lanzisera has for the last year been the President of Federated Securities, Inc., a registered broker-dealer. From 1997 to 1998 he was branch manager of an independent office of First Securities, Inc. Prior to that he was branch manager of an independent office of Myers Pollack & Robbins Securities. He has been registered with the NASD for more than 35 years and has been a registered securities principle for 25 years. He holds a M.S degree in business from Adelphi University.

        Walter J. Hinchcliffe is and has been since 1976 a principal in the management consulting firm Reed Wilson & Company. He holds a B.B.A. degree in marketing and retailing.

        Carrie Niemiera has been a building manager of a commercial office building in Melville, NY since 1989.

        Harvey Kash was the President and founder of a Mincola NY consumer advisory service from 1992 until he joined the Company. From 1984 to 1991 he was the President and the co-founder of DKS Sales, Inc. a full-service manufacturer's representative in the areas of housework, hardware, lawn and garden furniture. He holds a BBA from the Baruch School of Business of the City University of New York.

        The above officers and directors serve for a term of one year or until their successors have been elected.

        Each of the Company's officers and directors holds other employment and is devoting only such time to the operation of the Company's business as its limited operations require.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), requires that reports of beneficial ownership of capital stock and changes in such ownership be filed with the

Securities and Exchange Commission (the "SEC") by Section 16 "reporting persons," including directors, certain officers, holders of more than 10% of the outstanding common stock and certain trusts of which reporting persons are trustees. We are required to disclose in this annual report on Form 10-K each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended January 31, 2004 or prior fiscal years.

Code of Ethics

        We have not adopted a code of ethics for our principal executive officer and senior financial officers. The board of directors intends to hold these officers to the highest ethical standards in their conduct of our business, but it does not believe that for a small company like ours formal exhortations to that effect are effective or contribute to that objective. The board of directors also believes that publishing a laundry list of specific prohibitions would be counter-productive, as it would detract from the board of director's objective by encouraging the attitude that all conduct not specifically prohibited is permitted.

Item 11. Executive Compensation

        No compensation has been or will be paid on account of services rendered by a director in such a capacity during the fiscal year other than for the reasonable expenses incurred in connection with the Company's business.

Item 12. Security Ownership of Certain Beneficial Owners and Management

        The following tables sets forth as of January 31, 2004, certain information with respect to the beneficial ownership of shares of Common Stock of (i) all shareholders known by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock, and (ii) each director of the Company and each executive officer of the Company and (iii) all directors and executive officers of the Company has a group. The beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)
	Number	Percent
Carl Lanzisera	5,916,593	59.2%
Walter J. Hinchcliffe	500,000	5.0%
Carrie Niemiera	300,000	3.0%
Harvey Kash	300,000	3.0%
All current directors and executive officers as a group (4 persons)	7,016,593	70.2%

(1)
Except as otherwise indicated, (i) the shareholders named in the table have sole voting and investment power with respect to all shares beneficially owned by them and (ii) the address of all shareholders listed in the table is c/o Laser Recording Systems, Inc., PO Box 214, Huntington Station, NY 11746

Item 13. Certain Relationships and Related Transactions

        The Company occupies its principal executive offices on a month to month basis, free of charge, from its Chairman.

        On December 3, 2003, the Company entered into a consulting agreement with Mr. Lanzisera. The agreement provides for Mr. Lanzisera to assist the Company in structuring, operating and growing its business and the business of SCL. His focus is to facilitate the transaction with SCL and develop the business relating to the exchange. The agreement is for a term ending on December 31, 2004 and provides for cash payments aggregating $100,000 and the issuance of 100,000 restricted shares of Laser common stock (before giving effect to the Company's previously authorized one-for-four reverse stock split). The cash payment and share issuance obligations are guaranteed by SCL regardless of the consummation or nonconsummation of the Exchange Agreement, and SCL has funded all payments to date under the consulting agreement.

Item 14. Principal Accountant Fees and Services.

Audit fees.

        The aggregate fees billed for each of the last two fiscal years for professional services rendered by our principal accountant for the audit of our annual financial statements and review of financial statements included in our Forms 10-QSB were $3,000 the fiscal year ended January 31, 2004 and $2,000 for the fiscal year ended January 31, 2003.

Audit-Related Fees

        N/A

Tax Fees

        N/A

All Other Fees

        N/A

Pre-approval Policies and Procedures

        N/A

Item 15. Exhibits, Financial Statement Schedules, and Reports on Form 8K

  (a)
  Financial Statements

      Balance Sheets as of January 31, 2004 and 2003
      Statements of Income for the fiscal years ended January 31, 2004 and 2003
      Statement of Cash Flows for the years ended January 31, 2004 and 2003
      Analysis of Stockholders' Equity as of January 31, 2004 and 2004

  (b)
  Reports on Forms 8-K. On December 18, 2003 the Company filed a Report on Form 8-K, reporting that the Company, three shareholders, SCL Ventures, Ltd., and certain of its shareholders had agreed to extend to March 31, 2004 the date for closing of an exchange of shares between Laser and SCL.

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LASER RECORDING SYSTEMS, INC. (Registrant)
By:	/s/ CARL LANZISERA
Carl Lanzisera, President

Dated April 30, 2004

        Pursuant to the requirements of the Securities Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARL LANZISERA Carl Lanzisera	Chairman of the Board, Treasurer and Director	April 30, 2004
Walter Hinchcliffe	President and Director	April 30, 2004
/s/ HARVEY KASH Harvey Kash	Director	April 30, 2004
/s/ CARRIE NIEMIERA Carrie Niemiera	Secretary and Director	April 30, 2004

ANNEX C

APPRAISAL AND DISSENTERS' RIGHTS

14A:11-1. Right of shareholders to dissent.

(1)    Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions

        (a)   Any plan of merger or consolidation to which the corporation is a party, provided that, unless the certificate of incorporation otherwise provides

            (i)  a shareholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares

            (A)  of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation; or

            (B)  for which, pursuant to the plan of merger or consolidation, he will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities;

           (ii)  a shareholder of a surviving corporation shall not have the right to dissent from a plan of merger, if the merger did not require for its approval the vote of such shareholders as provided in section 14A:10-5.1 or in subsection 14A:10-3(4), 14A:10-7(2) or 14A:10-7(4);

          (iii)  a shareholder of a corporation shall not have the right to dissent from a plan of merger, if the merger did not require, for its approval, the vote of the shareholders as provided in subsection (6) of N.J.S.14A:10-3; or

        (b)   Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business as conducted by such corporation, other than a transfer pursuant to subsection (4) of N.J.S.14A:10-11, provided that, unless the certificate of incorporation otherwise provides, the shareholder shall not have the right to dissent

            (i)  with respect to shares of a class or series which, at the record date fixed to determine the shareholders entitled to vote upon such transaction, is listed on a national securities exchange or is held of record by not less than 1,000 holders; or

           (ii)  from a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within one year after the date of such transaction, where such transaction is wholly for

            (A)  cash; or

            (B)  shares, obligations or other securities which, upon consummation of the plan of dissolution will either be listed on a national securities exchange or held of record by not less than 1,000 holders; or

            (C)  cash and such securities; or

          (iii)  from a sale pursuant to an order of a court having jurisdiction.

(2)    Any shareholder of a domestic corporation shall have the right to dissent with respect to any shares owned by him which are to be acquired pursuant to section 14A:10-9.

(3)    A shareholder may not dissent as to less than all of the shares owned beneficially by him and with respect to which a right of dissent exists. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner with respect to which the right of dissent exists.

(4)    A corporation may provide in its certificate of incorporation that holders of all its shares, or of a particular class or series thereof, shall have the right to dissent from specified corporate actions in addition to those enumerated in subsection 14A:11-1(1), in which case the exercise of such right of dissent shall be governed by the provisions of this Chapter.

14A:11-2. Notice of dissent; demand for payment; endorsement of certificates

(1)    Whenever a vote is to be taken, either at a meeting of shareholders or upon written consents in lieu of a meeting pursuant to section 14A:5-6, upon a proposed corporate action from which a shareholder may dissent under section 14A:11-1, any shareholder electing to dissent from such action shall file with the corporation before the taking of the vote of the shareholders on such corporate action, or within the time specified in paragraph 14A:5-6(2)(b) or 14A:5-6(2)(c), as the case may be, if no meeting of shareholders is to be held, a written notice of such dissent stating that he intends to demand payment for his shares if the action is taken.

(2)    Within 10 days after the date on which such corporate action takes effect, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, shall give written notice of the effective date of such corporate action, by certified mail to each shareholder who filed written notice of dissent pursuant to subsection 14A:11-2(1), except any who voted for or consented in writing to the proposed action.

(3)    Within 20 days after the mailing of such notice, any shareholder to whom the corporation was required to give such notice and who has filed a written notice of dissent pursuant to this section may make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, for the payment of the fair value of his shares.

(4)    Whenever a corporation is to be merged pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) and shareholder approval is not required under subsections 14A:10-5.1(5) and 14A:10-5.1(6), a shareholder who has the right to dissent pursuant to section 14A:11-1 may, not later than 20 days after a copy or summary of the plan of such merger and the statement required by subsection 14A:10-5.1(2) is mailed to such shareholder, make written demand on the corporation or on the surviving corporation, for the payment of the fair value of his shares.

(5)    Whenever all the shares, or all the shares of a class or series, are to be acquired by another corporation pursuant to section 14A:10-9, a shareholder of the corporation whose shares are to be acquired may, not later than 20 days after the mailing of notice by the acquiring corporation pursuant to paragraph 14A:10-9(3)(b), make written demand on the acquiring corporation for the payment of the fair value of his shares.

(6)    Not later than 20 days after demanding payment for his shares pursuant to this section, the shareholder shall submit the certificate or certificates representing his shares to the corporation upon which such demand has been made for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making a demand for payment of the fair value thereof.

(7)    Every notice or other communication required to be given or made by a corporation to any shareholder pursuant to this Chapter shall inform such shareholder of all dates prior to which action must be taken by such shareholder in order to perfect his rights as a dissenting shareholder under this Chapter.

14A:11-3. "Dissenting shareholder" defined; date for determination of fair value

(1)    A shareholder who has made demand for the payment of his shares in the manner prescribed by subsection 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) is hereafter in this Chapter referred to as a "dissenting shareholder."

(2)    Upon making such demand, the dissenting shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights of a dissenting shareholder under this Chapter.

(3)    "Fair value" as used in this Chapter shall be determined

        (a)   As of the day prior to the day of the meeting of shareholders at which the proposed action was approved or as of the day prior to the day specified by the corporation for the tabulation of consents to such action if no meeting of shareholders was held; or

        (b)   In the case of a merger pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) in which shareholder approval is not required, as of the day prior to the day on which the board of directors approved the plan of merger; or

        (c)   In the case of an acquisition of all the shares or all the shares of a class or series by another corporation pursuant to section 14A:10-9, as of the day prior to the day on which the board of directors of the acquiring corporation authorized the acquisition, or, if a shareholder vote was taken pursuant to section 14A:10-12, as of the day provided in paragraph 14A:11-3(3)(a).

In all cases, "fair value" shall exclude any appreciation or depreciation resulting from the proposed action.

14A:11-4. Termination of right of shareholder to be paid the fair value of his shares

(1)    The right of a dissenting shareholder to be paid the fair value of his shares under this Chapter shall cease if

        (a)   he has failed to present his certificates for notation as provided by subsection 14A:11-2(6), unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;

        (b)   his demand for payment is withdrawn with the written consent of the corporation;

        (c)   the fair value of the shares is not agreed upon as provided in this Chapter and no action for the determination of fair value by the Superior Court is commenced within the time provided in this Chapter;

        (d)   the Superior Court determines that the shareholder is not entitled to payment for his shares;

        (e)   the proposed corporate action is abandoned or rescinded; or

        (f)    a court having jurisdiction permanently enjoins or sets aside the corporate action.

(2)    In any case provided for in subsection 14A:11-4(1), the rights of the dissenting shareholder as a shareholder shall be reinstated as of the date of the making of a demand for payment pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the board, the fair value thereof in cash as of the time of such expiration or completion.

14A:11-5. Rights of dissenting shareholder

(1)    A dissenting shareholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the corporation.

(2)    The enforcement by a dissenting shareholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection 14A:11-4(2) and except that this subsection shall not exclude the right of such dissenting shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is ultra vires, unlawful or fraudulent as to such dissenting shareholder.

14A:11-6. Determination of fair value by agreement

(1)    Not later than 10 days after the expiration of the period within which shareholders may make written demand to be paid the fair value of their shares, the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) shall mail to each dissenting shareholder the balance sheet and the surplus statement of the corporation whose shares he holds, as of the latest available date which shall not be earlier than 12 months prior to the making of such offer and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the corporation was not in existence for such 12-month period, for the portion thereof during which it was in existence. The corporation may accompany such mailing with a written offer to pay each dissenting shareholder for his shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or, if divided into series, of the same series.

(2)    If, not later than 30 days after the expiration of the 10-day period limited by subsection 14A:11-6(1), the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made upon surrender of the certificate or certificates representing such shares.

14A:11-7. Procedure on failure to agree upon fair value; commencement of action to determine fair value

(1)    If the fair value of the shares is not agreed upon within the 30-day period limited by subsection 14A:11-6(2), the dissenting shareholder may serve upon the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) a written demand that it commence an action in the Superior Court for the determination of the fair value of the shares. Such demand shall be served not later than 30 days after the expiration of the 30-day period so limited and such action shall be commenced by the corporation not later than 30 days after receipt by the corporation of such demand, but nothing herein shall prevent the corporation from commencing such action at any earlier time.

(2)    If a corporation fails to commence the action as provided in subsection 14A:11-7(1), a dissenting shareholder may do so in the name of the corporation, not later than 60 days after the expiration of the time limited by subsection 14A:11-7(1) in which the corporation may commence such an action.

14A:11-8. Action to determine fair value; jurisdiction of court; appointment of appraiser

        In any action to determine the fair value of shares pursuant to this Chapter:

        (a)   The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;

        (b)   All dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;

        (c)   The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and

        (d)   The court shall render judgment against the corporation and in favor of each shareholder who is a party to the action for the amount of the fair value of his shares.

14A:11-9. Judgment in action to determine fair value

(1)    A judgment for the payment of the fair value of shares shall be payable upon surrender to the corporation of the certificate or certificates representing such shares.

(2)    The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the date of the dissenting shareholder's demand for payment under subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) to the day of payment. If the court finds that the refusal of any dissenting shareholder to accept any offer of payment, made by the corporation under section 14A:11-6, was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

14A:11-10. Costs and expenses of action

        The costs and expenses of bringing an action pursuant to section 14A:11-8 shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the corporation under section 14A:11-6 was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting shareholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder.

14A:11-11. Disposition of shares acquired by corporation

(1)    The shares of a dissenting shareholder in a transaction described in subsection 14A:11-1(1) shall become reacquired by the corporation which issued them or by the surviving corporation, as the case may be, upon the payment of the fair value of shares.

(2)    (Deleted by amendment, P.L.1995, c.279.)

(3)    In an acquisition of shares pursuant to section 14A:10-9 or section 14A:10-13, the shares of a dissenting shareholder shall become the property of the acquiring corporation upon the payment by the acquiring corporation of the fair value of such shares. Such payment may be made, with the consent of the acquiring corporation, by the corporation which issued the shares, in which case the shares so paid for shall become reacquired by the corporation which issued them and shall be cancelled.

ANNEX D

MASTER AGREEMENT

        This MASTER AGREEMENT (this "Agreement"), dated as of April 29, 2003, is made by and between:

        SCL Ventures Ltd. ("SCL"), a Bermuda corporation;

        Weida Communications Technology Company Limited ("Weida"), a People's Republic of China ("PRC") corporation;

        and Li Shun Xing, Li Xiang Ning, Pang Da Qing, and Xie Li (the "Existing Shareholders").

        In this Agreement, SCL, Weida, and the Existing Shareholders may be referred to collectively as the "Parties", and each individually as a "Party". The Existing Shareholders are a Party to this Agreement both collectively and each individually.

        WHEREAS the Existing Shareholders are all of the shareholders of Weida; and

        WHEREAS, SCL and the Existing Shareholders desire to convert Weida into a Sino-foreign Equity Joint Venture (the "Weida EJV"), of which SCL shall have 25% equity ownership; and

        WHEREAS, the Existing Shareholders intend to establish a Hong Kong company (the "HK Company", and that HK Company will establish a wholly foreign-owned enterprise (the "Weida WOFE") under the laws of the PRC; and

        WHEREAS, the Parties intend that subsequent to the establishment of the Weida EJV and the Weida WOFE, there shall be certain agreements made by and between the Weida EJV, and the Weida WOFE (including provisions for the Weida WOFE to receive an amount equal to those amounts which the Weida WOFE would have received if the Weida WOFE owned 26% equity ownership of the Weida EJV (i.e. the central intent of this Agreement)); and

        WHEREAS, subsequent to the establishment of the Weida EJV and the Weida WOFE, SCL, or its successor where SCL has merged into a public entity where SCL shareholders retain control of the merged entity, shall purchase, and the Existing Shareholders shall sell, all of the shares (i.e., 100% ownership) of the HK Company; and

        WHEREAS, the Parties desire to delineate in this Agreement all of their agreements concerning the matters in the foregoing recitals;

        NOW THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.    Total Consideration.    The total consideration from SCL (including the acquisition of its interest in the Weida EJV and the acquisition of the shares of the HK Company) shall be USD 285,000,000, which shall be divided into (a) an 'Equity' portion of USD 125,000,000, and a 'working capital portion' of USD 160,000,000.

        A.    Equity.    The $125,000,000 equity portion shall be divided and distributed, subject to fulfillment or waiver of the conditions precedent, as follows:

          (1)   $15,000,000, in cash to the Existing Shareholders, within 30 days after the latest to occur of (i) the fulfillment or waiver of the conditions precedent, (ii) delivery of the completed Deloite audit of the WEIDA operations which is scheduled for completion within 45 days hereof, or (iii) any delay completing either event by virtue of a Force Majeure Event; and

          (2)   $110,000,000, in the common shares of SCL (or the merged entity) at an agreed upon value of $6.75USD per share, to be issued to the Existing Shareholders. on or before November 30, 2003, subject to the terms and conditions of the Stockholders Agreement described above. The issuance of any and all shares pursuant to this Agreement shall be in strict compliance with the applicable securities laws of the United States of America.

        B.    Working Capital.    The $160,000,000 working capital portion shall be divided and distributed, subject to fulfillment or waiver of the conditions precedent as follows:

          (1)   USD 805,153 (i.e., RMB 6,666,667) in cash, as contribution to the registered capital of the Weida EJV, pursuant to paragraph 2.A. below, within 30 days after issuance of the Weida EJV Business License.

          (2)   USD 159,194,847. Pursuant to the Weida EJV's Business Plan and the Weida WOFE's Business Plan, to be approved by the Parties within 30 days after signing this Agreement, SCL shall make its best efforts to provide or arrange for working capital for the Weida EJV and the Weida WOFE, in the form of equipment leasing, asset purchases, cash equivalents, or other commercially reasonable forms, from SCL or third-parties to the Weida EJV and the Weida WOFE, up to an aggregate amount of USD 159,194,847. The use of this working capital shall be determined in accordance with the direction of the Board of the Weida EJV and the Board of the Weida WOFE.

3.    Increase of Weida's Registered Capital and Conversion of Weida to Weida EJV.

        A.    As soon as reasonably practical after the signing of this Agreement, the registered capital of Weida shall be increased, with Weida being simultaneously converted into the Weida EJV, from RMB 20,000,000 to RMB 26,666,667 with SCL having the sole right to subscribe for the increased portion of the registered capital (i.e., RMB 6,666,667), representing 25% of the equity ownership of Weida.

        B.    For the purpose of increasing the registered capital of Weida and converting Weida into the Weida EJV, the Parties shall do any and all acts and sign any and all documents, as may be necessary or appropriate, including but not limited to the following: passing a Resolution of the Board of Directors of Weida; signing and submitting for governmental approval the Capital Increase Contract, the Equity Joint Venture Contract, the Articles of Association, and any other ancillary documents; and obtaining a Business License as well as such other documents as required by applicable PRC laws.

4.    Establishment of the HK Company and the WOFE.    As soon as reasonably practical after the signing of this Agreement, the Existing Shareholders shall (a) establish the HK Company, and (b) establish the Weida WOFE. The structure, constitutional documentation, and characteristics of the HK Company and the Weida WOFE (including but not limited to the location of the WOFE) shall be such as to facilitate the purposes and intents of this Agreement and to satisfy the reasonable requirements of SCL.

5.    Board of Directors and Officers of the Weida EJV.    The Weida EJV Board of Directors shall have 5 directors, of whom the Existing Shareholders shall be entitled to appoint 2 and SCL shall be entitled to appoint 3. SCL shall be entitled to appoint the General Manager and the Chief Financial Officer; the Existing Shareholders shall be entitled to appoint the Chairman of the Board.

6.    Conditions Precedent.    The following matters are conditions precedent to the obligations of SCL under this Agreement:

        (1)   The Capital Increase Contract, JV Contract, Articles of Association and any and all other documents needed to satisfy all necessary authorities of the PRC, have been duly executed by Weida, the Existing Shareholders, and SCL and the evaluation report on Weida's assets required for the such increase of capital has been obtained pursuant to applicable PRC laws.

        (2)   The Business License for the Weida EJV has been issued (showing SCL's 25% equity ownership), and the Business License for the Weida WOFE has been issued.

        (3)   The HK Company and the WOFE have been lawfully established (and SCL has acquired 100% ownership of the HK Company), and the Business License for the WOFE has been issued.

        (4)   The requirements of the State Administration on Foreign Exchange have been satisfied.

        (5)   The necessary resolutions of the Board of Directors and the General Meeting of Weida, and the Board of Directors of SCL, duly approving the transactions contemplated by this Agreement have been obtained.

        (6)   The due diligence study by the financial advisors and legal counsels of SCL has been completed to the satisfaction of SCL, in its sole discretion.

        (7)   The Existing Shareholders have executed Employment Agreements acceptable to SCL Ventures, Ltd.

        (8)   The Weida EJV, the Weida WOFE, and all other necessary parties shall have executed and delivered the agreements and documentation described in paragraph 6 below.

7.    Agreements Between the Weida EJV and the WOFE.    The Existing Shareholders shall take all necessary actions and sign all necessary documents to assure that the Weida EJV and the Weida WOFE make and enter into the following agreements and such other documents as may be necessary or appropriate to effectuate the purposes and intents of this Agreement.

        A.    Service Agreement.    The Weida WOFE and the Weida EJV shall enter into a Service Agreement, under which the Weida EJV will hold the necessary licenses for its business; (ii) the Weida WOFE will provide to the Weida EJV a portion of the necessary services to operate the business; and (iii) the Weida WOFE will receive from the Weida EJV, as compensation for its service, those amounts which the Weida WOFE would have received if the Weida WOFE owned 26% equity ownership of the Weida EJV (i.e. the central intent of this Agreement).

        B.    Future Transfer Agreement.    The Weida WOFE and the Weida EJV shall enter into a Future Transfer Agreement, which shall provide that at any and all such times as PRC law permits foreign ownership of more than percent (25%) of the Weida EJV, then upon the requests (from time to time) of SCL, the Existing Shareholders shall (or cause their nominees to) take all necessary actions and sign all necessary documents to transfer additional ownership of the Weida EJV to SCL, up to the maximum then permitted by PRC law (up to a 51%). At such times as SCL makes such requests, then appropriate adjustments shall be made in the agreements between the Weida WOFE and the Weida EJV, to effectuate this Agreement and its central intent that SCL shall be entitled to fifty-one percent (51%) and the Existing Shareholders shall be entitled to forty-nine percent (49%) of the equity interest of the Weida EJV. It is the intent of the parties that the participation in net profits of the EJV by the WOFE and the current equity participation of SCL in the EJV be considered for all practical purposes to satisfy the 51% equity ownership to the extent permitted by law. The Future Transfer Agreement shall provide appropriate remedies for SCL in the event that the Existing Shareholders default in their obligation to transfer additional ownership of the Weida EJV to SCL.

8.    Representations, Warranties, and Covenants.

        A.    Weida and each of the Existing Shareholders represents, warrants, and covenants to SCL, that the following matters are entirely true and correct, and they shall indemnify and hold harmless SCL from and against any and all costs and liabilities arising out of any breach of the representations, warranties, and covenants:

          (1)    Due Organization of Weida.    Weida is duly organized and validly existing under the laws of the PRC, and has all necessary corporate power and authority to own its properties and assets and to carry on its business.

          (2)    Authorization.    The execution, delivery and performance of any document described herein by Weida has been or, where to be entered into at a later date, will be duly and validly authorized by the board of directors of Weida and by all other necessary action on the part of Weida. Any document to which Weida is a party constitutes or, where to be entered into at a later date, will constitute the legally valid and binding obligation of Weida.

          (3)    No Conflicts.    The execution, delivery and performance by Weida of any document or transaction contemplated by this Agreement will not (i) violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event) under the constitutional documents of Weida or any other documents or contracts, or (ii) violate any laws or regulations.

          (4)    Registered Capital and Shareholdings.    The Existing Shareholders are all of the shareholders of Weida, and they lawfully hold their respective interests in the registered capital of Weida, free from any encumbrance or any third-party interest whatsoever. All of the registered capital of Weida has been paid up, and none of the Existing Shareholders have ever taken back their contribution to the registered capital.

          (5)    Financial Statements.    All financial statements which have been or will be provided to SCL or auditors, including but not limited to the income statements and statements of cash flow, present fairly the results of operations and cash flow of Weida for the period covered, and the balance sheets present fairly the financial condition of Weida as of their date.

          (6)    Undisclosed Liabilities.    Weida has no outstanding liabilities, except Liabilities that are disclosed in the financial statements.

          (7)    Taxes.    Weida has filed or will file all required tax returns and has paid all taxes due for all periods ending prior to the date of this Agreement, or has made adequate provisions therefore in its books and records. To the knowledge of the Existing Shareholders, Weida has not been the subject of any examination or investigation by any tax authority.

          (8)    Contracts.    All contracts or documents to which Weida is a party, or to which Weida, or any of its properties is subject, or by which Weida is bound, has been provided to SCL. No breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default under any such contract or document has occurred.

          (9)    Real Property.    All of Weida's interests in any real property, including but not limited to all of its leasehold interests, and all encumbrances on Weida's interests in any real property, have been disclosed (and copies of all relevent documents provided) to SCL. No default or event of default on the part of Weida, or any event which with the giving of notice or passage of time or both, would constitute a default or event of default has occurred.

          (10)    Personal Property.    All personal property of Weida which is reflected in the financial statements provided to SCL or which has been acquired by Weida after the period of such financial statements is owned by Weida free and clear of any Encumbrances.

          (11)    All machinery, tools and equipment of Weida which are reflected in the financial statements provided to SCL or which has been acquired by Weida after the period of such financial statements are in a state of reasonable maintenance and repair (except for ordinary wear and tear) and are adequate for the conduct of Weida's business.

          (12)    No State Assets.    None of the assets of Weida constitute state-owned assets, and therefore, are not required by PRC laws to undergo any form of valuation prior to the consummation of the transactions contemplated in this Agreement.

          (13)    Intangible Property.    Except as disclosed to SCL in writing, Weida (a) has legally valid rights to and ownership of all intangible property required in connection with its business, and (b) does not use any intangible property by consent of any other person. None of the Existing Shareholders or Weida has received any notice to the effect (or is otherwise aware) that the intangible property or any use thereof by Weida conflicts with or infringes the rights of any other party.

          (14)    Licenses and Permits.    (a) Weida holds all permits necessary to operate its business as now conducted, and (b) all such permits are valid, in full force and effect, and will remain so upon consummation of the transactions contemplated by this Agreement. To the best knowledge of the Existing Shareholders, no action against any of such Permits is threatened.

          (15)    Legal Proceedings.    There is no legal or administrative action pending or threatened against or affecting Weida or any of its assets.

          (16)    Compliance with Laws.    Weida has conducted its business in accordance with all applicable laws and regulations.

          (17)    Dividends and Other Distributions.    There has been no dividend or other distribution of assets declared, issued, or paid to or for the benefit (whether direct or indirect) of any Existing Shareholder by Weida.

          (18)    Transactions with Existing Shareholders.    Except as previously disclosed in writing to SCL, except insofar as they hold an equity interest in Weida, none of the Existing Shareholders has any material interest in any property used in or pertaining to the business of Weida; no Existing Shareholder is indebted or otherwise obligated to Weida; and Weida is not indebted or otherwise obligated to any Existing Shareholder, except for amounts due under normal arrangements applicable to all employees generally as to salary or reimbursement of ordinary business expenses not unusual in amount or significance. The consummation of the transactions contemplated by this Agreement will not (upon the occurrence of any act or event, or with the lapse of time) result in any benefit or payment arising or becoming due from Weida to any Existing Shareholder.

          (19)    Receivables.    All receivables of Weida represent sales actually made in the ordinary course of business, and are current and fully collectible, net of any reserves or provisions shown on the financial statements.

          (20)    Further Statement.    The Existing Shareholders and Weida warrant that Weida, without consent of SCL, will not conduct any of the following activities after the execution of this Agreement: (a) any borrowing; (b) creating any encumbrance on its assets; (c) declaring or in any manner making distribution of profits or dividends; (d) increasing salary or welfare of its staff; (e) extending any loan or credit line; (f) making any capital undertaking; or (g) making repayment of indebtedness in advance.

          (21)    No financial or other information about Weida, or its present or anticipated business operations, which has been or will be provided to SCL or any auditors, is incomplete, inaccurate, or misleading in any material aspect

        A.    SCL represents, warrants, and covenants to Weida and the Existing Shareholders, that the following matters are entirely true and correct, and SCL shall indemnify and hold harmless Weida and the Existing Shareholders from and against any and all costs and liabilities arising out of any breach of the representations, warranties, and covenants:

          (1)    Due Organization of SCL.    SCL is duly organized and validly existing under the laws of Bermuda, and has all necessary corporate power and authority to own its properties and assets and to carry on its business.

          (2)    Authorization.    The execution, delivery and performance of any document described herein by SCL has been or, where to be entered into at a later date, will be duly and validly authorized by the board of directors of SCL and by all other necessary action on the part of SCL. Any document to which SCL is a party constitutes or, where to be entered into at a later date, will constitute the legally valid and binding obligation of SCL.

          (3)    No Conflicts.    The execution, delivery and performance by SCL of any document or transaction contemplated by this Agreement will not (i) violate, or constitute a breach or default (whether upon lapse of time and/or the occurrence of any act or event) under the constitutional documents of SCL or any other documents or contracts, or (ii) violate any laws or regulations.

        B.    In the event of a breach of the representations, warranties, and covenants contained in this paragraph 7 by Weida or the Existing Shareholders, and SCL is not promptly indemnified and made whole to its reasonable satisfaction, then in addition to the remedies provided by law or in any other documents, SCL shall be entitled to reduce the interests of the Existing Shareholders in their shares or percentage ownership of SCL.

9.    Termination.    This Agreement shall terminate upon the fulfillment by all Parties of their respective obligations under this Agreement, or: (a) at the option of the Existing Shareholders upon a material breach by SCL; or (b) at the option of SCL upon (i) a material breach by Weida or the Existing Shareholders, or (ii) upon notice by SCL to Weida that the due diligence is not satisfactory.

10.    Confidentiality.    The Parties shall treat this Agreement as strictly confidential.

11.    Costs.    The attorneys' fees and expenses associated with (a) the negotiation and preparation of this Agreement and the various documents mentioned herein, (b) the establishment of the Weida EJV, the HK Company and the Weida WOFE, and (c) the obtaining of the necessary governmental approvals, shall be paid by the Weida EJV.

12.    Miscellaneous.

        A.    No Party shall assign any of its/his/her rights or obligations under this Agreement.

        B.    This Agreement shall be governed by and construed under the laws of Hong Kong, except as otherwise specifically provided herein. Any dispute under this Agreement shall be resolved through arbitration pursuant to the ICC Arbitration Rules.

        C.    This Agreement may be executed in two or more counterparts.

        D.    Headings and titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        E.    This Agreement (including all the agreements described herein) constitutes the full and entire understanding and agreement among the Parties with regard to the subject matter hereof. It is specifically acknowledged that all previous agreements (including but not limited to the Master Transaction Agreement dated December 7, 2001) are superseded and void.

        F.     This Agreement may be amended only with the consent of all the Parties.

        G.    If any of the provisions of this Agreement are held to be unenforceable, such provision shall be excluded from this Agreement and the balance of the Agreement shall be enforceable.

        H.    This Agreement is written both in English and Chinese. The translation of the Chinese version from the English version shall be duly certified by a PRC qualified law firm. Both versions shall have the same effect in all respects.

        I.     This Agreement shall become effective upon the signing of both the English and the Chinese versions by all the Parties hereto.

        J.     If any party shall be prevented from exercising any right or option hereunder, or if any action to be taken hereunder shall be interrupted, due to epidemic, fire, act of God, including without limitation the SARS-related issues, wars, or any other cause beyond the parties control, whether of a similar or dissimilar nature, such prevention or interruption shall not be deemed a breach of this Agreement or a cause for forfeiture of the rights hereunder, and the time for exercise of any such right or option shall be extended for the time period exercise was prevented.

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

SCL Ventures Ltd.
By:	/s/ MITCH SEPANIAK
Weida Communications Technology Company Limited
By:	/s/ LI SHUN XING
/s/ LI SHUN XING Li Shun Xing
/s/ LI XIANG NING Li Xiang Ning
/s/ PANG DA QING Pang Da Qing
/s/ XIE LI Xie Li

SCL Ventures Ltd.
515 East Olas Boulevard
Suite 1350
Fort Lauderdale, FL 33301

April    , 2004

To:
Weida Communications Technology Company Limited
Li Shun Xing
Li Xiang Ning
Pang Da Qing
Xie Li

Re:
Letter Amendment to Master Agreement

Dear Sirs:

        Reference is made to the Master Agreement (the "Master Agreement") made and entered into as of April 29, 2003 by and among SCL Ventures Ltd. ("SCL"), Weida Communications Technology Company Limited ("Weida") and Li Shun Xing, Li Xiang Ning, Pang Da Qing and Xie Li (the "Existing Shareholders").

        It is our mutual understanding and agreement that, notwithstanding anything to the contrary contained in Section 1.A(2) of the Master Agreement, the issuance of common shares by SCL (or by Laser Recording Systems, a New Jersey corporation ("Laser"), the entity which is a party to a share exchange agreement with SCL) to the Existing Shareholders has always been and remains subject to Weida achieving certain future financial performance goals. Accordingly, Section 1.A(2) of the Master Agreement shall be amended by deleting such section in its entirety and substituting the following therefor:

  "(2)
  $110,000,000 in common shares of SCL (or Laser) to be issued to the Existing Shareholders over a four-year period upon, and only upon, Weida achieving certain future annualized financial performance goals, including gross revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA") for specified 12-month periods, to be mutually agreed upon by the parties once Weida's business plans have been finalized.

    All gross revenues and EBITDA shall be calculated in accordance with generally accepted accounting principles of the United States of America and based on the regularly prepared audited or reviewed financial statements of Weida.

    The issuance of any and all shares pursuant to this Agreement shall be in strict compliance with the applicable securities laws of the United States of America."

        All other terms and conditions of the Master Agreement shall remain in full force and effect, as amended hereby.

        This letter amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

        All capitalized terms used but not defined herein shall have the same meanings as ascribed thereto in the Master Agreement.

        Please acknowledge your agreement with the foregoing by signing and returning to the undersigned one copy of this letter.

Sincerely,
SCL Ventures Ltd.
By:

Agreed and Accepted
this            day of April, 2004

Weida Communications Technology Company Limited
By:
Li Shun Xing
Li Xiang Ning
Pang Da Qing
Xie Li

ANNEX E

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

LASER RECORDING SYSTEMS, INC.

        LASER RECORDING SYSTEMS, INC., a corporation organized and existing under the laws of the State of New Jersey, hereby certifies as follows:

          1.     The name of the corporation is Laser Recording Systems, Inc. (the "Corporation").

          2.     Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read as follows:

            "FIRST: The name of the corporation is: Weida Communications, Inc."

          3.     The amendment set forth in Paragraph 2 above (the "Amendment") was adopted by the holders of the Corporation's common stock on                        , 2004.

          4.     At the time of adoption of the Amendment, there was a total of 10,000,000 shares of common stock outstanding, all of which shares were entitled to vote on the Amendment.

          5.     The number of shares of common stock voted for and against the adoption of this Amendment is as follows:

Number of Shares Voting For Adoption	Number of Shares Voting Against Adoption
[ ]	[ ]

Accordingly the Amendment has been duly adopted.

LASER RECORDING SYSTEMS, INC.
	By:	Mitchell Sepaniak, President
ATTEST:
Joseph Zumwalt, Secretary

E-1

STATE OF NEW JERSEY	)
ss.:
COUNTY OF	)

BE IT REMEMBERED, that on this    day of                        , 2004, before me, a Notary Public of the State of New Jersey, personally appeared Joseph Zumwalt, the subscriber, who acknowledged under oath to my satisfaction that he is the Secretary of LASER RECORDING SYSTEMS, INC., the corporation named in the within instrument; that Mitchell Sepaniak is the President of the corporation; and that this instrument was signed and delivered by the corporation as its voluntary act duly authorized by a proper resolution of its Board of Directors; that the undersigned knows the proper seal and the undersigned signed this proof to attest to the truth of these facts.

Sworn and subscribed to before me this        day of                        , 2004.

Notary Public

E-2

LASER RECORDING SYSTEMS, INC.
BOARD OF DIRECTORS PROXY FOR SPECIAL MEETING
JUNE 10, 2004

        The undersigned hereby appoints CARL LANZISERA and CARRIE NIEMIERA, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in LASER RECORDING SYSTEMS, INC., a New Jersey corporation (the "Company"), at the Special Meeting of Shareholders scheduled to be held on June 10, 2004 and any adjournments thereof.

The Board of Directors recommends a vote "FOR" the following proposals:

1.	To ratify and approve the Share Exchange Agreement and the exchange:
	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	To amend the Company's certificate of incorporation to change its name to Weida Communications, Inc.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	To elect the following nominees as directors, as set forth in the proxy statement:
	Carl Lanzisera Mitchell Sepaniak	Tilmon H. Holloway
☐ FOR the nominee listed	☐ WITHHOLD authority to vote

  (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below.)

4.	To ratify the appointment by the Board of Directors of Deloitte Touche Tohmatsu as the Company's independent certified public accountants for the fiscal year ended June 30, 2004.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	Upon such other business as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on reverse side)

SEE REVERSE SIDE

LASER RECORDING SYSTEMS, INC.
BOARD OF DIRECTORS PROXY FOR SPECIAL MEETING
JUNE 10, 2004

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. SHAREHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEES BY WRITING THE NOMINEE(S) NAMES IN THE BLANK SPACE PROVIDED ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR, AND FOR EACH OF THE OTHER PROPOSALS AS SET FORTH ON THE REVERSE HEREOF.

Dated:	, 2004

[L.S.]

[L.S.]

(Note: Please sign exactly as your name appears hereon. Executors, administrators, trustees, etc. should so indicate when signing, giving full title as such. If signer is a corporation, execute in full corporate name by authorized officer. If shares are held in the name of two or more persons, all should sign.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE AND THE SPECIAL MEETING
SUMMARY INFORMATION
SELECTED PRO FORMA FINANCIAL INFORMATION
THE PARTIES TO THE EXCHANGE
BACKGROUND AND REASONS FOR THE EXCHANGE
RISK FACTORS ASSOCIATED WITH THE EXCHANGE
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
THE EXCHANGE AGREEMENT
APPRAISAL AND DISSENTERS' RIGHTS
FEDERAL INCOME TAX CONSEQUENCES
FEDERAL SECURITIES LAW CONSEQUENCES
OTHER PROPOSALS TO BE PRESENTED AT THE LASER SPECIAL MEETING
Proposal No. 2 Approval of a Change of Laser's Name to Weida Communications, Inc.
Proposal No. 3 Election of Directors to Serve Until the Next Annual Meeting of Shareholders
Proposal No. 4 Appointment of Deloitte Touche Tohmatsu as Our Auditors for the Fiscal Year Ending June 30, 2004
AUDITOR INFORMATION
FINANCIAL INFORMATION
REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
FORWARD-LOOKING STATEMENTS
SHAREHOLDER PROPOSALS
MISCELLANEOUS INFORMATION
SCL VENTURES, LTD. TABLE OF CONTENTS
  INDEPENDENT AUDITORS' REPORT
SCL VENTURES, LTD. BALANCE SHEET DECEMBER 31, 2003
SCL VENTURES, LTD. STATEMENT OF OPERATIONS FOR THE PERIOD FROM MAY 16, 2003 (DATE OF INCEPTION) TO DECEMBER 31, 2003
SCL VENTURES, LTD. STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY FOR THE PERIOD FROM MAY 16, 2003 (DATE OF INCEPTION) TO DECEMBER 31, 2003
SCL VENTURES, LTD. STATEMENT OF CASH FLOWS FOR THE PERIOD FROM MAY 16, 2003 (DATE OF INCEPTION) TO DECEMBER 31, 2003
SCL VENTURES, LTD. NOTES TO FINANCIAL STATEMENTS AS OF DECEMBER 31, 2003 AND FOR THE PERIOD FROM MAY 16, 2003 (DATE OF INCEPTION) TO DECEMBER 31, 2003
GUANGZHOU WEIDA COMMUNICATIONS TECHNOLOGY CO., LTD. CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 AND FOR THE PERIOD FROM APRIL 2, 2001 (DATE OF ESTABLISHMENT) TO DECEMBER 31, 2001 AND INDEPENDENT AUDITORS' REPORT
INDEPENDENT AUDITORS' REPORT
GUANGZHOU WEIDA COMMUNICATIONS TECHNOLOGY CO., LTD. CONSOLIDATED BALANCE SHEETS
GUANGZHOU WEIDA COMMUNICATIONS TECHNOLOGY CO., LTD. CONSOLIDATED STATEMENTS OF OPERATIONS
GUANGZHOU WEIDA COMMUNICATIONS TECHNOLOGY CO., LTD. CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (CAPITAL DEFICIENCY)
GUANGZHOU WEIDA COMMUNICATIONS TECHNOLOGY CO., LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS
GUANGZHOU WEIDA COMMUNICATIONS TECHNOLOGY CO., LTD. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 AND FOR THE PERIOD FROM APRIL 2, 2001 (DATE OF ESTABLISHMENT) TO DECEMBER 31, 2001
SHARE EXCHANGE AGREEMENT TABLE OF CONTENTS
SHARE EXCHANGE AGREEMENT
  SCL SIGNATURE PAGE TO EXCHANGE AGREEMENT DATED MAY 20, 2003
  LASER SIGNATURE PAGE TO EXCHANGE AGREEMENT DATED MAY 20, 2003
AMENDMENT TO SHARE EXCHANGE AGREEMENT
SECOND AMENDMENT TO SHARE EXCHANGE AGREEMENT
Part I
  Item 1. Business
  Item 2. Properties
  Item 3. Legal Proceedings
  Item 4. Submission of Matters to a Vote of Security Holders
Part II
  Item 5. Market for Registrant's Common Equity and Related Stockholder Matters and Issuer Purchases of Equity Securities
  Item 6. Selected Financial Data.
  Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations
  Item 7A. Qutative and Qualitative Disclosures About Market Risk
  Item 8. Financial Statements and Supplementary Data.
INDEPENDENT AUDITOR'S REPORT
LASER RECORDING SYSTEMS, INC. BALANCE SHEET January 31,
LASER RECORDING SYSTEMS, INC. STATEMENT OF REVENUES, EXPENSES AND RETAINED EARNINGS For the Year Ended January 31,
LASER RECORDING SYSTEMS, INC. STATEMENT OF CASH FLOWS For the Year Ended January 31,
LASER RECORDING SYSTEMS, INC. ANALYSIS OF STOCKHOLDERS' EQUITY January 31,
LASER RECORDING SYSTEMS, INC. NOTES TO FINANCIAL STATEMENTS January 31, 2003 AND 2002
  Item 9. Changes in and Disagreements With Accounts on Accounting and Financial Disclosure
  Item 9A. Disclosure Controls and Procedures.
PART III
  Item 10. Directors and Executive Officers of the Registrant
  Item 11. Executive Compensation
  Item 12. Security Ownership of Certain Beneficial Owners and Management
  Item 13. Certain Relationships and Related Transactions
  Item 14. Principal Accountant Fees and Services.
  Item 15. Exhibits, Financial Statement Schedules, and Reports on Form 8K
SIGNATURES
APPRAISAL AND DISSENTERS' RIGHTS
MASTER AGREEMENT
SCL Ventures Ltd. 515 East Olas Boulevard Suite 1350 Fort Lauderdale, FL 33301
CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF LASER RECORDING SYSTEMS, INC.